UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

AAR CORP.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

AAR®
Doing It Right®

On course

2023 Proxy Statement

Doing It Right®
Our Vision:

Be the most respected global independent provider of aviation parts and repair services

Create value for customers through differentiated capabilities and offerings, resulting in a sustainable, unique competitive advantage

ESG commitments statement

In July 2023, our Board of Directors (“Board”) adopted commitments in each of our environmental, social and governance (“ESG”) focus areas. See “Environmental, social and governance focus – ESG commitments statement” at the end of “Proxy statement summary” for details. Along with our guiding principle of Doing It Right®, our ESG commitments help inform AAR’s decision-making as we navigate an ever-changing world. We are committed to analyzing and better understanding how AAR impacts our local and global communities, the environment, and our industry so that we may reduce potential risk, promote resiliency, and drive value for all stakeholders. Our ESG commitments are embedded in our strategy, which is overseen by our Board, and our assessment of risk through our enterprise risk management program, which is overseen by our Audit Committee. At the management level, a cross-functional team oversees the implementation of our ESG commitments.

ESG focus areas

Environment Protecting the planet	Social Empowering people		Governance Governing with integrity

●Energy ●Materials ●Waste ●Greenhouse gas emissions	●Aviation safety ●Employee engagement ●Diversity and inclusion ●Employee health, safety, and well-being	●Nondiscrimination ●Training and education ●Local communities ●Occupational health and safety	●Information security ●Ethics and compliance ●Anti-corruption ●Risk identification / mitigation

Fiscal 2023 highlights in ESG

●	Named to Newsweek’s America’s Greatest Workplaces 2023
●	Named to Newsweek’s America’s Greatest Workplaces for Diversity 2023
●	Received recognition from FAA for Corporate Safety Management System program
●	Awarded first Captains of Industry contract by U.S. DoD’s Defense Logistics Agency focused on distribution of sustainment services
●	Named to Bloomberg Government’s BGOV 200 list of top federal contractors
●	Received additional Military Friendly® awards, including as employer, spouse employer, top 10 brand and top 10 supplier diversity program
●	Announced additional AAR Fellowship Programs to build aviation maintenance talent pipeline
●	Published second ESG report

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our ESG goals, commitments, and strategies, and our executive compensation program. These statements involve risks and uncertainties. Actual results could differ materially from any future results expressed or implied by the forward-looking statements for various reasons, including due to the risks, uncertainties, and other important factors that are discussed in our Annual Report on Form 10-K for the fiscal year ended May 31, 2023 and subsequent filings. We assume no obligation to update any forward-looking statements or information, which speak as of the date of this proxy statement.

AAR CORP. 1100 North Wood Dale Road Wood Dale, Illinois 60191 August 8, 2023

Dear fellow stockholders:

AAR began Fiscal 2023 strongly positioned to reach new heights, and I am pleased to share that we have delivered on our goals. We established new partnerships, expanded our service offerings, and continued to invest in our world-class quality and safety processes to best serve our customers across 100+ countries.

The global recovery in air travel drove increased demand for our services, enabling us to achieve strong results across our portfolio, particularly in used serviceable material, new parts distribution, and airframe maintenance. Our actions to reduce costs and improve operating efficiency were reflected in our adjusted operating margin improvement over nine consecutive quarters and led to record adjusted diluted earnings per share from continuing operations for the fiscal year.

We broadened many areas of our business, including significantly growing our parts business as customers turned to used serviceable material given ongoing supply chain challenges. We also further expanded our aftermarket product distribution services through several contract wins and the growth of our relationship with Unison Industries, becoming their exclusive global distributor for multiple product offerings.

AAR’s leaders, officers, and directors share a strong commitment to Doing It Right® and are supported by what we believe is the best team in aviation. When I became the Chairman of the Board earlier this year, the Company’s third, I was humbled and honored to succeed my longtime mentor David Storch. I am grateful for the opportunity to lead this Company on its next phase of growth and build on the foundation that David established.

With that, I am pleased to invite you to AAR’s 2023 annual meeting of stockholders, which will be a virtual meeting of the stockholders. The annual meeting will be held on Tuesday, September 19, 2023, at 9:00 a.m., Central Time and you will be able to attend the annual meeting online, vote your shares electronically, and submit your questions during the annual meeting by visiting www.virtualshareholdermeeting.com/AIR2023 and entering your control number. You will not be able to attend the annual meeting in person.

I encourage you to read our 2023 proxy statement, our annual report, and our other proxy materials. Please see Appendix B for reconciliations of non-GAAP financial measures. Whether or not you plan to attend the annual meeting of stockholders, your vote is important. Please follow the voting instructions to ensure that your shares are represented and voted at the meeting.

We are grateful to our employees for their hard work and commitment, and to you, our stockholders, for choosing to invest in AAR.

Sincerely,

John M. Holmes
Chairman, President and Chief Executive Officer

2023 Proxy Statement	1

Notice of 2023 annual meeting of stockholders

To our stockholders:

We are pleased to invite you to attend our 2023 annual meeting of stockholders. Please read the information in this notice and proxy statement to learn more about AAR and the matters to be voted on at the annual meeting.	Date and time Tuesday, September 19, 2023 9:00 a.m. Central Time	Place www.virtualshareholder meeting.com/AIR2023	Record date You may vote your shares at the annual meeting if you were a stockholder on Thursday, July 27, 2023.

Items of business

You will be asked at our annual meeting to:

Items of business		Board recommendation	Page
1	Elect four directors included in our annual proxy statement	FOR each director nominee	13
2	Vote on an advisory proposal to approve our Fiscal 2023 executive compensation	FOR	36
3	Vote on an advisory proposal to approve the frequency for future advisory proposals to approve our executive compensation	“1 year“	78
4	Approve an amendment to our stock plan	FOR	79
5	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for Fiscal 2024	FOR	85

Stockholders will transact any other business that may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

Voting

Your vote is important. We encourage you to vote your shares as soon as possible. You may vote by proxy over the Internet, by telephone, or by completing and returning the enclosed proxy card in the postage-paid envelope provided. If you are a “street name” stockholder (meaning that your shares are registered in the name of your bank or broker), you will receive instructions from your bank, broker or other nominee describing how to vote your shares. We also welcome you to attend the virtual meeting and vote online.

www.proxyvote.com	www.virtualshareholdermeeting.com/AIR2023	1-800-690-6903	Complete and return the proxy card or voting information card

Please see Appendix A for important information about voting your shares at our 2023 annual meeting.

By Order of the Board,

Jessica A. Garascia
Senior Vice President, General Counsel, Chief Administrative Officer and Secretary

August 8, 2023

2

Important notice regarding the availability of the proxy materials for our annual meeting of stockholders to be held on Tuesday, September 19, 2023:
The notice and proxy statement, our proxy card, our 2023 Annual Report to Stockholders and our Annual Report on Form 10-K for the fiscal year ended May 31, 2023, are available free of charge at www.proxyvote.com. Proxy materials or a Notice of Internet Availability of Proxy Materials are first being made available, released, or mailed to shareholders on August 8, 2023.

2023 Proxy Statement	3

Proxy statement summary

This summary highlights selected information contained in this proxy statement. Please read the entire proxy statement carefully before voting your shares. We are providing the enclosed proxy materials to you in connection with the solicitation by the Board of proxies to be voted at the annual meeting of stockholders to be held on September 19, 2023. We began providing these proxy materials to our stockholders on August 8, 2023.

Proposals to be voted on at the annual meeting

Proposal 1	Election of four directors named in this proxy statement

FOR each director nominee	► See (pages 13-35)

John W. Dietrich Independent Director	Robert F. Leduc Independent Director	Duncan J. McNabb Independent Director	Peter Pace Independent Director
Executive Vice President and Chief Financial Officer, FedEx Corp., a global provider of transportation, e-commerce and business services, since August 2023. Previously he served as President and Chief Executive Officer of Atlas Air Worldwide Holdings, Inc. from January 2020 until June 2023. He also served on the Atlas Air board during that time. Prior to 2020, he served in a number of other leadership positions since joining Atlas Air in 1999.	Retired President of Pratt & Whitney, an aerospace manufacturer and a subsidiary of United Technologies Corporation, where he served from 2016 until his retirement in early 2020. President of Sikorsky Aircraft, a helicopter manufacturer, from 2015 to 2016. Previously, he served in leadership positions at Hamilton Sundstrand and UTC Aerospace Systems. He also serves as an advisor to Advent International.	Co-Founder and Managing Partner of Ares Mobility Solutions Inc., a privately-held logistics business, since 2011; General, U.S. Air Force (Retired) after 37 years of active commissioned service. Former Commander, U.S. Air Mobility Command, 33rd Vice Chief of Staff of the U.S. Air Force and Former Commander of US TRANSCOM.	General, U.S. Marine Corps (Retired). From 2005 to 2007, Chairman of the Joint Chiefs of Staff, the most senior position in the United States Armed Forces.

Proposal 2	Advisory proposal to approve our Fiscal 2023 executive compensation

FOR	► See (pages 36-77)

Proposal 3	Advisory proposal to approve the frequency for future advisory proposals to approve our executive compensation

“1 year”	► See (page 78)

Proposal 4	Approval of an amendment to our stock plan

FOR	► See (pages 79-84)

Proposal 5	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for Fiscal 2024

FOR	► See (pages 85-86)

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Proxy statement summary

AAR – Who we are and what we do

AAR is a global aerospace and defense aftermarket solutions company that operates in over 60 sites around the world. Headquartered in the Chicago area, AAR supports commercial and government customers across 100+ countries.

Business overview

Parts Supply	Repair & Engineering	Integrated Solutions	Expeditionary Services
●Used serviceable material (USM) ●New parts distribution ●Online PAARTSSM Store ●24/7 global aircraft on-ground (AOG) service	●Airframe MRO ●Component Repair & Landing Gear Overhaul ●Engineering ●Development of proprietary Parts Manufacturer Approval (PMA) parts
●Government aircraft maintenance, logistics, and operations support programs
●Commercial flight-hour-based aircraft component support
●Consumable and expendable parts programs
●Trax ERP software for aircraft MRO

Mobility Systems: Rapid deployment sustainment solutions for government applications
●Pallets for use in military transport aircraft
●Containers for customized air-mobile shipping and storage of equipment
●Shelter systems for military operations

Connected businesses model

Integrated Solutions ●Programmatic parts and repair solutions ●Fuels Parts Supply activities ●Funds component repair capability development ●Government USM customer relationships
Parts Supply:
USM & Distribution
●Sourcing to supply Repair & Engineering and Integrated Solutions
●Data for use in repair capability development
●Sales channels supported by maintenance relationships
Repair & Engineering
●Strategic relationships with blue chip airlines that support parts volumes
●Repair knowledge and data collection
●PMA parts development for internal and external consumption

Customers (percentage of Fiscal 2023 sales)

2023 Proxy Statement	5

Proxy statement summary

Key business achievements in Fiscal 2023

Continued execution and expansion in commercial and government markets

●	Our sales to commercial customers in Fiscal 2023 increased by $245.0 million, or 22.6%, over the prior year reflecting continued recovery in commercial passenger air traffic from the impact of the pandemic as well as growth from recently awarded new parts distribution contracts.
●	We were successful in winning new long-term agreements in both our commercial and government markets.
●	We were awarded a significant expansion of our exclusive agreement with Unison Industries which broadens our distribution of select Unison ignitor plugs, ignition leads, harnesses, and related spare parts.
●	We also extended our distribution relationship with Leach International Corp. to supply electromechanical and solid-state switch gears to the electronics end-market.
●	In our commercial programs activities, we were awarded a multi-year, flight-hour component support contract with flydubai for their growing Boeing 737 MAX fleet.
●	In our government market, we were awarded a firm-fixed price contract from the U.S. Air Force to produce Next Generation All Aluminum Cargo Pallets with a total contract value, including option periods, of $173.5 million. We were also awarded a contract from the Norwegian Defence Logistics Organisation to provide commercial common parts for the Royal Norwegian Air Force P-8A fleet.

Acquired leading provider of airframe MRO and fleet management software to drive growth

●	In March 2023, we acquired Trax USA Corp. (“Trax”), a leading independent provider of aircraft MRO and fleet management software incorporated in 1999. Trax offers critical software applications to a diverse global customer base of airlines and MROs supporting approximately 5,000 aircraft.
●	Trax’s comprehensive solutions support the entire spectrum of maintenance activities and create the system of record required by airlines and MROs.
●	The Trax acquisition adds established, higher-margin aviation aftermarket software offerings with recurring revenue to our portfolio and provides opportunities to cross-sell products and services.

Financial highlights

AAR had strong financial performance for Fiscal 2023 as the commercial aviation industry continued its recovery from the COVID-19 pandemic. Consolidated sales were $2.0 billion, diluted earnings per share from continuing operations were $2.52 (an increase of 17% over Fiscal 2022) and adjusted diluted earnings per share from continuing operations, a non-GAAP financial measure, were $2.86 (an increase of 20% from Fiscal 2022). Further, AAR drove significant cash generation in Fiscal 2023, which enabled it to make investments to drive growth, return capital to stockholders, and maintain an exceptionally strong balance sheet.

For a definition of adjusted diluted earnings per share from continuing operations and a reconciliation of this measure to the closest comparable GAAP financial measure, see Appendix B.

Selected financial information

(dollars in millions except per share data) For the fiscal year ended May 31	2023 ($)	2022 ($)	2021 ($)
Sales	1,990.5	1,820.0	1,652.3
Operating income	133.9	106.9	85.2
Diluted earnings per share from continuing operations	2.52	2.16	1.30
Cash provided from operations – continuing operations	23.8	89.8	108.5

As of May 31
Working capital	746.4	659.0	600.2
Total assets	1,833.1	1,573.9	1,539.7
Total debt	272.0	100.0	135.2
Equity	1,099.1	1,034.5	974.4

6

Proxy statement summary

Key financial achievements

Sales	Adjusted diluted EPS from continuing operations*

*	See prior page for diluted EPS from continuing operations (GAAP) and Appendix B for a reconciliation of adjusted diluted EPS from continuing operations (non-GAAP) to the GAAP measure.

Stockholder engagement

We recognize and value the importance of engaging with our stockholders and other key constituents in an open and constructive manner.

Why we engage

The purposes of our stockholder engagement program are to promote communication, increase transparency and most importantly, better understand and address the perspectives of our stockholders. We believe that opportunities to receive and consider stockholder feedback enhance our corporate governance, strategic vision, and executive compensation practices, which in turn contributes to the long-term value of the Company.

Stockholder outreach

In Fiscal 2023, we continued our longstanding practice to regularly engage with stockholders on a host of topics including company strategy and performance, corporate governance, sustainability, and other topics. Members of our senior management team participated from time to time in numerous stockholder meetings and virtual or in-person investor conferences. These interactions allow investors the opportunity to meet, ask questions of, and provide advice to, our key executives. Our independent Lead Director attends these meetings when requested by stockholders.

In connection with the say-on-pay proposal for Fiscal 2022, the Human Capital and Compensation Committee led extensive stockholder outreach and engagement efforts, together with a thorough evaluation of our executive compensation program. In 2022, the principal focus of our outreach was to discuss the grant of one-time awards to our CEO, which received negative attention from proxy advisors in advance of our 2022 say-on-pay vote. In 2023, the principal focus of the outreach was to understand the factors that impacted our 2022 say-on-pay vote, which ultimately did not receive majority support from our stockholders. These discussions were led by the Chair of our Human Capital and Compensation Committee and included our CFO, General Counsel and Chief Human Resources Officer.

2023 Proxy Statement	7

Proxy statement summary

EXECUTIVE SUMMARY:
Through 2022-2023, we contacted stockholders representing over 85% of our outstanding shares of common stock, and held 17 meetings about our executive compensation program with stockholders representing over 55% of our outstanding shares of common stock.
Our Human Capital and Compensation Committee:
●listened to stockholder concerns;
●considered changes to address the identified concerns;
●reached out once more to stockholders to discuss potential changes; and
●adopted the changes to our executive compensation program for Fiscal 2024 as described in this proxy statement.

See “Stockholder engagement” and “Response to stockholder feedback” in the “Compensation discussion and analysis” (“CD&A”) section for details on how we engaged with stockholders, what we heard from them and how we responded to their feedback related to executive compensation. The feedback received from our stockholder outreach efforts was shared with and considered by our Board. Our engagement has generated valuable input that helps inform our decisions and strategy regarding executive compensation.

We also engaged directly with and carefully considered the viewpoints of the proxy advisory firms that represent the interests of various stockholders. In calendar year 2023, we engaged with Institutional Shareholder Services Inc. (“ISS”) and Glass, Lewis & Co. (“Glass Lewis”) regarding our executive compensation practices. These engagements further informed the actions that our Board and Human Capital and Compensation Committee are taking to enhance our executive compensation program as further described in the “Response to stockholder feedback” section of the CD&A.

Executive compensation highlights

Pay-for-performance and stockholder alignment

●	Annual cash bonuses are linked to two key performance metrics critical to the success of our business strategy: adjusted diluted earnings per share from continuing operations (60%) and adjusted net working capital turns (20%). In addition, certain strategic objectives (20%) are included in the annual cash bonus program for Fiscal 2023 to align management interests with priorities that are important to the Company.
●	The Fiscal 2023 long-term incentive program is 100% equity based, consisting of performance-based restricted stock (50%), stock options (25%) and time-based restricted stock (25%).
●	Performance-based restricted stock for Fiscal 2023 is linked to three key performance metrics: adjusted income from continuing operations (70%), return on invested capital (20%) and relative total stockholder return (10%).
●	AAR targets total pay opportunities for its executive officers, individually and as a group, within a competitive range around the median of the market.
●	AAR’s compensation mix – cash versus equity, fixed versus variable, and annual versus longer-term – is consistent with competitive best practices.

Cash bonuses under the Fiscal 2023 short-term incentive plan

Strategic goal	Compensation measure
Drive profitability and deliver value to stockholders	60%	Adjusted diluted earnings per share from continuing operations
Make efficient use of stockholder capital in support of Company sales	20%	Adjusted net working capital turns
Align management’s interests with priorities that are important to the Company	20%	Strategic objectives

8

Proxy statement summary

Performance shares under the Fiscal 2023 long-term incentive plan

Strategic goal	Compensation measure
Increase profitability and deliver value to stockholders	70%	Adjusted income from continuing operations
Enhance efficiency in allocating capital to generate higher returns	20%	Average return on invested capital
Outperform peer group* companies in generating stockholder value	10%	Relative total stockholder return
*	Companies include a custom peer group of companies in commercial aviation-linked lines of business.

Fiscal 2023 compensation of our Chief Executive Officer, John M. Holmes

Fiscal 2023 compensation of other named executive officers as a group

Executive compensation program enhancements

We continue to be committed to pay-for-performance. We believe the outcomes of our 2019 through 2021 say-on-pay votes (at least 97% support each year) demonstrated strong stockholder support for our executive compensation program. In response to feedback from stockholders following our 2022 say-on-pay vote, our Human Capital and Compensation Committee made enhancements to our executive compensation program for the fiscal year ending May 31, 2024 (“Fiscal 2024”). See the “Letter from our human capital and compensation committee” and “Compensation discussion and analysis” for further information.

We will continue to consider investor feedback relating to our executive compensation program.

Executive compensation practices

What We Do	What We Do Not Do

  Annual say-on-pay stockholder vote
  Emphasis on performance-based or at-risk compensation
  Multi-year vesting periods for stock awards
  Limited perquisites
  “Double trigger” change-in-control provisions in executive agreements
  Meaningful stock ownership and retention guidelines for directors and executive officers
  Prohibition on short sales, pledging and hedging transactions
  Claw-backs of incentive compensation in the event of certain financial restatements
  Annual assessment of incentive compensation plans
No tax gross-ups No repricing of stock options No dividends or dividend equivalents paid on stock or stock unit awards unless vesting conditions are met

Note about links to websites
Links to websites included in this proxy statement are provided solely for convenience purposes. Content on the websites, including content on our website, is not, and shall not be deemed to be, part of this proxy statement or incorporated herein or into any of our other filings with the Securities and Exchange Commission.

2023 Proxy Statement	9

Proxy statement summary

Corporate governance highlights

Our goal is to ensure that our corporate governance practices reflect best practices tailored, as necessary, to our culture, strategy and performance.

Corporate governance practices

10	9	65.6	8.7 years
directors	independent directors	Average age of directors	Average tenure of directors
Independent Lead Director
Majority voting in uncontested director elections
Stock ownership and retention guidelines
Annual stock grant to non-employee directors
Executive sessions of independent directors
Independent compensation consultant
Annual Board and Board Committee self-evaluations
Director orientation and continuing education programs
All directors on the Audit Committee are “audit committee financial experts”
Three of our ten directors are female or racially/ethnically diverse

Code of business ethics and conduct
Ethics hotline policy
Related person transaction policy
Disclosure committee for financial reporting
Annual stockholder approval of executive compensation
Stockholder engagement program
Independent Board Committees
Enterprise risk management program
Active board refreshment processes

10

Proxy statement summary

Environmental, social and governance focus

Our ESG commitments statement

In July 2023, our Board adopted a commitments statement reflecting AAR’s objectives in each of our ESG focus areas. Along with our guiding principle of Doing It Right®, our ESG commitments help inform AAR’s decision-making as we navigate an ever-changing world. We are committed to analyzing and better understanding how AAR impacts our local and global communities, the environment, and our industry so that we may reduce potential risk, promote resiliency, and drive value for all stakeholders. Our commitments include:

●	Environmental: We are committed to carefully monitoring environmental impacts and instituting safeguards for preserving the natural environment, reducing climate-related risks, and creating opportunities for the prevention, reduction, and recycling of waste and other materials used in our business processes, wherever possible. Key impact areas include energy, materials, waste, and greenhouse gas emissions.
●	Social: We are committed to managing our relationships with all stakeholders, including our employees, customers, supply chain partners, and communities, in an inclusive, fair, and respectful manner. Key impact areas include aviation safety, employment, employee health, safety, and well-being, diversity and inclusion, nondiscrimination, training & education, occupational health & safety, and local communities.
●	Governance: We are committed to establishing, implementing, and maintaining an effective governance structure that is agile and responsive to business needs and evolving best practices, and sets high ethical standards. Key impact areas include information security, risk identification / mitigation, anti-corruption, and ethics and compliance.

Our ESG governance framework

Our focus on ESG matters is embedded in our strategy, which is overseen by the Board.

The Board’s standing committees oversee our ESG focus areas based on the delegated subject matter:

●	The Aviation Safety and Training Committee oversees all aspects of aviation safety, including our culture of safety compliance;
●	The Nominating and Governance Committee oversees our governance policies and practices, reviews various components of our ESG framework, including our ESG oversight structure, overall ESG strategy and material disclosures regarding the oversight process and our ESG initiatives;
●	The Human Capital and Compensation Committee oversees our activities with respect to our human capital function, including succession planning and talent development as well as the oversight of ESG goals, if any, in our compensation plans; and
●	The Audit Committee receives reports related to our ethics hotline, oversees AAR’s cybersecurity planning and protection efforts, oversees the internal and external review of quantitative environmental data and related disclosures included in our ESG report or any interim reports, and oversees our enterprise risk management process, including environmental (such as climate) risks.

At the management level, a cross-functional team of senior leaders represents legal, communications, human resources, and environmental, health and safety and receives input and guidance from senior business leaders. Together, this group assesses risks and opportunities related to our ESG focus areas, monitors and implements our ESG strategies, tracks our progress and guides our reporting to stakeholders.

2023 Proxy Statement	11

Proxy statement summary

Our ESG focus areas

Our ESG focus areas are long-standing AAR priorities that align with our business and our values and are also areas where we believe that we have the greatest opportunity to make a meaningful impact.

Environment Protecting the planet	Social Empowering people	Governance Governing with integrity
●Energy ●Materials ●Waste ●Greenhouse gas emissions	●Aviation safety ●Employee engagement ●Diversity and inclusion ●Employee health, safety, and well-being ●Nondiscrimination ●Training and education ●Local communities ●Occupational health and safety	●Information security ●Ethics and compliance ●Anti-corruption ●Risk identification / mitigation

Public diversity statement

As reflected in our values, we have a long-standing commitment to embracing diversity and fostering a culture of inclusion. Below is our public diversity statement:

Just as unique parts are essential to an aircraft’s ability to fly, unique talent is essential to AAR’s ability to succeed. Our strength is rooted in our commitment to diversity, equity and inclusion. We create opportunity through new thoughts and ideas to embrace an ever-changing world. These values empower our people to be a team of producers, innovators and world class leaders, who are “Doing It Right” to better connect the world.

This statement was developed by a group of employees selected from throughout the business, reflecting the varied perspectives, experiences and priorities of our workforce.

12

Proposal 1 Election of directors

Proposal 1	Election of four directors named in this proxy statement

Board recommendation
Our Board unanimously recommends that you vote FOR each director nominee.

Proposal summary

We are asking you to elect four directors named in this proxy statement at this annual meeting. The director nominees are: John W. Dietrich, Robert F. Leduc, Duncan J. McNabb and Peter Pace.

Each director nominee is currently serving as a director of the Company. All of the director nominees have been determined by the Board to be “independent” within the meaning of the rules of the New York Stock Exchange (“NYSE”) and the SEC.

Director skills & qualifications

The Nominating and Governance Committee believes that the Board is currently well-balanced and able to address our Company’s needs. As evidenced by the biographical information provided below, our directors have significant experience in chief executive or other senior level operating, financial and international management positions.

Four of our existing directors currently serve as a director of other public companies, which provides them with diverse experiences that can enhance their contribution to our Board.

2023 Proxy Statement	13

Proposal 1 Election of directors

Set forth below is information regarding the nominees for election as directors and information regarding the directors in each class continuing in office after the annual meeting. Also discussed below are specific experience, qualifications, attributes and skills of our directors considered by the Nominating and Governance Committee as part of its review of our Board’s membership and in connection with its nomination of the candidates for election to the Board at the annual meeting.

	Anthony K. Anderson	Michael R. Boyce	John W. Dietrich	John M. Holmes	Robert F. Leduc	Ellen M. Lord	Duncan J. McNabb	Peter Pace	Jennifer L. Vogel	Marc J. Walfish
CEO experience
Finance
Accounting
Commercial aerospace
Military aerospace
Services
International business
Sales & marketing
Supply chain & logistics
Operating
M&A
Manufacturing
Government contracting
Information technology / cyber / innovation
Human resources
Risk management
Corporate governance
Safety
Racial diversity
Gender diversity

14

Proposal 1 Election of directors

Information about our director nominees and our
continuing directors

Information about our director nominees and our continuing directors whose terms expire in future years is set forth below.

Our director nominees

Class III Directors whose terms expire at the 2023 annual meeting:

Age: 58 Director since: 2023 Other public company directorships: ●None Other public company directorships held in the past five years: ●Atlas Air Worldwide Holdings, Inc.
John W. Dietrich     Independent Director
Skills and qualifications
CEO experience, Finance, Accounting, Commercial aerospace, Military aerospace, Services, International business, Sales & marketing, Supply chain & logistics, Operating, M&A, Human resources, Risk management, Corporate governance, Government contracting, Safety
Career highlights
Executive Vice President and Chief Financial Officer, FedEx Corp., a global provider of transportation, e-commerce and business services, since August 2023. He previously served as President and Chief Executive Officer, Atlas Air Worldwide Holdings, Inc., a leading global provider of outsourced aircraft and aviation operating services, where he served from January 2020 until June 2023. He also served on the board of Atlas Air during that time. Prior to January 2020, he served in a number of executive leadership positions at Atlas Air, including President and Chief Operating Officer from July 2019 and Executive Vice President and Chief Operating Officer from September 2006. He previously held several senior leadership roles in legal, human resources and communications since joining Atlas Air in 1999. He also served as a litigation attorney at United Airlines prior to joining Atlas Air.
Director qualifications
The Board concluded that Mr. Dietrich should serve as a director of the Company based on his experience in the aviation industry, including as President and CEO of a public company, his knowledge of commercial and government aircraft services, and his expertise in operations, supply chain, human resources and risk management.

Age: 67 Director since: July 2020 Other public company directorships held in the past five years: ●JetBlue Airways Corporation ●Howmet Aerospace, Inc.
Robert F. Leduc     Independent Director
Skills and qualifications
CEO experience, Finance, Commercial aerospace, Military aerospace, Services, International business, Sales & marketing, Supply chain & logistics, Operating, M&A, Manufacturing, Human resources, Risk management, Corporate governance, Government contracting, Safety
Career highlights
President of Pratt & Whitney, an aerospace manufacturer and a subsidiary of United Technologies Corporation, from 2016 until his retirement early 2020. President of Sikorsky Aircraft, a helicopter manufacturer, from 2015 to 2016. Previously, served in leadership positions at Hamilton Sundstrand and UTC Aerospace Systems. He also serves as an advisor to Advent International.
Director qualifications
The Board concluded that Mr. Leduc should serve as a director of the Company based on his extensive experience in the aviation sector, his operational expertise managing through various down cycles, and his significant experience in enhancing brands and managing talent, in addition to his experience serving on other public company boards.

2023 Proxy Statement	15

Proposal 1 Election of directors

Age: 71 Director since: 2017 Other public company directorship: ●None Other public company directorships held in the past five years: ●Atlas Air Worldwide Holdings, Inc.
Duncan J. McNabb     Independent Director
Skills and qualifications
Commercial aerospace, Military aerospace, Services, Supply chain & logistics, Operating, Government contracting, Risk management, Corporate governance, Safety
Career highlights
Since 2011, Co-Founder and Managing Partner of Ares Mobility Solutions Inc., a privately-held logistics business; General, U.S. Air Force (Retired) after 37 years of active commissioned service. Former Commander, U.S. Air Mobility Command, 33rd Vice Chief of Staff of the U.S. Air Force and Former Commander of US TRANSCOM.
Director qualifications
The Board concluded that General McNabb should serve as a director of the Company based on his government resourcing and government affairs expertise, his strategic planning, operations and leadership skills and his 37-year record of service with the United States Air Force, including his service as Commander of the United States Transportation Command (the single manager for global air, land and sea transportation for the Department of Defense).

Age: 77 Director since: 2011 Other public company directorship: ●None Other public company directorships held in the past five years: ●Qualys, Inc. ●Rigetti Computing, Inc.
Peter Pace     Independent Director
Skills and qualifications
Commercial aerospace, Military aerospace, Services, Supply chain & logistics, Operating, Government contracting, Information technology / cyber / innovation, Human resources, Risk management, Corporate governance, Safety
Career highlights
General, U.S. Marine Corps (Retired). From 2005 to 2007, Chairman of the Joint Chiefs of Staff, the most senior position in the United States Armed Forces.
Director qualifications
The Board concluded that General Pace should serve as a director of the Company based on his leadership and management skills and experience from over 40 years of service with the United States Marine Corps, culminating in his appointment as the 16th Chairman of the Joint Chiefs of Staff (where he served from 2005 to 2007 as the principal military advisor to the President, the Secretary of Defense, the National Security Council and the Homeland Security Council), his understanding of the government and defense markets, his cybersecurity expertise and his current and prior service as a director of other public companies.

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Proposal 1 Election of directors

Class I Directors whose terms expire at the 2024 annual meeting:

Age: 67
Director since: 2012
Other public company directorships:
●Avery Dennison Corp.
●Exelon Corp.
●Marsh & McLennan Companies
Other public company directorships held in the past five years:
●First American Financial Corporation

Anthony K. Anderson     Independent Director
Skills and qualifications
CEO experience, Finance, Accounting, Services, Sales & marketing, Operating, M&A, Risk management, Corporate governance
Career highlights
Since April 2012, an independent business consultant. From 2006 to April 2012, Vice Chair and Managing Partner of Midwest Area at Ernst & Young LLP, a global accounting and consulting firm. Prior thereto, Mr. Anderson served in various management positions during a 35-year career with Ernst & Young LLP.
Director qualifications
The Board concluded that Mr. Anderson should serve as a director of the Company based on his 35 years working with a global accounting and consulting firm, his accounting and financial knowledge, his leadership in developing talent management programs, his service as a director of other public companies, and his professional, civic and charitable service, including as a director of private companies and numerous not-for-profit organizations. The Board also values his risk management experience and his knowledge and experience with corporate governance matters.

Age: 75 Director since: 2005 Other public company directorships: ●None Other public company directorships held in the past five years: ●Stepan Company
Michael R. Boyce     Independent Director
Skills and qualifications
CEO experience, Finance, International business, Sales & marketing, Supply chain & logistics, Operating, M&A, Manufacturing, Risk management, Corporate governance, Safety
Career highlights
Since 2018, Chairman, Chief Executive Officer and Managing Director of Peak Investments, LLC (an operating and acquisition company). Retired Chairman of the Board of PQ Corporation (a specialty chemicals and catalyst company) where he served from 2017 to 2019. From 2005 to 2017, Chairman and Chief Executive Officer of PQ Corporation.
Director qualifications
The Board concluded that Mr. Boyce should serve as a director of the Company based on his experience in leading two global organizations, his insight into global manufacturing, supply and distribution practices and his international business development skills.

2023 Proxy Statement	17

Proposal 1 Election of directors

Age: 61
Director since: 2016
Other public company directorships:
●Sun Country Airlines Holdings, Inc.
Other public company directorships held in the past five years:
●American Science and Engineering, Inc.
●Clearwire Corporation
●Virgin America, Inc.

Jennifer L. Vogel     Independent Director
Skills and qualifications
Commercial aerospace, Services, International business, M&A, Government contracting, Human resources, Risk management, Corporate governance, Safety
Career highlights
2012 to 2020, co-founder and owner of InVista Advisors, an advisory firm focused on legal department effectiveness, leadership, compliance, crisis readiness and risk management. From 2003 to 2010, Senior Vice President, General Counsel, Secretary and Chief Compliance Officer of Continental Airlines, Inc.
Director qualifications
The Board concluded that Ms. Vogel should serve as a director of the Company based on her experience as a highly successful corporate executive with over 25 years of leadership experience in the airline and energy industries, including her leadership positions with Continental Airlines, her legal and corporate governance expertise, her experience in regulatory issues, mergers and acquisitions, ethics and compliance matters and her experience as a director of other public companies, including Sun Country Airlines Holdings, Inc. and Virgin America, Inc.

Class II Directors whose terms expire at the 2025 annual meeting:

President and Chief Executive Officer of AAR CORP. Age: 46 Director since: 2017 Other public company directorships: ●None
John M. Holmes     Chairman of the Board
Skills and qualifications
CEO experience, Finance, Commercial aerospace, Services, International business, Sales & marketing, Supply chain & logistics, Operating, M&A, Human resources, Risk management, Corporate governance, Safety
Career highlights
Chairman of the Board since January 2023. President and Chief Executive Officer of AAR CORP. since June 1, 2018. President and Chief Operating Officer from June 1, 2017 to June 1, 2018. From 2015 to June 1, 2017, Chief Operating Officer of the Aviation Services business group of AAR CORP. From 2012 to 2015, Group Vice President, Aviation Services – Inventory Management and Distribution; and prior thereto, General Manager and Division President of AAR Allen Asset Management.
Director qualifications
The Board concluded that Mr. Holmes should serve as a director of the Company based on his position as President and Chief Executive Officer, his demonstrated leadership and management abilities, and his knowledge of the Company’s businesses, its portfolio of services and the markets in which it competes, and the customer and supplier relationships that Mr. Holmes has developed during his 20-year tenure with the Company.

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Proposal 1 Election of directors

Age: 63 Director since: 2021 Other public company directorships: ●Comtech Telecommunications Corp. ●Parsons Corporation
Ellen M. Lord     Independent Director
Skills and qualifications
CEO experience, Finance, Commercial aerospace, Military aerospace, Services, International business, Sales & marketing, Supply chain & logistics, Operating, M&A, Manufacturing, Government contracting, Information technology / cyber / innovation, Risk management, Safety
Career highlights
Served as the Under Secretary of Defense for Acquisition and Sustainment for the United States Department of Defense from August 2017 until January 2021. President and Chief Executive Officer of Textron Systems from October 2012 to August 2017. Prior to that, served in other leadership positions at Textron Systems and related companies.
Director qualifications
The Board concluded that Ms. Lord should serve as a director of the Company based on her leadership, management and strategic planning expertise she acquired while serving as the Under Secretary of Defense for Acquisition and Sustainment for the United States Department of Defense, as well as her experience in the private sector working as the Chief Executive Officer of Textron Systems, where she led a multi-billion dollar company with products and services supporting defense, homeland security, aerospace and infrastructure protection.

Age: 71 Director since: 2003 Other public company directorships: ●None
Marc J. Walfish     Lead Independent Director
Skills and qualifications
Finance, Accounting, Sales & marketing, M&A, Risk management
Career highlights
Founding Partner of Merit Capital Partners, a mezzanine investor company formerly known as William Blair Mezzanine Capital Partners, since 1991. From 1978 to 1991, various positions at Prudential Capital Corporation.
Director qualifications
The Board concluded that Mr. Walfish should serve as a director of the Company based on his experience in the finance industry, including as a founding partner of Merit Capital Partners, his knowledge of the capital markets and his expertise in corporate finance, strategic planning and risk management.

2023 Proxy Statement	19

Proposal 1 Election of directors

Our culture

Our purpose—doing it right to better connect the world

At AAR, we constantly search for the right thing to do for our customers, for our employees, for partners and for society. We wake up in the morning knowing we have to deliver and we leave at the end of the day having done our best and determined to return the next day to do even better. We do not rest on our earlier accomplishments.

In 1955, American aviation was the new tech industry. AAR—a startup—was already supplying parts to the aviation industry—efficiently moving inventory, setting in motion our participation in America’s great boom.

Today, from Chicago to London to Singapore to Dubai, our customers, employees and partners are helping us do what is right worldwide—and that includes being a vital link in commercial airline safety and supporting the U.S. military and its allies. Our commitment to our government customers also continued in Fiscal 2023 as demonstrated, in particular, by the logistics and supply chain programs we provide in support of the U.S. Navy, U.S. Air Force, U.S. Marshals Service, and U.S. Department of State.

Through our AAR Aviation Services and Expeditionary Services businesses, we design technical, operational, logistic and financial solutions—doing it right and quickly delivering our customers safety, efficiencies and competitiveness. This lets them do what they do best—fly and connect the world.

Our vision

Our vision is to be the most respected global independent provider of aviation parts and repair services, and to create value for customers through differentiated capabilities and offerings, resulting in a sustainable, unique competitive advantage.

Our values

Our strategy

Our strategy is to become the leading independent provider of innovative solutions to the aviation aftermarket. We will achieve this strategy through our ability to:

●	Execute through focus on customer satisfaction and cost leadership;
●	Pursue connected businesses that reinforce collective growth prospects;
●	Leverage data and digital to deliver better customer-focused offerings;
●	Expand margins through intellectual property;
●	Increase our global footprint into emerging markets;
●	Leverage our independence to provide unbiased solutions; and
●	Attract, empower and deploy exceptional, entrepreneurial talent.

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Proposal 1 Election of directors

Connected businesses model

Parts Supply: USM & Distribution ●Sourcing to supply Repair & Engineering and Integrated Solutions ●Data for use in repair capability development ●Sales channels supported by maintenance relationships
Repair & Engineering ●Strategic relationships with blue chip airlines that support parts volumes ●Repair knowledge and data collection ●PMA parts development for internal and external consumption
Integrated Solutions ●Programmatic parts and repair solutions ●Fuels Parts Supply activities ●Funds component repair capability development ●Government USM customer relationships

Together, our “Connected Businesses” – Parts Supply (Used Serviceable Material and Distribution), Repair & Engineering and Integrated Solutions – aim to drive growth through best–in–class services within each discipline and leverage each to reinforce and grow the whole.

We also remain focused on enhancing our Expeditionary Services at our Mobility Systems business.

Corporate governance

Good corporate governance is an essential part of our corporate culture. We review our corporate governance policies and procedures on an annual basis. We strive to emulate “best practices,” tailoring them, as appropriate, to fit our culture, strategy and performance. We believe that we comply with all applicable SEC and NYSE corporate governance rules and regulations. We also have adopted additional corporate governance practices that we believe are in the best interests of the Company and its stockholders.

Copies of the following corporate governance documents are available on the Company’s website at www.aarcorp.com under “Investors / Corporate Governance”:

●	Audit Committee Charter
●	Human Capital and Compensation Committee Charter
●	Nominating and Governance Committee Charter
●	Aviation Safety and Training Committee Charter
●	Executive Committee Charter
●	Corporate Governance Guidelines
●	Categorical Standards for Determining Director Independence
●	Code of Conduct

These corporate governance documents are also available in print to any stockholder upon written request to the Secretary of the Company at the Company’s address listed on the first page of this proxy statement.

2023 Proxy Statement	21

Proposal 1 Election of directors

Director nominations and qualifications

The Board, acting through its Nominating and Governance Committee, is responsible for identifying, evaluating and recommending candidates for director.

Solicitation of director candidate recommendations

The Nominating and Governance Committee solicits director candidate recommendations from management, other directors, business and community leaders and stockholders. The Nominating and Governance Committee also may retain the services of a search firm to assist in identifying director candidates.

Candidate considerations

The Nominating and Governance Committee considers all director candidates in the same manner, regardless of whether recommendations come from the Board, stockholders or other sources. In its evaluation of director candidates, the Nominating and Governance Committee considers the factors specified in the Company’s Corporate Governance Guidelines, including:

●	A high level of integrity and professional and personal ethics and values consistent with those of the Company;
●	Professional background and relevant business and industry experience;
●	Current employment, leadership experience and other board service;
●	Demonstrated business acumen or special technical skills or expertise (e.g., auditing, financial, law and aviation/aerospace);
●	A commitment to enhancing stockholder value and serving the interests of all stockholders;
●	Independence (including within the meaning of the applicable SEC rules and applied to all NYSE rules) and freedom from any conflicts of interest that may interfere with a director’s ability to discharge his/her fiduciary duties;
●	Willingness and ability to make the commitment of time and attention necessary for effective Board service;
●	A balance of business, financial and other experience, expertise, capabilities and perspectives among sitting directors in the context of the current composition of the Board, operating requirements of the Company and long-term interests of stockholders; and
●	Other factors the Nominating and Governance Committee deems appropriate.

Consideration of inclusive diversity and expertise

The Nominating and Governance Committee considers the racial, ethnic and gender diversity of the Board and director candidates, as well as the diversity of their knowledge, skills, experience, background and perspective, to ensure that the Company maintains the benefit of a diverse, balanced and effective Board. In order to help facilitate the evaluation of diverse candidates, our Corporate Governance Guidelines mandate that a diverse candidate must be included in any director search. The Nominating and Governance Committee and the full Board maintain a current matrix of skills, competencies and experiences of each director. This matrix enables the Committee and the Board to ensure that the Board as a whole has the diversity of expertise and experience necessary for the effective oversight of the Company.

Recommendation
Following its evaluation of director candidates, the Nominating and Governance Committee recommends its director nominees to the full Board. Based on its review and consideration of the Committee’s recommendation, the Board makes the final determination of the director nominees to be presented for election by the Company’s stockholders.

22

Proposal 1 Election of directors

A full list of the qualifications of director candidates considered by the Committee is set forth in the Corporate Governance Guidelines on the Company’s website at www.aarcorp.com under “Investors/Corporate Governance” and is available in print to any stockholder upon written request to the Secretary of the Company at the address listed on the first page of this proxy statement. The Nominating and Governance Committee regularly reviews these qualifications and the performance of individual directors and the Board as a whole.

Stockholders may submit a proposed director nomination to the Nominating and Governance Committee for consideration at the 2024 annual meeting of stockholders by writing to the Secretary, AAR CORP., 1100 North Wood Dale Road, Wood Dale, Illinois 60191. To be eligible for consideration under the Company’s By-Laws, a proposed nomination must be received by the Secretary of the Company no later than March 23, 2024, must state the reasons for the proposed nomination and must contain the information required under the Company’s By-Laws, including the full name and address of the proposed nominee, a brief biographical background setting forth the nominee’s past and present directorships, principal employment and occupation and information as to stock ownership and certain arrangements regarding the Company’s common stock. A proposed nomination must also include a statement indicating that the proposed nominee has consented to being named in the proxy statement and to serve if elected.

Universal Proxy Rules. In addition to satisfying the requirements under our By-Laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 (including a statement that such stockholder intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote on the election of directors in support of director nominees other than the Company’s nominees), which notice must be postmarked or transmitted electronically to the Company at its principal executive offices no later than 60 calendar days prior to the anniversary date of the annual meeting (for the 2024 annual meeting of stockholders, no later than July 22, 2024). However, if the date of the 2024 annual meeting is changed by more than 30 calendar days from such anniversary date, then notice must be provided by the later of 60 calendar days prior to the date of the 2024 annual meeting of stockholders or the 10th calendar day following the day on which public announcement of the date of the 2024 annual meeting of stockholders is first made.

Director independence

A majority of the members of the Board must be independent directors under the Company’s Corporate Governance Guidelines and applicable SEC and NYSE rules. The Nominating and Governance Committee and the Board review each director annually and make a determination concerning independence after consideration of all known facts and circumstances. The Board has established categorical standards to assist it in determining director independence. The Company’s “Categorical Standards for Determining Director Independence” include all of the elements of the applicable SEC and NYSE rules with respect to director independence.
Based on these categorical standards, its review of all relevant facts and information available, and the recommendations of the Nominating and Governance Committee, the Board, at its meeting in July 2023, affirmatively determined that no director has a material relationship with the Company that would impair the director’s ability to exercise independent judgment and, accordingly, that each director is an independent director, except for Mr. Holmes.
Director independence 9 of 10 directors are independent

The Board also determined that Mr. H. John Gilbertson, Jr., who served as a director during Fiscal 2023 prior to his resignation effective October 27, 2022, and Mr. James E. Goodwin, who served as a director during Fiscal 2023 prior to his retirement at the 2022 annual meeting of stockholders, were each independent within the meaning of applicable independence standards. The Board determined that Mr. Storch, who served as a director prior to his retirement effective January 10, 2023, was not independent within the meaning of applicable independence standards.

The Board’s independence determinations consider the impact of Board service tenure on a director’s independence, particularly with respect to directors with 10 or more years of Board service. The Board concluded that all longer-tenured directors, based on their communications and interactions with management, their decisions and their adherence to their fiduciary duties to stockholders, have demonstrated their independence from management.

2023 Proxy Statement	23

Proposal 1 Election of directors

Board composition and refreshment

The Board currently consists of ten directors that are divided into three classes, designated as Class I, Class II and Class III.
Three of the directors — Robert F. Leduc, Ellen M. Lord and John W. Dietrich — have joined in the last three years as a part of ongoing Board refreshment processes. David P. Storch, the Company’s former Chairman, retired effective January 2023, and John M. Holmes became Chairman of the Board. The Board will continue to adjust its composition as needed to lead the Company as it seeks to solidify and enhance its status in the aviation services markets.
We do not currently have a mandatory retirement age. The Board reviews director succession on an annual basis, and evaluates director skills, experience, diversity, qualifications and other attributes, including tenure and age, as well as fit with the Company's current business needs, before nominating such Board member for re-election. Recognizing the value of continuity of directors who have experience with the Company, there are no limits on the number of terms a director may hold office. As an alternative to term limits, the Board’s goal is to seek to maintain an average tenure of ten years or less for the independent directors as a group.
Average tenure: 8.7 years

In considering new director candidates, the Board takes into account the skills, tenure and diversity of current directors to ensure that there is a proper balance between director stability and fresh perspectives in the boardroom.

As a part of this effort, the Board maintains a director matrix as shown on page 14, to ensure that the Board, as a whole, has the expertise, experience, diversity and skillset critical to the Company’s continued success.

24

Proposal 1 Election of directors

The Board’s role and responsibilities

Role and responsibilities of the Board

The Board is elected by our stockholders and represents their interests in overseeing our management, strategic direction and financial success. The Board exercises its oversight responsibilities directly and through its Committees.

The Board identified and gives particular attention to four “Critical Areas of Board Focus”.

1	Risk management (including cybersecurity)
Effective risk management is an important Board priority. The risk oversight function at the Board begins with a fundamental understanding of the Company’s culture, business and strategy. The Board delegates significant aspects of its risk management oversight responsibilities to its committees, as detailed below for each committee under “Key Risk Oversight Responsibilities.” The Board also works with management in managing risk through robust and comprehensive internal processes, an effective internal control environment and an enterprise risk management program. Our enterprise risk management program is designed to identify, assess and prioritize our risk exposures across various timeframes, from the short term to the long term. Further, the enterprise risk management program and our disclosure controls and procedures are designed to appropriately escalate key risks to the Audit Committee as well as analyze potential risks for disclosure.
In addition, the Board regularly reviews the identification and management of cybersecurity risks. The Board and Audit Committee receive regular reports from management on system vulnerabilities and security measures in effect to deter or mitigate breaches or hacking activities.
The Company’s Annual Report on Form 10-K for Fiscal 2023 includes in Part I, “Item 1A, Risk Factors” a listing of the significant risks facing the Company.

2	Strategic planning
The Board oversees the Company’s business and capital allocation strategies. It discusses strategic planning at each Board meeting and typically holds a special strategy session with management each year dedicated exclusively to strategic planning. This session focuses on the development and implementation of the Company’s short-term, intermediate-term and long-term strategic plans. The Board and management review and discuss the Company’s operations, and financial and non-financial performance. They analyze aviation industry developments and trends, the Company’s service and solution offerings and the competitive landscape in which the Company operates.
The Board monitors management’s performance in the execution of the Company’s strategy throughout the year. It receives regular updates from management at each meeting on strategic opportunities and risks that the Company is currently assessing or addressing, including through the oversight of management’s enterprise risk management program.

3	Management development, succession planning and diversity
AAR’s Board places a high priority on senior management development and succession planning. The Nominating and Governance Committee conducts an annual evaluation review focused on CEO succession planning, and the Human Capital and Compensation Committee evaluates succession planning and retention practices for senior management leaders.
The annual review addresses the development and evaluation of current and potential senior leaders, and the development of short-term and longer-term succession plans for key positions, including a succession plan for the CEO position. The Board also has a CEO emergency succession planning process to address unanticipated events and emergency situations.
The annual review also includes a diversity presentation that provides information on minority hiring and retention, as well as the status of our diversity and inclusiveness programs, including outreach programs focused on increasing the employee applicant pool, particularly for women, minorities and veterans. The Board is focused on improving diversity at all levels of the Company, but particularly at the middle and senior management levels. In order to help facilitate the evaluation of diverse candidates, the Corporate Governance Guidelines mandate that a diverse candidate must be included in any director search. In addition, management, with the Board’s oversight, published an ESG Report that further discusses AAR’s efforts in this regard.

4	Company performance
The Board receives regular updates relating to our financial performance against key measures, including sales growth, earnings per share growth, selling, general and administrative expense as a percentage of sales, return on invested capital and working capital turnover. The Board oversees operational performance at our business units through management presentations at each meeting.
The Board regularly reviews and compares its corporate governance profile against its peer group companies, competitors and market indices and is committed to engaging with and listening to its various stakeholders. See “Stockholder engagement” in the proxy summary and “Stockholder engagement” and “Response to stockholder feedback” in the CD&A for examples of how AAR listens and responds to its stockholders.

2023 Proxy Statement	25

Proposal 1 Election of directors

Role and responsibilities of the Board committees

The Board has an Audit Committee, a Human Capital and Compensation Committee, a Nominating and Governance Committee, an Aviation Safety and Training Committee, and an Executive Committee. The following table outlines the risk oversight and general responsibilities of the Board committees as well the composition of such committees during Fiscal 2023:

Nominating and Governance Committee

Anthony K. Anderson Chair Members Michael R. Boyce Ellen M. Lord Duncan J. McNabb Jennifer L. Vogel Marc J. Walfish
Role and responsibilities
The Nominating and Governance Committee is comprised entirely of independent directors qualified to serve on the Committee under applicable SEC and NYSE rules and our Categorical Standards for Determining Director Independence.
The Nominating and Governance Committee acts under a written charter adopted by the Board. The charter was last reviewed and approved by the Committee and the Board at their July 2023 meetings. The full text of the Committee charter appears on our website at www.aarcorp.com/investor-relations/corporate-governance and is available in print to any stockholder upon written request to the Secretary of the Company at the Company’s address listed on the first page of this proxy statement.
The Nominating and Governance Committee is responsible for both nominating and governance matters as described in its charter. The Committee performs the specific functions described in its charter, including:
●Oversees the composition, structure and evaluation of the Board and its committees;
●Conducts, together with the Human Capital and Compensation Committee and Lead Director, an annual performance evaluation of the Chief Executive Officer;
●Reviews, considers, and acts upon related person transactions;
●Reviews succession plans for the Chairman and committee chairs, as well as the Chief Executive Officer, and recommends individuals to fill these positions;
●Reviews various components of our ESG framework, including our ESG oversight structure, overall ESG strategy and material disclosures regarding the oversight process and our ESG initiatives, and, if appropriate, make recommendations to the Board concerning the same;
●Develops and recommends Corporate Governance Guidelines for Board approval; and
●Monitors and screens directors for independence and recommends to the Board qualified candidates for election as directors and to serve on Board committees.
The Nominating and Governance Committee held five meetings during Fiscal 2023.
Key risk oversight responsibilities
●Corporate governance
●Board and committee membership
●Director succession planning
●Corporate responsibility strategy, practices and policies
●Board, committee and CEO effectiveness
●Related person transactions
The Nominating and Governance Committee oversees and reports to the Board on corporate governance risks, including Board and committee membership, director independence and related person transactions.

26

Proposal 1 Election of directors

Human Capital and Compensation Committee

Jennifer L. Vogel
Chair
Members
Anthony K. Anderson
Michael R. Boyce*
Robert F. Leduc
Ellen M. Lord
Peter Pace
* Note that Mr. Dietrich has been appointed to serve as a member in place of Mr. Boyce effective on the date of the 2023 annual meeting.

Role and responsibilities
The Human Capital and Compensation Committee is comprised entirely of independent directors qualified to serve on the Committee under applicable SEC and NYSE rules and our Categorical Standards for Determining Director Independence.
The Human Capital and Compensation Committee acts under a written charter adopted by the Board. The charter was last reviewed and approved by the Committee and the Board at their July 2023 meetings. The full text of the Committee charter appears on our website at www.aarcorp.com/investor-relations/corporate-governance and is available in print to any stockholder upon written request to the Secretary of the Company at the Company’s address listed on the first page of this proxy statement.
The Human Capital and Compensation Committee is primarily concerned with establishing, reviewing and approving Chief Executive Officer compensation, reviewing and approving other senior executive compensation and overseeing our stock plans and other executive compensation and employee benefit plans and human capital management and related initiatives. The Committee performs the specific functions described in its charter, including:
●Sets the compensation of the Chief Executive Officer and, together with the Nominating and Governance Committee and Lead Director, conducts an annual performance review of the Chief Executive Officer;
●Reviews and approves compensation policies and practices for all elected corporate officers, including named executive officers;
●Administers our short-term incentive plan and the long-term incentive stock plan, and reviews and monitors awards under such plans, including, if desired, by delegating to the Chief Executive Officer in his capacity as a director of the Company, the authority, consistent with applicable law, to grant to persons other than himself and any Section 16 officers of the Company stock-based awards under incentive compensation and stock plans of up to an aggregate of 50,000 shares in any one fiscal year and in accordance with the terms of such plans;
●Recommends director compensation and benefits to the Board for approval;
●Reviews and approves any clawback policy allowing the Company to recoup compensation paid to employees;
●Oversees administration of certain other employee benefit, director deferred compensation, savings and retirement plans;
●Reviews succession plans for Company officers other than the Chief Executive Officer; and
●Reviews our activities with respect to our human capital function, including succession planning and talent development.
The Human Capital and Compensation Committee held five meetings during Fiscal 2023. Information about the roles of the Committee’s independent compensation consultant and management in the executive compensation process is set forth under “Executive compensation — Compensation, discussion and analysis.”
Key risk oversight responsibilities
●Target-setting under annual cash bonus programs
●Target-setting under performance-based restricted share programs
●Compensation policies and practices
●Impact of performance-based compensation on risk-taking by management
●Compensation consultant independence
●Executive employment agreements
●Human capital management
●Succession planning for Company officers
The Human Capital and Compensation Committee oversees and reports to the Board on our cash bonus and stock-based compensation programs to ensure that they are appropriately structured to incentivize officers and key employees while avoiding unnecessary or excessive risk-taking.

2023 Proxy Statement	27

Proposal 1 Election of directors

Audit Committee

Marc J. Walfish Chair Members* Robert F. Leduc Duncan J. McNabb Peter Pace * Note that Mr. Boyce and Mr. Dietrich have been appointed to serve as members effective on the date of the 2023 annual meeting.
Role and responsibilities
The Audit Committee is comprised entirely of independent directors qualified to serve on the Committee under applicable SEC and NYSE rules and our Categorical Standards for Determining Director Independence. The Board has determined that each Committee member is financially literate and that each of Messrs. Walfish, Leduc, McNabb and Pace is an “audit committee financial expert” within the meaning of applicable SEC rules.
The Audit Committee acts under a written charter adopted by the Board. The charter was last reviewed and approved by the Committee and the Board at their July 2023 meetings. The full text of the Committee charter appears on our website at www.aarcorp.com/investor-relations/corporate-governance and is available in print to any stockholder upon written request to the Secretary of the Company at the Company’s address listed on the first page of this proxy statement.
The Audit Committee’s primary responsibility is to assist the Board in fulfilling its duty to stockholders to oversee and review: the quality and integrity of our financial statements and internal controls over financial reporting; the qualifications, independence and performance of our independent registered public accounting firm; and the performance of our Internal Audit function.
The Audit Committee performs the specific functions described in its charter, including:
●Approves and engages the independent registered public accounting firm that audits our consolidated financial statements;
●Pre-approves all non-audit and audit-related services furnished by the independent registered public accounting firm;
●Maintains communication between the Board and the independent registered public accounting firm;
●Monitors the qualifications, independence and performance of the independent registered public accounting firm;
●Oversees and reviews our financial reporting processes and practices;
●Oversees and reviews the quality and adequacy of internal controls over financial reporting, disclosure controls and the organization and performance of our internal audit department;
●Reviews the scope and results of audits;
●Oversees the Company’s internal and external review of quantitative environmental data and related disclosures included in the Company’s ESG Report or any interim reports, as applicable;
●Oversees our enterprise risk management program, including environmental (such as climate) risks; and
●Meets with the independent registered public accounting firm representatives and internal audit department representatives without members of management present.
The Audit Committee held five meetings during Fiscal 2023.
Key risk oversight responsibilities
●Risk assessment and risk management practices
●Financial reporting and investor disclosure
●Accounting and auditing
●Quality and adequacy of processes and internal controls
●Cybersecurity risk
●Ethics Hotline
●Oversight of enterprise risk management program, including environmental (such as climate) risks
The Audit Committee reviews and assesses management’s processes for managing risks relating to accounting, financial reporting, investment, tax and legal compliance, risks identified by our internal and external auditors, and matters raised through our Ethics Hotline.
The Audit Committee oversees the enterprise risk management process, which is led by our internal audit department and includes developing and implementing risk mitigation strategies, overseeing the effectiveness of the risk mitigation strategies, and reporting to the Committee. The results of our enterprise risk management process are reported to the Committee to review and discuss our principal risks and outline the risk mitigation approach for addressing these risks.

28

Proposal 1 Election of directors

Aviation Safety and Training Committee

Duncan J. McNabb Chair Members Robert F. Leduc Jennifer L. Vogel* * Note that Ms. Lord has been appointed to serve as a member in place of Ms. Vogel effective on the date of the 2023 annual meeting.
Role and responsibilities
The Aviation Safety and Training Committee is comprised entirely of independent directors, as determined by our Categorical Standards for Determining Director Independence.
The Aviation Safety and Training Committee was formed in December 2020 and acts under a written charter adopted by the Board. The charter was last reviewed and approved by the Committee and the Board at their July 2023 meetings. The full text of the Committee charter appears on our website at www.aarcorp.com/investor-relations/corporate-governance and is available in print to any stockholder upon written request to the Secretary of the Company at the Company’s address listed on the first page of this proxy statement.
The Aviation Safety and Training Committee assists the Board in the oversight of aviation safety matters relating to our operations as described in its charter. The Committee performs the specific functions described in its charter, including:
●Monitors policies and processes relating to the delivery of services and products in a manner to promote safety;
●Monitors efforts to ensure the safety of employees and create a culture of safety compliance; and
●Periodically reviews all aspects of aviation safety as it may affect business operations including, without limitation:
○The Federal Aviation Administration’s Voluntary Disclosure Reporting Program;
○Regulatory findings and corrective actions;
○Safety training and programs; and
○Our safety management system and reporting of injury/lost time and aircraft damage/accidents, and any response thereto.
The Aviation and Safety Training Committee held four meetings during Fiscal 2023.
Key risk oversight responsibilities
●Safety compliance
●Reporting practices
●Training programs
The Aviation Safety and Training Committee oversees and reports to the Board on aviation safety-related risks.

2023 Proxy Statement	29

Proposal 1 Election of directors

Executive Committee

John M. Holmes Chair Members* Jennifer L. Vogel Marc J. Walfish * Note that Mr. Anderson has been appointed to serve as a member effective on the date of the 2023 annual meeting.
Role and responsibilities
The Executive Committee acts under a written charter adopted by the Board. The charter was last reviewed and approved by the Board at its July 2023 meeting. The full text of the Committee charter appears on our website at www.aarcorp.com/investor-relations/corporate-governance and is available in print to any stockholder upon written request to the Secretary of the Company at the Company’s address listed on the first page of this proxy statement.
The Executive Committee is authorized to meet between meetings of the Board and exercise certain powers of the Board with respect to urgent matters or other matters referred to it by the Board for deliberation or action, subject to limitations imposed by the Committee’s charter, the Board, applicable law and the Company’s By-Laws.
The Executive Committee did not meet during Fiscal 2023.

Board, management and employee interaction

The Board and its committees receive information from, and have regular access to, individual members of management responsible for managing risk, including the Company’s President and Chief Executive Officer, the Chief Financial Officer, the Controller and Chief Accounting Officer, the General Counsel, the Internal Auditor, the Chief Compliance Officer and the business group leaders.

The directors, when possible, also meet each quarter with a broader group of the Company’s employees at regularly scheduled Board dinners and in other informal settings to learn more about the Company’s businesses, employees and culture. The Board also periodically holds meetings at a Company facility other than the corporate headquarters to promote interaction with local management and employees and allow directors a first-hand opportunity to inspect and better understand the Company’s business operations.

Executive sessions

The independent directors of the Board meet in executive session without management as part of each regular Board meeting and otherwise when circumstances make it advisable or necessary. The independent directors also hold meetings with and without the Chairman of the Board. The Lead Director presides at all executive sessions of the independent directors. The independent directors met separately as a group on four occasions in Fiscal 2023.

30

Proposal 1 Election of directors

Board structure

Board leadership

The Board determines the appropriate leadership structure for the Board and the Company consistent with the best interests of stockholders. The leadership structure is intended to promote strong oversight, encourage open and independent viewpoints, and contribute to the long-term success of the Company and the effective performance of the Board. The Board regularly reviews the Company’s leadership structure.

When David M. Storch, our former Chairman, announced in July 2022 that he planned to retire in January 2023, the Board appointed John M. Holmes as Chairman effective upon Mr. Storch’s retirement, subject to Mr. Holmes’ re-election at the Fiscal 2022 annual meeting, because the Board believes that having a consolidated role is in the best interests of our stakeholders at this time. Mr. Holmes became Chairman on January 10, 2023.

Marc J. Walfish serves as the Independent Lead Director of the Board of the Directors, a position established under the Corporate Governance Guidelines and elected annually by the independent directors.

The following provides a brief description of the key responsibilities of our Chairman, President and Chief Executive Officer and Lead Director:

John M. Holmes Chairman, President and Chief Executive Officer	Marc J. Walfish Lead Independent Director
Key responsibilities
●Chairs Board meetings and annual meetings of stockholders
●Has the authority to call Board meetings
●Collaborates on Board meeting agendas, meeting schedules and information sent to the Board
●Chairs the Executive Committee of the Board
●Manages our day-to-day operations
●Develops and implements our business strategy and capital allocation strategy
●Serves as our principal spokesperson
●Represents the Company to customers, suppliers and industry partners

Key responsibilities
●Presides at all Board meetings when the Chairman is not present
●Has the authority to call Board meetings and meetings of the independent directors
●Chairs executive sessions of the independent directors
●Consults with and serves as a liaison between the Chairman, President and Chief Executive Officer and the independent directors
●Facilitates the Board and Board Committee self-evaluation process and participates in the Chief Executive Officer evaluation process

2023 Proxy Statement	31

Proposal 1 Election of directors

Board practices and policies

Board meetings and attendance

During Fiscal 2023, the Board held seven meetings. All current directors attended at least 75% of the Board meetings and meetings of Board committees on which they served in Fiscal 2023.

Our Corporate Governance Guidelines provide that directors are expected to attend all stockholder meetings. All directors serving at the time attended the Company’s 2022 annual meeting of stockholders.

Board and committee evaluations

Our Nominating and Governance Committee conducts an annual evaluation of the performance of the Board. The Board’s Lead Director reports the evaluation results — which include an assessment of the Board’s performance as well as the identification of specific areas for improvement — to the full Board. Each Board committee also conducts an annual evaluation of its performance and reports the results to the full Board.

Board refreshment

In order to take a more holistic and active approach to managing the composition of the Board, the Board eliminated its mandatory retirement age policy in its Corporate Governance Guidelines in July 2023. The Board reviews succession planning on an annual basis, and evaluates director skills, experience, diversity, qualifications and other attributes, including tenure and age, before nominating directors for re-election. Recognizing the value of continuity of directors who have experience with the Company, there are no limits on the number of terms a director may hold office. As an alternative to term limits, the Board’s goal is to seek to maintain an average tenure of ten years or less for the independent directors as a group.

Corporate governance guidelines

The Board adopted Corporate Governance Guidelines to codify its policies and procedures and to demonstrate its commitment to corporate governance best practices. These Guidelines address director qualification standards, director responsibilities, director access to management and independent advisors, director compensation, management evaluation and succession, and the annual performance evaluation of the Board. These Guidelines are reviewed and approved annually, most recently in July 2023, by the Nominating and Governance Committee and the Board. The full text of these Guidelines appears on the Company’s website at www.aarcorp.com/investor-relations/corporate-governance and is available in print to any stockholder upon written request to the Secretary of the Company at the Company’s address listed on the first page of this proxy statement.

Code of conduct

“AAR’s culture of ethics and compliance depends upon leadership by example, a commitment to shared values, an environment where employees are encouraged to speak up, and a respect for cultural diversity and inclusion.”

– John M. Holmes, Chairman, President & CEO

The Company’s Code of Conduct adopted by the Board applies to all directors, officers, and employees, including the President and Chief Executive Officer, the Chief Financial Officer, the Controller and Chief Accounting Officer, the General Counsel, the Internal Auditor and the business group leaders.

The purpose of the Code of Conduct is to promote the highest ethical standards in the Company’s business practices and procedures, including: the ethical handling of actual or apparent conflicts of interest; full, fair and timely disclosure; and compliance with applicable laws and governmental rules and regulations.

Employees are encouraged to report to the Company any conduct that they believe in good faith to be in violation of the Code of Business Ethics and Conduct. The Company has a strict non-retaliation policy for employees who report good-faith violations of the Code of Business Ethics and Conduct. We post any amendments to the Code of Conduct and any waivers from the Code granted by the Board to directors or executive officers on the Company’s website, as required under SEC rules. The full text of the Code of Conduct appears on the Company’s website at www.aarcorp.com/investor-relations/corporate-governance and is available in print to any stockholder upon written request to the Secretary of the Company at the Company’s address listed on the first page of this proxy statement.

32

Proposal 1 Election of directors

Director orientation and continuing education

We hold director orientation sessions with new directors to familiarize them with our businesses, business strategies and corporate policies and practices. Our goal is to assist our new directors in understanding the Company and developing the skills and knowledge that they need to serve the interests of our stockholders. We regularly provide education materials to our directors on leadership, governance, compensation, risk and other topics of interest to public company directors. We also make external continuing education programs available to our directors to help them maintain and enhance their skills and knowledge in carrying out their ongoing responsibilities as directors of a public company.

Ethics hotline

The Company maintains an Ethics Hotline through an independent third-party provider to receive confidential complaints, information, suggestions or recommendations concerning the Company, its officers, directors, employees, policies, procedures, employment and business practices, accounting or audit matters, financial reporting or compliance with other Company policies or applicable regulatory or legal requirements. The Ethics Hotline, which is toll-free and also accessible through the Company’s website, permits individuals to identify themselves or remain anonymous at their election.

Related person transaction policy

The purpose of the written Related Person Transaction Policy, as adopted by the Board, is to provide for the identification, review, and consideration of transactions between the Company or its subsidiaries and any related persons. “Related persons” means: the Company’s directors; director nominees; executive officers; greater than five percent beneficial owners of the Company’s voting securities; members of their immediate families; and any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner, a principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

Under the Policy, any related person transaction involving amounts in excess of $120,000 must be reviewed, considered, and approved by the Board directly or through the Nominating and Governance Committee. Review of a proposed related person transaction takes into consideration the purpose of, and the potential benefits to the Company from, the related person transaction and the impact of the related person transaction on a director’s independence in the event that the related person is a director or an immediate family member of a director. No member of the Board or the Nominating and Governance Committee may participate in any review, consideration, or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person.

The Policy provides that the Company may undertake certain pre-approved related person transactions (e.g., transactions in which the related person’s interest derives solely from his or her service as a director of another corporation or entity that is a party to the transaction) without further specific review, consideration and approval.

In Fiscal 2023, the Board reviewed and approved the following related person transactions involving directors of the Company, and concluded that the transactions were fair and in the best interests of the Company:

●	David P. Storch was Chairman of the Board of the Company until January 10, 2023. Mr. Storch’s son, Michael E. Storch, was an employee of the Company in the Aviation Services business group until August 6, 2022. Michael E. Storch received total compensation of $171,161 in Fiscal 2023.
●	The Company entered into a consulting agreement with Mr. Storch as of September 20, 2022, effective upon his retirement from the Board on January 10, 2023, and in effect through the earlier of: (1) our 2024 annual meeting, (2) his death or disability, or (3) the termination of the agreement by the Company in the event of his uncured material breach of the agreement. The compensation paid to Mr. Storch under the agreement is an annualized amount of $400,000 per year, payable in arrears in equal monthly installments, reimbursement of travel and related business expenses in accordance with Company policy, and information technology support services. Mr. Storch received $156,989 in consulting fees from the Company in Fiscal 2023.

2023 Proxy Statement	33

Proposal 1 Election of directors

Communications with the board of directors

Stockholders and other interested parties may communicate with the Board, the Chairman of the Board, the Lead Director, the independent directors as a group, or any individual director or Committee Chair by mail addressed to:

AAR CORP.
Attention: Independent Directors, Lead Director or the name of the individual director
c/o Corporate Secretary
1100 North Wood Dale Road
Wood Dale, Illinois 60191

The independent members of the Board have approved procedures for the processing, review and disposition of all communications sent by stockholders or other interested parties to the Board. The Secretary forwards communications relating to matters within the Board’s purview to the appropriate directors, communications relating to matters within a Board committee’s area of responsibility to the chair of the appropriate committee and communications relating to ordinary business matters to the appropriate Company officer. The Secretary generally does not forward complaints about service, new services suggestions, resumes and other forms of job inquiries, surveys, business solicitations, advertisements or inappropriate communications.

Director compensation

The Board reviews director compensation annually to ensure that it is fair, appropriate and in line with AAR’s peer group companies. The Board’s policy is to periodically undertake an in-depth analysis of the type and amount of each element of director compensation in consultation with the Human Capital and Compensation Committee’s independent compensation consultant.

The Fiscal 2023 director compensation program, as approved by the Board, consists of the following compensation elements:

Compensation element	Fiscal 2023 non-employee director compensation program
Board chair additional annual retainer	None*
Non-employee director annual retainer	$95,000
Lead director additional annual retainer	$30,000
Audit Committee chair annual retainer	$20,000
All other Committee chair additional annual retainer	$15,000
Annual restricted stock award	Shares of common stock with a total grant date dollar value of $125,000 (vesting after one year)
*	Our current Chairman, John M. Holmes, does not receive any director-related compensation because he is an employee of the Company. Our former Chairman, David M. Storch, received compensation under our director compensation program in Fiscal 2023, including an additional annual retainer of $150,000 for serving as Chairman through his retirement date of January 10, 2023.

All retainers are paid quarterly. The annual stock award for Fiscal 2023 had an effective date of June 1, 2022 and a vesting date of June 1, 2023, subject to the director’s continued service through such date.

Each non-employee director, upon being elected a director, receives term life insurance coverage of $200,000 (unless or until they notify the Company that they wish to opt out of coverage and sign a waiver) and is eligible (along with their spouse, as applicable) to participate in a Company-paid annual physical program. The Company also reimburses its non-employee directors for travel, lodging and related expenses that they incur in attending Board and committee meetings and for other Company business expenses.

Cap on director compensation

Our stock plan, as approved by the Company’s stockholders, caps the annual compensation of non-employee directors at $500,000 per director. This cap takes into account all cash and non-cash compensation (including the dollar value of all stock awards) paid in a single fiscal year.

The reasons for this cap on director compensation are to protect against conflicts of interest given that the directors approve their own compensation and to ensure that directors receive fair and reasonable, but not excessive, compensation for their services.

34

Proposal 1 Election of directors

Ability to defer director compensation

Non-employee directors may elect to defer receipt of their compensation under the Company’s Non-Employee Directors’ Deferred Compensation Plan (the “Director Plan”). Under the Director Plan, non-employee directors may defer retainers and stock awards into (a) a stock account, with the deferred compensation converted into stock units equivalent to shares of common stock based on the then current stock price, or (b) a cash account, with the deferred compensation credited with interest quarterly based on the 10-year United States Treasury Bond rate. Distributions of deferred compensation are made, at the participant’s election, in cash or in shares of common stock. Distribution occurs upon termination of service on the Board or on other dates as specified by the participant.

Director compensation table

Fiscal 2023 director compensation

The table below sets forth all compensation paid to each non-employee director for Fiscal 2023.

Name[1]	Fees earned or paid in cash ($)[2]	Stock awards ($)[3]	Option awards ($)[4]	All other compensation ($)[5]	Total ($)
Anthony K. Anderson	95,000	125,000	—	7,509	227,509
Michael R. Boyce	95,000	125,000	—	20,905	240,905
John W. Dietrich	19,878	28,075	—	311	48,264
H. John Gilbertson, Jr.	55,975	125,000	—	598	181,573
James E. Goodwin	53,942	125,000	—	478	179,420
Robert F. Leduc	95,000	125,000	—	4,769	224,769
Ellen M. Lord	95,000	125,000	—	1,614	221,614
Duncan J. McNabb	110,000	125,000	—	2,746	237,746
Peter Pace	95,000	125,000	—	1,614	221,614
David P. Storch	150,403	125,000	—	186,989	462,392
Jennifer L. Vogel	95,000	125,000	—	1,148	221,148
Marc J. Walfish	135,934	125,000	—	1,614	262,548
[1]	Mr. Holmes is not included in this table because, as an employee director of the Company, he received no additional compensation for his service as a director in Fiscal 2023. Mr. Holmes’s compensation is set forth in the Summary Compensation Table in this proxy statement. Mr. Dietrich’s compensation for Fiscal 2023 was pro-rated based on his appointment to the Board on March 16, 2023. Mr. Gilbertson resigned from the Board effective October 27, 2022. Mr. Goodwin retired from the Board effective September 20, 2022. Mr. Storch retired from the Board effective January 10, 2023.
[2]	The following table provides a breakdown of director fees earned or paid in cash for Fiscal 2023. Messrs. Leduc and Walfish elected to defer their retainers pursuant to the Company’s Non-Employee Directors’ Deferred Compensation Plan.

Name	Annual retainer ($)	Board chair and committee chair retainer fees ($)	Lead director fee ($)	Total ($)
Anthony K. Anderson	95,000	—	—	95,000
Michael R. Boyce	95,000	—	—	95,000
John W. Dietrich	19,878	—	—	19,878
H. John Gilbertson	38,626	17,349	—	55,975
James Goodwin	28,970	15,824	9,148	53,942
Robert F. Leduc	95,000	—	—	95,000
Ellen M. Lord	95,000	—	—	95,000
Duncan J. McNabb	95,000	15,000	—	110,000
Peter Pace	95,000	—	—	95,000
David Storch	58,320	92,083	—	150,403
Jennifer L. Vogel	95,000	—	—	95,000
Marc J. Walfish	95,000	20,000	20,934	135,934
[3]	The amounts in this column reflect the aggregate grant date fair value of the Fiscal 2023 stock award of 2,574 shares of time-based restricted stock granted on June 1, 2022 to each non-employee director computed in accordance with FASB ASC Topic 718. These shares subsequently vested on June 1, 2023. General McNabb elected to defer his entire stock award.
[4]	No stock options were granted to non-employee directors in Fiscal 2023. No current non-employee director held any stock options as of May 31, 2023.
[5]	This column includes the cost of the annual physical program, reimbursements for travel, lodging and hotel expenses in connection with the annual physical program, and the cost of term life insurance coverage. For Mr. Storch, this column includes $30,000 in office/secretarial support and $156,989 in consulting fees from the Company in Fiscal 2023 pursuant to a consulting agreement as noted under the heading “Related person transaction policy.”

2023 Proxy Statement	35

Proposal 2 Executive compensation

Proposal 2	Advisory proposal to approve our Fiscal 2023 executive compensation
Our Board unanimously recommends that you vote FOR this resolution approving the Fiscal 2023 compensation paid to our named executive officers.

Proposal summary

We are asking you to approve the following advisory proposal — commonly known as a “say-on-pay” proposal — on the compensation awarded to our named executive officers for Fiscal 2023 as disclosed in this proxy statement:

“RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the named executive officers for Fiscal 2023 as reported in this proxy statement pursuant to Item 402 of Regulation S-K under the Securities Exchange Act of 1934, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

We hold an annual vote on say-on-pay because we believe it is important to obtain the input of our stockholders on our executive compensation program. Each year our Human Capital and Compensation Committee takes a careful look at the Company’s executive compensation program to determine whether to make any design or implementation changes. Reasons to make changes may include the results of prior say-on-pay stockholder votes, stockholder feedback, the financial and operating performance of the Company, the performance of individual senior management members, peer group changes or market trends.

As in prior years, the Human Capital and Compensation Committee designed the Fiscal 2023 executive compensation program to align executive pay with Company performance in order to create an identity of interest between management and stockholders. This goal is accomplished principally through the payment of performance-based cash bonuses and the grant of equity awards.

The Board encourages you to read the “Compensation Discussion and Analysis” and the accompanying executive compensation tables in this proxy statement for a comprehensive description of the Fiscal 2023 executive compensation program.

All Fiscal 2023 executive compensation paid to the named executive officers was performance-based or at-risk compensation, other than base salaries, as shown below:

Plan	Performance goals or vesting criteria
FY23 short-term incentive plan – cash bonuses	●Adjusted diluted earnings per share from continuing operations ●Adjusted net working capital turns ●Strategic objectives
FY23 long-term incentive plan – time-based restricted stock	●Aligned with stockholder value creation with three-year cliff vesting
FY23 long-term incentive plan – performance-based restricted stock	●Adjusted income from continuing operations ●Average return on invested capital ●Relative total stockholder return
FY23 long-term incentive plan – stock options	●Stock price appreciation

36

Proposal 2 Executive compensation

The charts below show the breakdown of variable compensation and fixed compensation paid to our named executive officers in Fiscal 2023.

John M. Holmes
Sean M. Gillen
Jessica A. Garascia
Christopher A. Jessup
Eric S. Pachapa

2023 Proxy Statement	37

Proposal 2 Executive compensation

Stockholder engagement

Please see “A letter from our human capital and compensation committee” and “Stockholder engagement” and “Response to stockholder feedback” in the CD&A section for more details as to what we heard from our stockholders regarding our executive compensation program during our Fiscal 2023 engagement and how we responded to their feedback in designing the executive compensation program for Fiscal 2024.

Executive compensation program for Fiscal 2023

Our Human Capital and Compensation Committee believes that the executive compensation paid to our named executive officers in Fiscal 2023, in form and amount, was appropriate and in the best interests of the Company and its stockholders.

This say-on-pay advisory vote is not binding on the Board. The Board, however, will review and consider the voting results and other relevant factors in responding to this advisory vote.

Human capital and compensation committee Fiscal 2023 report

The Human Capital and Compensation Committee of the Board of the Company furnishes the following report to the stockholders of the Company in accordance with applicable SEC rules.

The Human Capital and Compensation Committee reviewed and discussed the “Compensation discussion and analysis” section of this proxy statement with the Company’s management. Based on that review and discussion, the Human Capital and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

The Human Capital and Compensation Committee of the Board of AAR CORP.

Jennifer L. Vogel, Chair
Anthony K. Anderson, Member
Michael R. Boyce, Member
Robert F. Leduc, Member
Ellen M. Lord, Member
Peter Pace, Member

Human capital and compensation committee interlocks and insider participation

Messrs. Anderson, Boyce and Leduc, General Pace and Ms. Vogel and Ms. Lord, all of whom are independent non-employee directors, are the current members of the Human Capital and Compensation Committee of the Board of the Company. None of the members of the Human Capital and Compensation Committee is or ever was an officer or employee of the Company or any of its subsidiaries, and none of the executive officers of the Company served on the board of directors or compensation committee of any entity whose officers served either on the Board of the Company or on the Human Capital and Compensation Committee of the Board of the Company.

38

Proposal 2 Executive compensation

A letter from our human capital and compensation committee

Dear fellow AAR CORP. stockholder:

We thank you for your continued support of AAR CORP. through Fiscal 2023. Looking back, Fiscal years 2021 and 2022 were marked by extraordinary challenges for the aviation industry. In the face of these challenges, AAR’s senior management team led by Mr. Holmes, our CEO, delivered successful financial and operating performance, which contributed to a stock price increase from $20.08 on June 1, 2020 (the start of Fiscal 2021) to $48.22 on May 31, 2022 (the end of Fiscal 2022). In Fiscal 2023, our senior management team continued to deliver solid financial results and execute on our growth strategies, contributing to a stock price increase to $50.11 on May 31, 2023 (the end of Fiscal 2023).

As directors and members of the Human Capital and Compensation Committee, we are committed to implementing compensation programs that pay for performance, that attract and retain key executives critical to the success of our business, and that align the focus of our management team with the Company’s strategic goals and our stockholders’ long-term interests. The macroeconomic environment in Fiscal years 2021 and 2022 made it especially challenging for the Committee to design compensation programs that achieve these goals, due primarily to: (1) decreased visibility into the Company’s results in the near and long-term given the disruption to the commercial aviation sector during the COVID-19 pandemic, which caused difficulties setting financial goals, and (2) restrictions on the amount of compensation that could be paid to certain senior executives, including our CEO, through March 24, 2022, under the terms of the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”) federal funding that the Company accepted in July 2020, which resulted in setting compensation for certain senior executives substantially below competitive market levels and historical practices. Compensation decisions in Fiscal 2022, after the CARES Act restrictions lapsed, included special awards of cash and equity without performance conditions to certain members of our senior management team, including our CEO.

We believe these actions were necessary to support executive retention and mitigate the misalignment of pay and performance stemming from adherence to requirements under the CARES Act. In doing so, we recognized the superior leadership and financial performance delivered by Mr. Holmes and his senior management team during this most challenging period. These actions were a departure from our general practice of not making special one-time awards of share-based compensation without performance conditions or cash bonuses.

Stockholder engagement and responsiveness to 2022 say-on-pay vote

In connection with the say-on-pay proposal for Fiscal 2022, the Human Capital and Compensation Committee led extensive stockholder outreach and engagement efforts, together with a thorough evaluation of our executive compensation program. In 2022, the principal focus of the outreach was to discuss the grant of one-time awards to our CEO, which award received negative attention from proxy advisors in advance of our 2022 say-on-pay vote. In 2023, the principal focus of the outreach was to understand the factors that impacted our 2022 say-on-pay vote, which ultimately did not receive majority support from our stockholders.

In total, during 2022-2023, we contacted stockholders representing over 85% of our outstanding shares of common stock, and held 17 meetings about our executive compensation program with stockholders representing over 55% of our outstanding shares of common stock. These discussions were led by the Chair of our Human Capital and Compensation Committee and included our CFO, General Counsel and Chief Human Resources Officer.

2023 Proxy Statement	39

Proposal 2 Executive compensation

In general, feedback from stockholders and proxy advisors on the design of our executive compensation program was modest in scope and nature, consistent with previously high levels of support for our say-on-pay proposals (approximately 97%, on average, for 2018 through 2021). Most of the feedback was related to the special award made to our CEO in Fiscal 2022, which was the biggest contributing factor to the low support from stockholders for say-on-pay for Fiscal 2022. Specifically, the Committee heard and evaluated concerns related to:

●	Grants of special awards without performance conditions;
●	The use of qualitative strategic goals, which may be hard to measure, in determining short-term incentive compensation;
●	A potential payout of 250% for performance-based restricted stock awards; and
●	The use of, and goal-setting for, TSR as a performance metric in determining long-term incentive compensation.

The Committee sought input from stockholders and proxy advisors on changes to the executive compensation program for Fiscal 2024 that might address each concern above. For additional detail regarding how we engaged, what we heard and how we responded, see “Stockholder engagement” and “Response to stockholder feedback” in the CD&A section. We have been pleased with the positive reception by stockholders of our outreach efforts and remain committed to addressing stockholder feedback in the design of our executive compensation program.

Our compensation decisions in Fiscal 2023 and 2024

Following the unique challenges in Fiscal 2022, the Human Capital and Compensation Committee continued to take actions in Fiscal 2023 that we believe best serve the alignment of pay with performance and the retention of key members of our executive leadership team going forward. In Fiscal 2023, the Committee resumed the pre-pandemic era executive compensation program that had received high levels of say-on-pay support (approximately 97%, on average, for 2018 through 2021) – namely to reintroduce performance-based share awards at a 50% mix in the long-term incentive plan.

As noted above, for Fiscal 2024, we have sought to enhance our executive compensation program in response to stockholder feedback as further described below in “Stockholder engagement” in the CD&A. These changes for Fiscal 2024 include, but are not limited to, (1) a commitment to limit the use of special equity awards, and a commitment to attach performance conditions to any future special equity awards (except in very limited circumstances where it is customary not to include performance conditions, such as grants to replace foregone compensation at the time of hire); (2) an increase in the weighting of performance-based restricted stock to 60% of the long-term incentive plan mix as well as broader participation in our performance-based restricted stock program; (3) the removal of the qualitatively measured strategic objectives in the short-term incentive plan; and (4) capping the payout on performance-based restricted stock at 200% (reduced from 250%).

Ongoing commitment to stockholder engagement

The Committee values the perspectives of the Company’s stockholders and the importance of stockholder feedback expressed directly and through the annual say-on-pay voting process. We remain committed to maintaining a compensation structure that aligns pay with performance, drives long-term value creation, and reflects the perspectives of our stockholders. You may provide feedback to the Committee at any time by sending correspondence to AAR CORP., Office of the Corporate Secretary, 1100 N. Wood Dale Road, Wood Dale, Illinois 60191.

Thank you for your continued support and investment in AAR CORP.

Jennifer L. Vogel, Chair
Anthony K. Anderson, Member
Michael R. Boyce, Member
Robert F. Leduc, Member
Ellen M. Lord, Member
Peter Pace, Member

40

Proposal 2 Executive compensation

Compensation discussion and analysis

Executive summary

Named executive officers

This Compensation Discussion and Analysis describes and explains our Fiscal 2023 executive compensation program for the following executive officers of the Company (the “named executive officers” or “NEOs”):

John M. Holmes, Chairman, President and Chief Executive Officer
Sean M. Gillen, Senior Vice President and Chief Financial Officer
Jessica A. Garascia, Senior Vice President, General Counsel, Chief Administrative Officer and Secretary
Christopher A. Jessup, Senior Vice President and Chief Commercial Officer
Eric S. Pachapa, Vice President, Controller and Chief Accounting Officer

Financial highlights

AAR had strong financial performance for Fiscal 2023. Consolidated sales were $2.0 billion, diluted earnings per share from continuing operations was $2.52 (an increase of 17% over Fiscal 2022) and adjusted diluted earnings per share from continuing operations, a non-GAAP financial measure, was $2.86 (an increase of 20% from Fiscal 2022). During Fiscal 2023, we continued our strong focus on working capital management with cash flows from operating activities from continuing operations of $23.8 million, which included significant investments in inventory, rotable assets, and licensing arrangements to support further growth.

For a definition of adjusted diluted earnings per share from continuing operations and a reconciliation of this measure to the closest comparable GAAP financial measure, see Appendix B.

Selected financial information

(dollars in millions except per share data) For the fiscal year ended May 31	2023 ($)	2022 ($)	2021 ($)
Sales	1,990.5	1,820.0	1,652.3
Operating income	133.9	106.9	85.2
Diluted earnings per share from continuing operations	2.52	2.16	1.30
Cash provided from operations – continuing operations	23.8	89.8	108.5

As of May 31
Working capital	746.4	659.0	600.2
Total assets	1,833.1	1,573.9	1,539.7
Total debt	272.0	100.0	135.2
Equity	1,099.1	1,034.5	974.4

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Proposal 2 Executive compensation

Key financial achievements

Sales	Adjusted diluted EPS from continuing operations*

($M)
2,200
1,760
1,320
880
440
0
$1,652
$,1820
$1,991
FY21
FY22
FY23

$2.86
$2.38
$1.31
2.5
2.0
1.5
1.0
0.5
0.0
FY21
FY22
FY23

*	See prior page for diluted EPS from continuing operations (GAAP) and Appendix B for a reconciliation of adjusted diluted EPS from continuing operations (non-GAAP) to the GAAP measure.

For more information about our Fiscal 2023 performance, please see “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K filed with the SEC on July 18, 2023. For more information about our stock price performance, please see “Comparison of Cumulative Five-Year Total Return” in our Form 10-K.

Stockholder engagement

In Fiscal 2023, we continued our longstanding practice to regularly engage with stockholders on a host of topics including company strategy and performance, corporate governance, sustainability, and other topics. members of our senior management team participated from time to time in numerous stockholder meetings and virtual or in-person investor conferences. These interactions allow investors the opportunity to meet, ask questions of, and provide advice to, our key executives. We include our independent Lead Director when requested by stockholders.

Further, during 2022-2023, we conducted a comprehensive outreach campaign to specifically solicit feedback from our stockholders on our executive compensation practices in the months before and following our say-on-pay vote in September 2022, which failed to receive majority support. Our executive compensation program has historically received strong stockholder support (approximately 97% in each of the four years prior to 2022). In 2022, the principal focus of our outreach was to discuss the grant of one-time awards to our CEO, which received negative attention from proxy advisors in advance of our 2022 say-on-pay vote. In 2023, the principal focus of our outreach was to understand the factors that impacted our 2022 say-on-pay vote, which ultimately did not receive majority support from our stockholders. These discussions were led by the Chair of our Human Capital and Compensation Committee and included our CFO, General Counsel and Chief Human Resources Officer.

2022 Reach Out

40 stockholders	88% shares outstanding	8 stockholder meetings	48% shares outstanding	100% of meetings with Chair of the Human Capital and Compensation Committee

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Proposal 2 Executive compensation

WHAT WE DID:	WHAT WE HEARD:
Prior to the 2022 annual meeting we reached out to stockholders to engage about our executive compensation program in light of concerns expressed about the grant of one-time awards made in Fiscal 2022 to our Chief Executive Officer after the CARES Act restrictions lapsed.	Stockholders expressed general alignment with our existing compensation program. The majority of the conversations with stockholders focused on the grant of one-time awards made in Fiscal 2022 to our Chief Executive Officer after the CARES Act restrictions lapsed, with stockholders seeking to understand the amount of the award and why the award did not have performance conditions.

2023 Reach Out

41 stockholders	85% shares outstanding	9 stockholder meetings	33% shares outstanding	100% of meetings with Chair of the Human Capital and Compensation Committee

WHAT WE DID:	WHAT WE HEARD:
After our 2022 say-on-pay proposal did not pass, the Human Capital and Compensation Committee and the Board discussed feedback from our 2022 stockholder engagement process described above and considered several changes to our executive compensation program, the most significant of which was to consider adopting a policy of refraining from granting one-time awards to executive officers unless the award contains performance conditions (other than reasonable make-whole grants to new hires). In addition, the Human Capital and Compensation Committee determined to continue its policy of general prohibitions on one-time awards (other than reasonable make-whole grants to new hires). We also sought out, and held, meetings with two proxy advisory firms as noted below.	The stockholders we met with expressed overall support for the changes to our executive compensation program being considered by our Human Capital and Compensation Committee, all of which were subsequently adopted by the Committee for Fiscal 2024 and are described in this proxy statement.

EXECUTIVE SUMMARY:
Through 2022-2023, we contacted stockholders representing over 85% of our outstanding shares of common stock, and held 17 meetings about our executive compensation program with stockholders representing over 55% of our outstanding shares of common stock.
Our Human Capital and Compensation Committee:
●listened to stockholder concerns;
●considered changes to address the identified concerns;
●reached out once more to stockholders to discuss potential changes; and
●adopted the changes to our executive compensation program for Fiscal 2024 as described in this proxy statement.

See “Response to stockholder feedback” below for details on what we heard from stockholders and how we responded to their feedback related to executive compensation. The feedback received from our stockholder outreach efforts was shared with and considered by our Board. Our engagement has generated valuable input that helps inform our decisions and strategy regarding executive compensation.

We also engaged directly with and carefully considered the viewpoints of the proxy advisory firms that represent the interests of various stockholders. In calendar year 2023, we engaged with Institutional Shareholder Services Inc. (“ISS”) and Glass, Lewis & Co. (“Glass Lewis”) regarding our executive compensation practices. These engagements further informed the actions that our Board and Human Capital and Compensation Committee are taking to enhance our executive compensation program as further described in “Response to stockholder feedback” below.

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Proposal 2 Executive compensation

Response to stockholder feedback

Feedback received by stockholders and proxy advisors on the overall design of our executive compensation program was modest in scope and nature, consistent with the previously high levels of support for our say-on-pay proposals noted above. Most of the feedback was related to the special award made to our CEO in Fiscal 2022.

The Human Capital and Compensation Committee considered the feedback that it received when it evaluated and approved changes to our executive compensation program for Fiscal 2024. Below is a summary of the feedback we heard from many of our investors and how we responded.

WHAT WE HEARD…	HOW WE RESPONDED FOR FISCAL 2024…
Stockholders questioned both the design and the magnitude of the CEO’s special award of cash and equity in Fiscal 2022 (that was intended to compensate him for two years of forgone equity awards due to CARES Act restrictions). In particular, stockholders noted that the award was entirely time-based (lacking performance conditions).

We engaged with our stockholders and noted the unusual circumstances during Fiscal years 2021 and 2022 that influenced the decisions to grant special awards without performance conditions to certain members of our senior management team, including our CEO, in Fiscal 2022, as set forth above in the Letter from our Human Capital and Compensation Committee.
In response to stockholder concerns following the 2022 say-on-pay vote, the Committee has committed to both continue to limit the usage of one-time, special awards outside of our annual compensation program and, if granted to our executive officers, to include performance conditions when making such one-time, special awards (except in very limited circumstances where it is customary not to include performance conditions, such as grants to replace foregone compensation at the time of hire).
To further demonstrate the Committee’s commitment to performance-based compensation, the Committee is making the following changes to the Company’s annual executive compensation program for Fiscal 2024:
●Increasing the weighting of performance-based share awards (performance-based restricted stock) for executive officers in the long-term incentive plan from 50% to 60% and reducing the weighting of time-based share awards (i.e., changing the components of the long-term incentive plan from 50% performance-based restricted stock, 25% options and 25% time-based restricted stock in the current program to 60% performance-based restricted stock, 20% options and 20% time-based restricted stock in the program for Fiscal 2024); and
●Broadening participation in our performance-based restricted stock program.

Stockholders questioned the use of qualitative strategic goals as metrics for determining short-term incentive compensation and suggested eliminating such strategic goals in favor of quantitative and measurable financial goals.

In response to stockholder feedback, the Committee is making the following change to the Company’s short-term incentive compensation program for Fiscal 2024:
●Eliminating the qualitative strategic goals component of awards under the short-term incentive plan and reverting to a split of 80% earnings per share (“EPS”) and 20% working capital turns (i.e., changing the components from 60% EPS, 20% working capital turns and 20% strategic objectives in Fiscal 2023).
The Committee will continue to evaluate appropriate quantitative goals that can be introduced into the Company’s short-term incentive compensation program, including potential quantitative ESG metrics.

Stockholders questioned the 250% maximum payout opportunity for performance-based restricted stock awards in the long-term incentive program and noted that they considered 200% to be more typical.
Although unusual circumstances influenced the special awards to the CEO in Fiscal 2022, the Committee acknowledges stockholder feedback regarding the magnitude of long-term incentive awards generally. In response to stockholder concerns, the Committee is making the following change to the Company’s executive compensation program for Fiscal 2024:
●Reducing the maximum payout for performance-based restricted stock in the long-term incentive plan from 250% in the Fiscal 2023 program to 200% in the Fiscal 2024 program.

Stockholder feedback was varied in terms of whether and how to incorporate relative total shareholder return (TSR) in relation to company-specific financial and operational metrics for determining long-term incentive compensation. Select stockholders indicated a preference to see target payout anchored at some level above median performance.

The Human Capital and Compensation Committee thoughtfully considered the varied stockholder feedback on the use of relative TSR as a performance metric for determining long-term incentive compensation.
After careful consideration, the Committee is making the following change to the Company’s executive compensation program for Fiscal 2024 in response to stockholder feedback:
●Setting the TSR target payout at outperformance of the market rather than median performance (i.e., 55th percentile as compared to 50th percentile used in the Fiscal 2023 program).

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Proposal 2 Executive compensation

We remain committed to giving our investors clear and concise proxy statement disclosure so that they can fully understand our executive compensation program and, in turn, vote on an informed basis on our say-on-pay proposal. To that end, our proxy statement disclosure explains both how our executive compensation program operates and how it aligns the interests of our executives with the long-term investment interests of our stockholders.

Our ongoing, open dialogue with our stockholders helps ensure that our Board and management regularly consider investor perspectives. The Human Capital and Compensation Committee continues to believe in flexibility to properly incentivize and reward management for successfully managing the Company in unusual circumstances and positioning it for future growth. This flexible approach to executive compensation is consistent with our Board’s priorities to guide the Company in the proper strategic direction.

Pay and Performance Alignment. The graph below highlights our recent relative share performance as compared to the share performance of our peer group and also demonstrates the strong linkage between our TSR performance and our CEO’s pay. The peer group used is the Company’s “2023 peer group” as reflected in our 2023 Annual Report on Form 10-K pursuant to Item 201(e) of Regulation S-K and “Fiscal 2023 peer group” in this proxy statement. Each year reflects what the cumulative value of $100 would be, including reinvestment of dividends, if such amount were invested on June 1, 2020.

Company TSR, Peer Group TSR and Company CEO Pay

$12.3
$206.99
$239.07
$248.44
$161.40
$6.7
$4.1
$146.58
$160.37
2021
2022
2023
Total CEO Pay (In Millions)
Company TSR (Assumes Initial Investment of $100)
Peer Group TSR

Executive compensation highlights

Pay-for-performance and stockholder alignment

●	Annual cash bonuses are linked to two key performance metrics critical to the success of our business strategy: adjusted diluted earnings per share from continuing operations (60%) and adjusted net working capital turns (20%). In addition, certain strategic objectives (20%) are included in the annual cash bonus program for Fiscal 2023 to align management interests with priorities that are important to the Company.
●	The Fiscal 2023 long-term incentive program is 100% equity based, consisting of performance-based restricted stock (50%), stock options (25%) and restricted stock awards (25%).
●	Performance-based restricted stock for Fiscal 2023 are linked to three key performance metrics: adjusted income from continuing operations (70%), return on invested capital (20%) and relative total stockholder return (10%).
●	AAR targets total pay opportunities for its executive officers, individually and as a group, within a competitive range around the median of the market.
●	AAR’s compensation mix – cash versus equity, fixed versus variable, and annual versus longer-term – is consistent with competitive best practices.

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Proposal 2 Executive compensation

Cash bonuses under the Fiscal 2023 short-term incentive plan

Strategic goal	Compensation measure
Drive profitability and deliver value to stockholders	60%	Adjusted diluted earnings per share from continuing operations
Make efficient use of stockholder capital in support of Company sales	20%	Adjusted net working capital turns
Align management’s interests with priorities that are important to the Company	20%	Strategic objectives

Performance stock under the Fiscal 2023 long-term incentive plan

Strategic goal	Compensation measure
Increase profitability and deliver value to stockholders	70%	Adjusted income from continuing operations
Enhance efficiency in allocating capital to generate higher returns	20%	Average return on invested capital
Outperform peer group companies* in generating stockholder value	10%	Relative total stockholder return
*	Reflects a custom group of companies that derive a significant portion of their revenues from commercial aviation-linked businesses. For Fiscal 2023, this group included Alaska Air Group, Allegiant Travel Company, American Airlines Group Inc., Atlas Air Worldwide Holdings, Inc., Delta Air Lines, Inc., Hawaiian Holdings, Inc., Hexcel Corporation, JetBlue Airways Corporation, Moog Inc., Southwest Airlines Co., Spirit AeroSystems Holdings, Inc., Spirit Airlines, Inc., The Boeing Company, Triumph Group, Inc., United Airlines Holdings, Inc., and Woodward, Inc.

Executive compensation program enhancements

We continue to be committed to pay-for-performance. We believe the outcomes of our 2019 through 2021 say-on-pay votes (at least 97% support each year) demonstrated strong stockholder support for our executive compensation program. In response to feedback from stockholders following our 2022 say-on-pay vote, our Human Capital and Compensation Committee made enhancements to our executive compensation program for Fiscal 2024. See the “Letter from our human capital and compensation committee” and “Stockholder engagement” and “Response to stockholder feedback” in “Compensation discussion and analysis” for further information.

We will continue to consider investor feedback relating to our executive compensation program.

Our executive compensation goals and philosophy

Our executive compensation program has three principal goals:

Engage executive talent	Align pay and performance	Diversify pay mix

Attract and retain talented executives capable of producing outstanding business results for the Company and its stockholders.	Motivate and reward executives by paying for performance in a manner that reflects the Company’s performance, business group performance and individual performance.	Provide compensation that strikes a proper balance between short-term and long-term compensation, and between fixed compensation and at-risk performance compensation, and between cash and stock compensation, with an emphasis on stock compensation to align the interests of executives with the interests of the Company’s stockholders.

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Proposal 2 Executive compensation

Our executive compensation philosophy for our named executive officers is to target compensation as follows:

Compensation element	Target
Base salary	±	10%	of market median
“Total annual cash compensation” (base salary + target annual cash bonus)	±	10%	of market median
“Total direct compensation” (base salary + target annual cash bonus + the grant date value of annual stock awards)	±	15%	of market median

Although targets are set with consideration to the market median, the program is designed to offer our named executive officers the opportunity to reach or exceed the market 75th percentile with exceptional performance.

The compensation opportunities for individual executives may vary depending on experience, effectiveness, performance and other relevant factors. By incentivizing and rewarding outstanding performance, our executive compensation program seeks to link the achievement of the Company’s key business performance goals and stock price performance directly with the pay outcomes for our named executive officers.

Executive compensation practices

What We Do	What We Do Not Do

  Annual say-on-pay stockholder vote
  Challenging performance targets under our incentive compensation plans
  Emphasis on performance-based or at-risk compensation
  Multi-year vesting periods for stock awards
  Limited perquisites
  “Double trigger” change-in-control provisions in executive agreements
  Meaningful stock ownership and retention guidelines for directors and executive officers
  Prohibition on short sales, pledging and hedging transactions
  Claw-backs of incentive compensation in the event of certain financial restatements
  Annual assessment of incentive compensation plans
No tax gross-ups No repricing of stock options No dividends or dividend equivalents paid on stock or stock unit awards unless vesting conditions are met

The Company generally targets its annual pay mix for executive officers (particularly for its Chief Executive Officer) to place significant weight on performance-based and at-risk compensation over fixed compensation. This pay mix is reflected in the following breakdown of Fiscal 2023 target total direct compensation:

Fiscal 2023 compensation of our Chief Executive Officer, John M. Holmes

Fiscal 2023 compensation of our other named executive officers as a group

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Proposal 2 Executive compensation

Principal elements of our Fiscal 2023 executive compensation program

The table below describes and explains the purpose of the principal elements of the Fiscal 2023 executive compensation program for our named executive officers:

Compensation element	Form of compensation	Performance period	Performance measures	Purposes of the compensation element
Base salary	Cash	1 year	Individual performance and contributions Qualifications and responsibilities Experience and tenure with the Company Competitive salary considerations
Rewards individual performance and contributions consistent with an individual’s position and responsibilities
Provides competitive compensation
Balances risk-taking concerns associated with performance-based compensation

Annual cash bonus	Cash	1 year	Adjusted diluted earnings per share from continuing operations
Promotes retention of executive talent
Provides short-term, cash-based incentive
Measures performance against key corporate goals
Aligns management’s interests with priorities that are important to the Company, including growth and ESG

Adjusted net working capital turns
Strategic objectives

Stock options (25%)	Stock	3 years (vesting period) Up to 10 years (option term)	Stock price	Promotes retention of executive talent Aligns payout directly with stockholder value creation
Time-based restricted stock (25%)	Stock	3 years	Stock price	Promotes retention of executive talent Aligns payout directly with stockholder value creation
Performance-based restricted stock (50%)	Stock	3 years	Adjusted income from continuing operations	Promotes retention of executive talent Ties payout to achievement of key corporate goals Aligns payout directly with stockholder value creation
Average return on invested capital
Relative shareholder return

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Proposal 2 Executive compensation

Our human capital and compensation committee’s decision-making process for Fiscal 2023

Each year the Human Capital and Compensation Committee reviews our executive compensation program and the programs of other companies, including the Company’s peer group companies. The Human Capital and Compensation Committee seeks to confirm that each compensation element of our program, as well as the compensation structure, is not only competitive within the Company’s marketplace, but also is appropriate for the Company in light of its history, culture, performance and strategy. Particular attention is given to our stock price and total stockholder return to ensure proper alignment between executive compensation and stock price performance.

The Human Capital and Compensation Committee took the following actions in setting and approving executive compensation for Fiscal 2023.

January 2022

Reviewed and approved the Company’s Fiscal 2023 peer group.

June and July 2022

Assessed the Company’s prior year’s target executive compensation against the target executive compensation of the Company’s peer group companies and of other aerospace and defense companies.

Assessed the Company’s prior year performance against the performance of peer group companies.

Considered other information available at the time relevant to the Fiscal 2023 executive compensation program (e.g., the prior year (Fiscal 2021) say-on-pay result and the CEO’s recommendations).

Set target Fiscal 2023 compensation — base salaries, annual cash bonuses and stock awards — for the Company’s executive officers.

July 2023

Approved Fiscal 2023 annual cash bonuses based on the Company’s performance in Fiscal 2023.

Fiscal 2023 executive compensation

CEO pay in Fiscal 2023

In determining Mr. Holmes’s Fiscal 2023 compensation, the Human Capital and Compensation Committee took into consideration the following principal factors:

●	Mr. Holmes’s understanding of the Company’s culture, strategy, business and operations, as well as the going-forward challenges facing the Company;
●	A recognition that Fiscal 2023 would be Mr. Holmes’s fifth year as a Chief Executive Officer, in comparison to the median tenure of six years for CEOs in the Company’s peer group;
●	A competitive pay analysis prepared by the Human Capital and Compensation Committee’s independent compensation consultant in June 2022; and
●	The Human Capital and Compensation Committee’s belief that the substantial majority of Mr. Holmes’s compensation should be contingent on performance, have retentive value, or be linked with stockholder value creation.

Based on these factors, the Human Capital and Compensation Committee set Mr. Holmes’s Fiscal 2023 target pay at $5,650,000, consisting of base salary of $1,000,000 (up 8% from Fiscal 2022), target cash bonus opportunity of $1,000,000 (100% of his base salary), and stock-based compensation with a target dollar value of approximately $3,650,000.

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Proposal 2 Executive compensation

Fiscal 2023 base salaries

The Human Capital and Compensation Committee believes that base salaries — representing fixed compensation — should be sufficiently competitive for AAR to attract and retain talented executives, but should be a less significant percentage of total compensation than performance-based compensation for AAR’s executive officers.

The following table shows Fiscal 2022 and Fiscal 2023 annual base salaries for the named executive officers, as set by the Human Capital and Compensation Committee. The Fiscal 2023 increases in base salary became effective June 1, 2022.

Named executive officer	Fiscal 2022 ($)	Fiscal 2023 ($)	Increase %
John M. Holmes	925,000	1,000,000	8
Sean M. Gillen	450,000	480,000	7
Jessica A. Garascia	412,000	430,000	4
Christopher A. Jessup	450,000	480,000	7
Eric S. Pachapa	345,000	360,000	4

Fiscal 2023 cash bonuses

Fiscal 2023 short-term incentive plan – setting targets

At its July 2022 meeting, the Human Capital and Compensation Committee approved the Fiscal 2023 short-term incentive plan for the named executive officers. The Fiscal 2023 short-term incentive plan used three performance goals to determine annual cash bonuses: (1) the Company’s earnings per share from continuing operations as adjusted (weighted 60%), (2) the Company’s adjusted net working capital turns (weighted 20%) and (3) certain strategic objectives (weighted 20%). The strategic objectives goal was added to the annual cash bonus program in Fiscal 2021 in order to align management’s interests with priorities that are important to the Company. The strategic objectives for Fiscal 2023 were the same as Fiscal 2022 and included the following: (A) identify and secure opportunities to deploy capital for organic and inorganic growth, and (B) drive an environmental, social and corporate governance program that addresses key areas of focus.

The following table shows each of the three performance goals at the threshold, target and maximum levels:

Performance goal		Threshold	Target	Maximum
60%	Adjusted diluted earnings per share from continuing operations (weighting)	$1.93	$2.57	$3.21
20%	Adjusted net working capital turns (weighting)	2.29	3.05	3.81
20%	Strategic objectives (weighting)	N/A	N/A	N/A

Each of the adjusted diluted earnings per share from continuing operations target ($2.57) and the adjusted net working capital turns target (3.05) for Fiscal 2023 represents an increase from both the prior year’s target (an increase of $0.77 and 0.35, respectively) and actual performance (an increase from the prior year’s results, which were $2.38 and 2.96, respectively).

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Proposal 2 Executive compensation

The Human Capital and Compensation Committee believes adjusted diluted earnings per share from continuing operations and adjusted net working capital turns are critical performance measures of the Company’s financial success. Adjusted diluted earnings per share from continuing operations measures the Company’s performance in delivering earnings to stockholders, and adjusted net working capital turns measures the Company’s effectiveness in using its working capital and, in particular, in using its cash.

●

“Adjusted diluted earnings per share from continuing operations” is defined under the Fiscal 2023 short-term incentive plan as adjusted diluted earnings per share from continuing operations as disclosed by the Company in its earnings release furnished with the Securities and Exchange Commission, excluding non-GAAP items included on the Company’s quarterly earnings releases, special charges or unusual or infrequent items incurred during the performance period, and as may be adjusted for changes in generally accepted accounting principles.

●	“Adjusted net working capital turns” is defined under the Fiscal 2023 short-term incentive plan as net sales divided by adjusted average working capital, where working capital is defined as net accounts receivable plus net inventories minus accounts payable, excluding non-GAAP items included on the Company’s quarterly earnings releases, special charges or unusual or infrequent items incurred during the performance period, including changes in the Company’s accounts receivable financing program, and as may be adjusted for changes in generally accepted accounting practices.

In calculating adjusted diluted earnings per share from continuing operations and adjusted net working capital turns, the Human Capital and Compensation Committee has the discretion to exclude special charges or unusual or infrequent items incurred during the performance period and to adjust for changes in GAAP if it determines that such exclusions or adjustments are appropriate. The Committee exercises this discretion with respect to special charges infrequently, typically limiting it to situations where the special charge was non-recurring or unforeseen and not within the control of management. In addition, the Committee maintains the discretion to adjust amounts further downward.

The Fiscal 2023 annual cash bonus opportunities (in dollar amounts and as a percentage of base salary), at the threshold, target and maximum levels for the named executive officers are set forth in the table below, with performance between threshold and target levels and between target and maximum levels resulting in proportionate straight-line payouts:

	Threshold		Target		Maximum
Named executive officer	Dollar amount ($)	Percent of base salary (%)	Dollar amount ($)	Percent of base salary (%)	Dollar amount ($)	Percent of base salary (%)
John M. Holmes	500,000	50	1,000,000	100	2,000,000	200
Sean M. Gillen	240,000	50	480,000	100	960,000	200
Jessica A. Garascia	215,000	50	430,000	100	860,000	200
Christopher A. Jessup	240,000	50	480,000	100	960,000	200
Eric S. Pachapa	135,000	38	270,000	75	540,000	150

Fiscal 2023 short-term incentive plan – approving payouts

For Fiscal 2023, we reported adjusted diluted earnings per share from continuing operations of $2.86 and achieved adjusted net working capital turns of 3.06. As noted, the Human Capital and Compensation Committee has the discretion under the short-term incentive plan to exclude or add back one-time special charges that it considers unusual or unforeseen and outside of management’s control.

The adjusted net working capital turns of 3.06 resulted in a payout of 101% for that portion of the metric. Adjusted diluted earnings per share from continuing operations was $2.86, which has been adjusted to exclude non-GAAP adjustments externally reported of $0.52 which include losses related to sale and exit of business of $0.02, Trax acquisition and amortization expenses of $0.21, loss on equity investments, net of $0.01, investigation and remediation compliance costs of $0.13, contract termination/restructuring costs and loss provisions, net of $0.06, customer bankruptcy and credit charges of $0.04, and Russian bankruptcy court clawback judgment of $0.05, which were partially offset by government COVID-related subsidies, net of $0.05 and tax effect on adjustments of $0.13. The Human Capital and Compensation Committee determined that these adjustments were appropriate as they are the same adjustments made and reported in connection with the Company’s earnings releases. The resulting payout for this metric was 145%.

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Proposal 2 Executive compensation

For the strategic objectives the Human Capital and Compensation Committee reviewed each objective, and determined that due to the following factors, as well as the Company’s strong financial performance that was positively influenced by these factors, a payout of 150% for this metric was appropriate:

Objective	Factors
Identify and secure opportunities to deploy capital for organic and inorganic growth
●Sourced, due diligenced and acquired Trax USA Corp.
●New or expanded distribution agreements with Unison, Leach, Ontic, and GE Aerospace
●Disciplined investments in USM market, including acquisition of nine B757 aircraft from American Airlines
●First and only non-OEM to receive a Captains of Industry contract award with Defense Logistics Agency
●Digital investments to foster top-line growth and improve efficiencies across the company
●Extension of our long-term component support contract with flydubai for their B737 fleet
●Evaluated hangar footprint to identify and progress expansion opportunities
●Evaluated multiple potential acquisition targets to expand the business
●Initial shipments to the Japanese Ministry of Defense from our new joint venture with Sumitomo
●Started up operations in Poland on the recently awarded long-term contract from USAFE to support F-16 aircraft in Europe
●Completed refinancing and extension of our revolving credit facility

Drive an environmental, social and corporate governance program that addresses key areas of focus
●Performed materiality assessment to identify key areas of focus for ESG, and publicly reported results
●Launched second ESG report in Fiscal 2023, with plans to issue supplemental information in Fiscal 2024
●Won numerous awards as a result of ESG efforts including:
●Named to Newsweek’s America’s Greatest Workplaces 2023
●Named to Newsweek’s America’s Greatest Workplaces for Diversity 2023
●Continued community involvement by supporting numerous charities
●Continued compliance enhancements, including building out control environment for compliance testing

Giving weighting to all of these items, the total payout under the short-term incentive plan was 137%, and the resulting bonuses for each named executive officer are listed below.

	Fiscal 2023 short-term incentive plan
Named executive officer	Target bonus ($)	Actual bonus ($)
John M. Holmes	1,000,000	1,370,000
Sean M. Gillen	480,000	657,600
Jessica A. Garascia	430,000	589,100
Christopher A. Jessup	480,000	657,600
Eric S. Pachapa	270,000	369,900

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Proposal 2 Executive compensation

Fiscal 2023 stock awards

In July 2022, the Human Capital and Compensation Committee approved awards of performance-based restricted stock,time-based restricted stock and stock options to our named executive officers under the Fiscal 2023 long-term incentive plan. The Committee continued from the prior year the practice of having 50% of the annual stock awards comprised of performance-based restricted stock.

The Human Capital and Compensation Committee determined the types and dollar amounts of stock awards to be granted for Fiscal 2023, based on a number of factors, including:

●	The Fiscal 2023 executive compensation assessment prepared by its independent committee consultant;
●	The Company’s budget for compensation expense;
●	The Company’s stock price;
●	The Company’s burn rate experience under its stock plan;
●	The levels of responsibility, seniority and overall compensation of the participants; and
●	The Chief Executive Officer’s recommendations for participants other than himself.

Annual stock awards for named executive officers

Stock awards for other employees

The Human Capital and Compensation Committee’s use of performance-based restricted stock is intended to motivate executives to drive corporate performance, specifically with respect to adjusted income from continuing operations performance, adjusted return on invested capital performance and relative total stockholder return. The performance-based restricted stock is forfeited unless the Company achieves these performance goals at designated threshold levels over the three-year performance period. The Committee’s use of stock options is intended to focus executives on stock price appreciation. Stock options only have value to an executive if the Company’s stock price increases above its grant date value, thus providing a “win-win” for the executives and the Company’s stockholders. The Committee’s use of time-vested restricted stock is intended to promote retention and align the interests of our named executive officers with those of our stockholders. In these ways, the stock component of the Company’s executive compensation program fully reflects a pay-for-performance emphasis.

Performance-based restricted stock

The Human Capital and Compensation Committee approved the following grants of restricted stock awards for Fiscal 2023, subject to performance-based vesting:

	Fiscal 2023 performance-based restricted stock
Named executive officer	Number of shares at target	Grant date fair value ($)
John M. Holmes	43,580	1,825,130
Sean M. Gillen	10,150	425,082
Jessica A. Garascia	5,970	250,024
Christopher A. Jessup	10,150	425,082
Eric S. Pachapa	4,810	201,443

The grant date fair value in the table above was based on the $41.88 closing price of the Common Stock on the July 18, 2022 date of grant.

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The Human Capital and Compensation Committee designated adjusted income from continuing operations (weighted 70%), return on invested capital (weighted 20%) and relative total stockholder return (10%) as the three performance goals for the performance-based restricted stock under the Fiscal 2023 long-term incentive plan. The Committee believes these three measures are appropriate because they capture critical elements of the Company’s performance over the three-year performance period beginning June 1, 2022 and ending May 31, 2025.

The table below shows the threshold, target and maximum levels set by the Human Capital and Compensation Committee for each of these performance goals:

Performance goal		Threshold (50%)	Target (100%)	Maximum (250%)
70%	Adjusted income from continuing operations (weighting)	$241.6M	$302.0	$362.4M
20%	Three-year return on invested capital (weighting)	7.52%	8.40%	10.08%
10%	Relative total shareholder return (weighting)	25th Percentile	50th Percentile	80th Percentile

The performance-based restricted stock generally vests on July 31, 2025, subject to performance conditions. The Human Capital and Compensation Committee believes that performance-based restricted stock serves a valuable purpose aligning executive pay with the interests of stockholders.

The Fiscal 2023 long-term incentive plan provides that: performance below the threshold level results in a 0% payout; performance at the threshold level results in a 50% payout of the shares of performance-based restricted stock; performance at the target level results in a 100% payout; and performance at or above the maximum level results in a 250% payout. Performance between the threshold and target levels and between the target and maximum levels results in proportionate straight-line payouts.

Stock options

The Human Capital and Compensation Committee approved the following grants of stock option awards for Fiscal 2023, subject to time-based vesting:

	Fiscal 2023 stock options
Named executive officer	Number of shares	Grant date fair value ($)
John M. Holmes	51,820	912,550
Sean M. Gillen	12,065	212,465
Jessica A. Garascia	7,100	125,031
Christopher A. Jessup	12,065	212,465
Eric S. Pachapa	5,715	100,641

The grant date fair value in the table above was based on a Black-Scholes valuation, using the $41.88 closing price of the Common Stock on the July 18, 2022 date of grant.

The stock options vest 33 1 / 3 % on each of July 31, 2023, July 31, 2024 and July 31, 2025. The Human Capital and Compensation Committee believes that stock options serve a valuable purpose in helping to retain executives and reward them for building a career with the Company. Stock options, once vested, remain subject to the retention requirements under the Company’s stock ownership guidelines.

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Time-based restricted stock

The Human Capital and Compensation Committee approved the following grants of restricted stock awards for Fiscal 2023, subject to time-based vesting:

	Fiscal 2023 restricted stock
Named executive officer	Number of shares	Grant date fair value ($)
John M. Holmes	21,785	912,356
Sean M. Gillen	5,075	212,541
Jessica A. Garascia	2,985	125,012
Christopher A. Jessup	5,075	212,541
Eric S. Pachapa	2,410	100,931

The grant date fair value in the table above was based on the $41.88 closing price of the Common Stock on the July 18, 2022 date of grant.

The restricted stock vests 100% on July 31, 2025. The Human Capital and Compensation Committee believes that restricted stock serve a valuable purpose in helping to retain executives and reward them for building a career with the Company.

Fiscal 2023 total direct compensation

The following table shows target total direct compensation (base salary + target annual cash bonus + the target value of annual stock awards) set for each named executive officer for Fiscal 2023, compared to actual total direct compensation received by each named executive officer for Fiscal 2023.

	Fiscal 2023 total direct compensation
Named executive officer	Target ($)	Actual ($)	Actual as a % of target
John M. Holmes	5,650,000	6,020,036	107%
Sean M. Gillen	1,810,000	1,987,688	110%
Jessica A. Garascia	1,360,000	1,519,167	112%
Christopher A. Jessup	1,810,000	1,987,688	110%
Eric S. Pachapa	1,033,000	1,132,915	110%

Fiscal 2023 peer group

The Human Capital and Compensation Committee believes that total compensation opportunities for the Company’s key executives, including the named executive officers, should be competitive with those offered by other companies competing for talent in the Company’s employment market.

The goal of the Human Capital and Compensation Committee is to assemble a set of peer group companies that provide relevant pay and performance comparisons with the Company. The Committee and its independent compensation consultant recognize that any peer group of the Company will be imprecise given the Company’s unique characteristics, the diversity of its businesses and the diversity of the markets in which the Company operates. They further recognize that there will be larger-sized and smaller-sized companies in the Company’s peer group; companies that are competitors in some but not all of the Company’s businesses; and other financial, business or market attributes that the peer group companies may or may not share with the Company.

When determining the Fiscal 2023 peer group, the Human Capital and Compensation Committee used the following criteria: company type; industry classification (using Standard and Poor’s GICS codes); companies of comparable size to the Company by annual revenue (with secondary consideration given to market value); and business focus (organizations that conducted business similar in nature to that conducted by the Company).

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Following its review and analysis, the Human Capital and Compensation Committee recommended and the Board approved a Fiscal 2023 peer group consisting of the following 16 companies:

●Aerojet Rocketdyne Holdings, Inc. ●Applied Industrial Technologies, Inc. ●Barnes Group, Inc. ●Crane Co. ●Curtiss-Wright Corporation ●Ducommun Incorporated	●Heico Corporation ●Hexcel Corporation ●Kaman Corporation ●Moog Inc. ●MSC Industrial Direct Co., Inc. ●Spirit Aerosystems Holdings, Inc.	●The Timken Company ●TriMas Corporation ●Triumph Group, Inc. ●Woodward, Inc.

The Fiscal 2023 peer group reflects the removal of CACI International Inc., Cubic Corporation and Teledyne Technologies, Inc. and the addition of Ducommun Incorporated and Spirit Aerosystems Holdings, Inc. The Human Capital and Compensation Committee noted the following reasons supporting its selection of the Fiscal 2023 peer group:

●	The business and financial comparability of the peer group, on balance, to the Company;
●	The importance of year-to-year consistency in the comparisons of executive compensation;
●	The fact that eight of the 16 companies in the Company’s peer group were also listed as peer group companies by both ISS and Glass Lewis, which are large proxy advisory firms.

Recommendations of the Chief Executive Officer

The Human Capital and Compensation Committee may consider the Chief Executive Officer’s recommendations but retains the ultimate decision-making authority and responsibility for compensation decisions affecting the Company’s executive officers.

The Human Capital and Compensation Committee considered the recommendations of the Chief Executive Officer in making Fiscal 2023 cash bonus and stock award decisions for the executive officers other than the Chief Executive Officer. In making his recommendations, the Chief Executive Officer evaluated the performance of the executives during the prior year against pre-established performance goals. Some of the performance goals related to the financial performance of the Company or the executive officer’s business group. Other performance goals were non-quantitative and related to leadership development, customer relationships, acquisition integration, diversity development, or similar Company initiatives. The Chief Executive Officer’s recommendations reflected his assessment of an individual executive officer’s overall contributions to the performance of the Company.

Other compensation information

The Human Capital and Compensation Committee also considered certain historical compensation data for the Company’s executives. This data included summaries of cash and equity compensation received in past years by each executive officer. The Committee also reviewed the executives’ total annual compensation, including cash and non-cash direct compensation, cumulative benefits and savings under retirement plans and equity compensation programs, perquisites and potential payments on termination of employment, whether on a change-in-control of the Company or otherwise. It reviewed the performance of the Company and the executive officers during the year, taking into account pre-established goals, operational performance, business responsibilities, career experience, and long-term potential to enhance stockholder value. The Committee reviewed internal pay comparisons among the Company’s executives to ensure that the Company’s executive compensation program reflects the executives’ relative positions, responsibilities, and contributions to the Company.

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Key executive compensation policies and practices

The following are key factors that also affect the executive compensation decisions made by the Human Capital and Compensation Committee for the Company’s executives, including its named executive officers:

Stock ownership guidelines

The Company has stock ownership guidelines requiring directors and executive officers to own and retain a meaningful amount of the Company’s stock.

The table below summarizes the current stock ownership guidelines:

Applicable persons	Stock ownership requirement market value
Non-Employee Directors	Lesser of $410,000 market value of shares or 20,000 shares (within four years of joining the Board)
CEO	6x base salary
Direct Reports to CEO	2x base salary
Other Executive Officers	1x base salary

Executive officers not in compliance with these guidelines must retain at least 50% of the net shares after the payment of the exercise price and the withholding of taxes in the case of an option exercise or the withholding of taxes in the case of the vesting of restricted stock. Failure to meet these stock ownership levels or to show sustained progress toward meeting them may result in a reduction in future stock awards. Stock values are measured as of each fiscal year-end, with unvested stock awards counted at 50% of their value and stock options counted at 0%.

All directors and named executive officers of the Company complied with the stock ownership requirements as of May 31, 2023.

Employment, severance and other agreements

The Company has an employment agreement with Mr. Holmes, its President and Chief Executive Officer, and as of May 31, 2023, had severance and change-in-control agreements in place with the remainder of the named executive officers. See “— Employment agreement with Mr. Holmes” for a description of the employment agreement between the Company and Mr. Holmes and “Potential payments upon a termination of employment or a change-in-control of the Company” for a description of the severance and change-in-control agreements with the remainder of the named executive officers.

The rationale for the employment agreement and the severance and change-in-control agreements is to provide an appropriate measure of security and incentive to the executive officers in line with market practice and to promote the Company’s goal of senior leadership stability.

The Company has no tax gross-up provisions or single trigger change-in-control provisions in any agreement with any executive officer.

Equity grant practices

The Human Capital and Compensation Committee meets from time to time to consider and act with respect to equity compensation awards for the Company’s executive officers. As described, the Committee typically grants annual stock awards at its July meeting. The Committee — or the Chief Executive Officer pursuant to authority delegated by the Committee — also grants stock awards to newly hired or newly promoted employees at other times during the year. The grant date is the date on which the Committee acts to approve the award, unless the Committee establishes the grant date at a specified future date, such as following the release of earnings or other potentially material non-public information. Board and Human Capital and Compensation Committee meetings are generally scheduled a year in advance and without regard to anticipated earnings or other major announcements by the Company. The Company does not time the granting of its equity compensation awards to affect the value of its executive compensation.

Perquisites

We provide limited perquisites to our executive officers. See footnotes to the “All Other Compensation” column of the Summary Compensation Table for a description and valuation of these perquisites. The Human Capital and Compensation Committee believes these perquisites are reasonable, market-competitive and consistent with the Company’s overall executive compensation program.

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Retirement benefits

The Company’s named executive officers participate in one or more of the following retirement plans:

●	Retirement Plan: A tax-qualified defined benefit plan whose benefit accruals ceased in June 2005. The Retirement Plan was terminated on May 31, 2022 and a plan distribution was made to the one named executive officer under the plan in July 2023.
●	Retirement Savings Plan: A tax-qualified 401(k) savings plan available to all employees.
●	SKERP: A non-qualified retirement plan that makes up 401(k) benefits that would otherwise be lost as a result of Internal Revenue Code limits and provides additional employer contributions.

The Human Capital and Compensation Committee views the retirement benefits for the named executive officers as reasonable, market-competitive and consistent with the Company’s overall executive compensation program.

Risk management

The Human Capital and Compensation Committee considered, with the assistance of its independent compensation consultant, whether the Company’s compensation policies and practices in Fiscal 2023 for its employees, including the named executive officers, posed any significant risks or were reasonably likely to have a material adverse effect on the Company. The Human Capital and Compensation Committee determined that the Company’s compensation policies and practices did not encourage excessive or inappropriate risk-taking and that they were not reasonably likely to have any such material adverse effect on the Company.

The Human Capital and Compensation Committee believes that the design and operation of the Company’s executive compensation program are consistent with the Company’s risk management strategies for the following reasons:

●	The Fiscal 2023 executive compensation program was designed to provide a proper balance between cash and stock compensation, fixed and variable compensation, and short-term and long-term compensation. The Human Capital and Compensation Committee generally favors a heavier weighting of longer-term, stock compensation to align the executives’ interests with the interests of stockholders, to promote performance and to encourage long-term value creation.
●	Fiscal 2023 short-term incentive plan awards — performance-based cash compensation — were based on three different performance metrics: adjusted diluted earnings per share from continuing operations, adjusted net working capital turns and strategic objectives, all of which provide benefits to the Company’s stockholders. In any year, regardless of the Company’s performance against these metrics, the Human Capital and Compensation Committee retains (and has exercised) the discretion to reduce any annual cash bonus for any reason.
●	The balance built into the Fiscal 2023 short-term incentive plan was also reflected in the Fiscal 2023 long-term incentive plan awards, which consisted of performance-based restricted stock, stock options and time-based restricted stock. Each of these long-term equity-based incentive awards contains vesting periods designed to promote employee retention. They also are linked to the value of the Company’s common stock, thus aligning the executives’ interests with the interests of the Company’s stockholders.
●	The Company’s stock ownership guidelines align the interests of directors and executive officers with the interests of stockholders, providing further assurance that decisions are made in the best interest of stockholders.
●	The Human Capital and Compensation Committee, its independent compensation consultant and senior management work together to ensure that the aggregate level of executive compensation fits within the Company’s budget.

Role of the independent compensation consultant

Semler Brossy served as the independent compensation consultant to the Human Capital and Compensation Committee in Fiscal 2023. Semler Brossy provides research, data analysis, market information and compensation plan design expertise and experience to the Human Capital and Compensation Committee. Semler Brossy assisted with the design and implementation of the Fiscal 2023 short-term and long-term incentive plans for the Company’s senior executives and the development of the Company’s peer group for executive compensation purposes. Semler Brossy also kept the Committee apprised of regulatory developments and market trends related to executive compensation practices. Representatives of Semler Brossy attended all meetings of the Human Capital and Compensation Committee in Fiscal 2023.

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The Human Capital and Compensation Committee considered the independence of Semler Brossy in Fiscal 2023. The Human Capital and Compensation Committee’s consideration of Semler Brossy’s independence focused on the following factors:

●	Semler Brossy provides no other services to the Company and received no other fees from the Company apart from its compensation for consulting with the Human Capital and Compensation Committee;
●	The conflicts of interest policies and procedures of the Company and of Semler Brossy;
●	The fact that the Semler Brossy employees who provided compensation consulting services did not own any shares of the Company’s common stock;
●	The lack of any relationships between Semler Brossy and members of the Company’s Board; and
●	The lack of any relationships between Semler Brossy and any of the Company’s executive officers.

Based on this assessment, the Human Capital and Compensation Committee concluded that no conflicts of interest existed with respect to Semler Brossy and that Semler Brossy was independent of the Company.

Incentive compensation claw-back policy

The Company has an incentive compensation claw-back policy. The policy provides for the recoupment of incentive compensation, including bonuses and equity-based grants and awards, paid to a current or former executive officer of the Company where such person’s misconduct contributed to an accounting restatement of the Company’s financial statements.

The policy is being updated to reflect the final rule issued by the SEC and the recently issued NYSE listing standards implementing the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Anti-hedging and anti-pledging policies

The Company maintains a strong insider trading policy aimed at ensuring that its directors, officers and employees do not use confidential or material non-public information in connection with trading in Company securities or in the securities of other companies with which the Company does business. The purpose of the insider trading policy is to promote compliance with applicable securities laws governing insider trading.

An important part of the Company’s insider trading policy is the prohibition on directors, officers and employees engaging in short sales, market put and call options, margining and hedging, pledging or hypothecation of the Company’s securities, except for pledging or hypothecation in connection with a cashless exercise of stock options issued by the Company. The Company discourages its directors, officers and employees from engaging in short-term speculative trading, and the prohibition on hedging and pledging securities is consistent with this perspective.

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Proposal 2 Executive compensation

Executive compensation tables

Summary compensation table1

The following table sets forth compensation information for our named executive officers for Fiscal 2023, Fiscal 2022 and Fiscal 2021:

Name and principal position	Year	Salary ($)[2]	Bonus ($)	Stock awards ($)[3]	Option awards ($)[4]	Non-equity incentive plan compensation ($)[5]	Change in pension value and non-qualified deferred compensation earnings ($)[6]	All other compensation ($)[7]	Total ($)
John M. Holmes President and Chief Executive Officer	2023	1,000,000	—	2,737,486	912,550	1,370,000	864	688,239	6,709,139
	2022	925,000	—	8,302,428	326,652	1,554,000	827	1,218,436	12,327,343
	2021	780,655	—	—	1,842,024	1,413,000	790	86,957	4,123,426
Sean M. Gillen Senior Vice President and Chief Financial Officer	2023	480,000	—	637,623	212,465	657,600	—	165,573	2,153,261
	2022	450,000	—	600,066	199,999	756,000	—	58,552	2,064,617
	2021	392,845	—	172,543	402,527	682,950	—	24,151	1,675,016
Jessica A. Garascia Senior Vice President, General Counsel, Chief Administrative Officer and Secretary	2023	430,000	—	375,036	125,031	589,100	—	137,961	1,657,128
	2022	412,000	—	375,135	124,916	692,160	—	46,333	1,650,544
	2021	359,598	—	250,008	250,021	628,000	—	27,913	1,515,540

Christopher A. Jessup Senior Vice President, Chief Commercial Officer	2023	480,000	—	637,623	212,465	657,600	—	194,827	2,182,515
	2022	450,000	—	801,088	102,532	756,000	—	86,331	2,195,951
	2021	382,738	—	195,082	455,007	667,250	—	30,355	1,730,432
Eric S. Pachapa Vice President, Controller and Chief Accounting Officer	2023	360,000	—	302,374	100,641	369,900	—	108,927	1,241,842
	2022	345,000	—	375,103	65,380	434,700	—	43,020	1,263,203
	2021	309,968	—	120,932	282,113	394,463	—	8,638	1,116,114

[1]	General. The Summary Compensation Table provides specific compensation information for the Company’s named executive officers in accordance with applicable SEC rules. Please read the “Compensation discussion and analysis” section of this proxy statement for a more detailed explanation of the Company’s executive compensation program in Fiscal 2023.
[2]	Salary. In Fiscal 2023, each named executive officer received a base salary increase as follows: Mr. Holmes – 8%, Messrs. Gillen and Jessup – 7%, and Ms. Garascia and Mr. Pachapa – 4%, in each case for the reasons stated in the “Compensation discussion and analysis” section of the proxy statement.
[3]	Stock Awards. The amounts in this column for Fiscal 2023 reflect the grant date fair values of the time-based restricted stock awards as well as the value of performance-based restricted stock awards at their target levels. These values were computed in accordance with FASB ASC Topic 718 based on the fair market value of the underlying common stock on the date of grant. The grant date fair values of the performance-based stock awards, assuming the performance conditions are met at the maximum level as required by SEC rules, are as follows: Mr. Holmes: $1,825,130; Mr. Gillen: $425,082; Ms. Garascia: $250,024; Mr. Jessup: $425,082 and Mr. Pachapa: $201,443. In July 2022, the Human Capital and Compensation Committee made grants of time-based restricted stock awards and performance-based restricted stock awards pursuant to the Company’s Fiscal 2023 Long Term Incentive Compensation Program to each named executive officer. The time-based restricted stock generally vests on July 31, 2025.
The grant date fair values represent the Company’s accounting expense for the grants made to the named executive officers in a given year. These amounts do not represent the actual value that may be realized by the named executive officers because an award may be forfeited or may not vest or may vest at a lower or higher level. The “Compensation Discussion and Analysis” section of this proxy statement contains additional information about the awards of performance-based restricted stock in Fiscal 2023. Vesting information is presented under “Executive Compensation — Outstanding Equity Awards at Fiscal 2023 Year End —Vesting.”
[4]	Option Awards. The amounts in this column for Fiscal 2023 reflect the grant date fair value of the stock option awards computed in accordance with FASB ASC Topic 718. In July 2022, the Human Capital and Compensation Committee made grants of stock options pursuant to the Company’s Fiscal 2023 Long Term Incentive Compensation Program to each named executive officer. The stock awards vest in 1/3 installments beginning on the first anniversary of the date of grant. See Note 5 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for Fiscal 2023 for an explanation of the assumptions made by the Company in the valuation of these awards.
The grant date fair values represent the Company’s accounting expense for the grants of stock options made to the named executive officers in a given year. These amounts do not represent the actual value that may be realized by the named executive officers because a stock option may be forfeited, may not be exercised or may not vest. The “Compensation Discussion and Analysis” section of this proxy statement contains additional information about the awards of stock options granted in Fiscal 2023. Vesting information is presented under “Executive Compensation — Outstanding Equity Awards at Fiscal 2023 Year End — Vesting.”
[5]	Non-Equity Incentive Plan Compensation. The Fiscal 2023 amounts in this column are the performance-based cash bonuses earned by each of the named executive officers under the Company’s Fiscal 2023 short-term incentive plan. The “Compensation discussion and analysis” section of this proxy statement contains additional information about the Fiscal 2023 bonuses.
[6]	Change in Pension Value and Non-Qualified Deferred Compensation Earnings. This column shows the increased pension value under the Retirement Plan for Mr. Holmes, who is the only named executive officer with a benefit under the Retirement Plan. This column does not include any preferential or above-market earnings on deferred compensation as the Company does not pay such earnings on the deferred compensation of its named executive officers.

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[7]	All Other Compensation. The table below provides a breakdown, by type and amount, of the totals shown in the “All Other Compensation” column for each named executive officer in Fiscal 2023. As required by the SEC rules, the Company values perquisites based on the aggregate incremental cost to the Company. From time to time, executive officers may use our tickets to sporting venues for personal use. We believe there is no incremental cost associated with our executive officers using our tickets to sporting venues for personal use because the tickets are purchased in advance for the entire season with the intention that they be used for business purposes, they cannot be returned for a refund if they are unused and use for personal purposes occurs only if the tickets have not been reserved for use for a business purpose.

Named executive officer	Company 401(k) plan contributions ($)	Company SKERP contributions ($)	Perquisites and Other Personal Benefits* ($)	Total ($)
John M. Holmes	18,819	613,810	55,610	688,239
Sean M. Gillen	12,581	135,123	17,869	165,573
Jessica A. Garascia	9,378	113,434	15,149	137,961
Christopher A. Jessup	18,681	152,931	23,215	194,827
Eric S. Pachapa	16,203	88,429	4,295	108,927
*	Amounts include club dues and expenses, financial planning, executive physicals and travel related benefits, including spousal travel, each of which was provided to one or more of our NEOs. The cost of any category of the listed perquisites and other personal benefits did not exceed the greater of $25,000 or 10% of total perquisites and other personal benefits for any NEO, except $30,753 for club dues and expenses for Mr. Holmes.

Employment agreement with Mr. Holmes

We entered into an amended and restated employment agreement with John M. Holmes, effective when he became President and Chief Executive Officer of the Company on June 1, 2018, which agreement was amended on July 30, 2020, to, among other items, acknowledge that Mr. Holmes’s compensation may be reduced temporarily to comply with the restrictions of the CARES Act in connection with the Company receiving financial assistance under that Act. The agreement, as most recently amended in 2020, had an original term through May 31, 2023 with an automatic annual renewal thereafter, subject to either party’s right to terminate.

The table below outlines the principal terms of Mr. Holmes’s employment agreement.

Type of benefit	Description
Annual base salary	$900,000 as may be subsequently increased by the Human Capital and Compensation Committee ($1,000,000 as of May 31, 2023)
Annual cash bonus	Target cash bonus opportunity of 100% of base salary and a maximum opportunity based on achievement of performance goals established each year by the Human Capital and Compensation Committee
Annual stock and stock option awards	As determined each year by the Human Capital and Compensation Committee
Perquisites	Financial planning and tax preparation services (not to exceed $15,000 per calendar year); participation in the Company’s executive physical program; club dues; and participation in the defined contribution portion of the Company’s SKERP
Termination / Change-in- Control benefits	See “Potential payments upon a termination of employment or a change-in-control of the Company — Employment agreement with Mr. Holmes”

Agreements with other named executive officers

The Company has a severance and change-in-control agreement with the remainder of the named executive officers. See “Potential payments upon a termination of employment or a change-in-control of the Company” for information about these severance and change-in-control agreements.

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Fiscal 2023 grants of plan-based awards

The following table sets forth information for each named executive officer with respect to:

●	Estimated possible payouts under non-equity incentive plan award opportunities for Fiscal 2023;
●	Estimated future payouts under equity incentive plan award opportunities for Fiscal 2023;
●	Other stock awards made in Fiscal 2023; and
●	Stock options granted in Fiscal 2023.

		Estimated possible payouts under non-equity incentive plan awards[2]			Estimated future payouts under equity incentive plan awards[3]			All other stock awards: number of shares of stock or units (#)[4]	All other option awards: number of securities underlying options (#)[5]	Exercise or base price of option awards ($/sh)	Grant date fair value of stock and option awards ($)[6]
Named executive officer	Grant date[1]	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John M. Holmes		500,000	1,000,000	2,000,000
	7/18/22							21,785			912,356
	7/18/22				21,790	43,580	108,950				1,825,130
	7/18/22								51,820	41.88	912,550
Sean M. Gillen		240,000	480,000	960,000
	7/18/22							5,075			212,541
	7/18/22				5,075	10,150	25,375				425,082
	7/18/22								12,065	41.88	212,465
Jessica A. Garascia		215,000	430,000	860,000
	7/18/22							2,985			125,012
	7/18/22				2,985	5,970	14,925				250,024
	7/18/22								7,100	41.88	125,031
Christopher A. Jessup		240,000	480,000	960,000
	7/18/22							5,075			212,541
	7/18/22				5,075	10,150	25,375				425,082
	7/18/22								12,065	41.88	212,465
Eric. S. Pachapa		135,000	270,000	540,000
	7/18/22							2,410			100,931
	7/18/22				2,405	4,810	12,025				201,443
	7/18/22								5,715	41.88	100,641

[1]	The Human Capital and Compensation Committee granted annual stock awards under the Company’s Fiscal 2023 long-term incentive plan at its meeting on July 18, 2022.
[2]	Annual cash bonuses under the Company’s Fiscal 2023 short-term incentive plan were subject to performance in Fiscal 2023, which has now occurred. The information in these columns reflects the range of potential payouts at the time the performance goals were set by the Human Capital and Compensation Committee at its meeting on July 18, 2022 and based on salary increases for Fiscal 2023 that were effective as of June 1, 2022.
[3]	The information in these columns shows the range of performance-based restricted stock grants that could be earned by the named executive officers under the Fiscal 2023 long-term incentive plan. The actual number of shares of performance-based restricted stock granted under the Fiscal 2023 long-term incentive plan is listed in the “Target” column. See the “Compensation discussion and analysis” section of this proxy statement for a description of the performance-based restricted stock awards under the Fiscal 2023 long-term incentive plan.
[4]	This column shows the number of shares of time-based restricted stock granted to the named executive officers under the Company’s Fiscal 2023 long-term incentive plan on July 18, 2022.
[5]	This column shows the number of shares subject to stock options granted to the named executive officers under the Company’s Fiscal 2023 long-term incentive plan on July 18, 2022.
[6]	The grant date fair values of the restricted stock awards and the stock option awards were computed in accordance with FASB ASC Topic 718.

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Outstanding equity awards at Fiscal 2023 year-end

The following table sets forth information for each named executive officer with respect to:

●	Each stock option that remained outstanding as of May 31, 2023; and
●	Each award of restricted stock that was not vested and remained outstanding as of May 31, 2023.

	Option awards[1]					Stock awards
Named executive officer	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)[2]	Market value of shares or units of stock that have not vested ($)[3]	Equity incentive plan awards: number of unearned shares, units, or other rights that have not vested (#)[4]	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)[5]
John M. Holmes	96,000	—	—	35.26	07/10/27	174,430	8,740,687	60,540	3,033,659
	82,300	—	—	48.09	07/09/28	—	—	—
	126,225	—	—	37.66	07/08/29	—	—	—	—
	30,732	108,868	—	18.94	07/13/30	—	—	—	—
	7,983	15,967	—	37.74	07/12/31	—	—	—	—
	104	208	—	50.93	03/25/32	—	—	—	—
	—	51,820	—	41.88	07/18/32	—	—	—	—
Sean M. Gillen	11,385	—	—	37.66	07/08/29	19,485	976,393	20,750	1,039,783
	38,080	23,790	—	18.94	07/13/30	—	—	—	—
	4,990	9,980	—	37.74	07/12/31	—	—	—	—
	—	12,065	—	41.88	07/18/32	—	—	—	—
Jessica A. Garascia	—	14,778	—	18.94	07/13/30	6,295	315,442	12,600	631,386
	3,116	6,234	—	37.74	07/12/31	—	—	—	—
	—	7,100	—	41.88	07/18/32	—	—	—	—
Christopher A. Jessup	18,300	—	—	48.09	07/09/28	27,819	1,394,010	15,520	777,707
	24,250	—	—	37.66	07/08/29	—	—	—	—
	—	26,893	—	18.94	07/13/30	—	—	—	—
	2,526	5,054	—	37.74	07/12/31	—	—	—	—
	19	40	—	50.93	03/25/32	—	—	—	—
	—	12,065	—	41.88	07/18/32	—	—	—	—
Eric S. Pachapa	9,150	—	—	48.09	07/09/28	14,049	703,995	8,260	413,909
	2,846	16,674	—	18.94	07/13/30	—	—	—	—
	—	3,240	—	37.74	07/12/31	—	—	—	—
	7	14	—	50.93	03/25/32	—	—	—	—
	—	5,715	—	41.88	07/18/32	—	—	—	—

[1]	These columns show the number, option exercise price and option expiration date of outstanding stock options held by the named executive officers at the end of Fiscal 2023. The first column shows this information for exercisable stock options, and the second column shows this information for unexercisable stock options.
The table below shows the vesting dates for these unexercisable options.

Vesting date	Mr. Holmes	Mr. Gillen	Ms. Garascia	Mr. Jessup	Mr. Pachapa
07/31/23	134,124	32,801	20,260	33,440	20,199
03/25/24	104	—	—	19	7
07/31/24	25,257	9,011	5,484	6,549	3,525
03/25/25	104	—	—	21	7
07/31/25	17,274	4,023	2,368	4,023	1,905

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[2]	This column shows the number of unvested shares of time-based restricted stock held by the named executive officers at the end of Fiscal 2023. The table below shows the vesting dates for these unvested shares.

Vesting date	Mr. Holmes	Mr. Gillen	Ms. Garascia	Mr. Jessup	Mr. Pachapa
07/31/23	—	9,110	—	10,300	6,385
07/31/24	8,480	5,300	3,310	2,680	1,720
03/25/25	144,165	—	—	9,764	3,534
07/31/25	21,785	5,075	2,985	5,075	2,410
[3]	This column shows the market value of the unvested shares of time-based restricted stock held by the named executive officers based on a price of $50.11 per share (the closing price of the common stock on May 31, 2023).
[4]	This column shows the number of unvested shares of performance-based restricted stock at the target level held by the named executive officers at the end of Fiscal 2023. The table below shows the vesting dates for these unvested shares:

Vesting date	Mr. Holmes	Mr. Gillen	Ms. Garascia	Mr. Jessup	Mr. Pachapa
07/31/24	16,960	10,600	6,630	5,370	3,450
07/31/25	43,580	10,150	5,970	10,150	4,810
[5]	This column shows the market value of the unvested shares of performance-based restricted stock at the target level held by the named executive officers based on a price of $50.11 per share (the closing price of the common stock on May 31, 2023).

Vesting

The vesting rules for stock options, shares of time-based restricted stock and shares of performance-based restricted stock are described in the following table:

	General rule	Retirement[1]	Disability	Death
Stock options	33⅓% in each of years 1, 2 and 3 (Stock options granted prior to Fiscal 2016 vest 20% per year for five years)[1]	Stock options continue to vest in accordance with the vesting schedule (except if death occurs before the option expiration date, unvested options are forfeited and vested options are exercisable for the period described under “Death”)	Stock options continue to vest until the earlier of (i) one year after termination of employment and (ii) the option expiration date (except that if death occurs before the option expiration date, unvested options are forfeited and vested options are exercisable for the period described under “Death”)	Unvested stock options expire on the date of death and vested stock options continue to be exercisable until the earlier of one year after the date of death or the expiration date of the stock option, provided that if death occurs after three months of Retirement, the vested stock options are exercisable until the expiration date
Time-based restricted stock	100% cliff vesting in year 3	Stock continues to vest in accordance with the vesting schedule	Stock vests pro-rata based on the date of Disability	Stock vests pro-rata based on the date of death
Performance-based restricted stock	100% cliff vesting in year 3, assuming the performance conditions are met	Stock continues to vest in accordance with the vesting schedule	Stock vests pro-rata based on the date of Disability	Stock vests pro-rata based on the date of death
[1]	Retirement is defined as voluntary retirement when an employee reaches age 65 or the employee reaches age 55 and the employee’s age and the number of consecutive years of service is at least 75.

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Fiscal 2023 option exercises and stock vested

The following table sets forth information for each named executive officer concerning:

●	The exercise of options during Fiscal 2023;
●	The dollar amount realized on exercise of the options;
●	The number of shares of restricted stock that vested during Fiscal 2023; and
●	The value of those vested shares.

	Option awards		Stock awards
Named executive officer	Number of shares acquired on exercise (#)	Value realized on exercise[1] ($)	Number of shares acquired on vesting (#)	Value realized on vesting[2] ($)
John M. Holmes	197,000	5,632,987	12,084	538,101
Sean M. Gillen	26,250	542,547	2,328	103,666
Jessica A. Garascia	29,552	902,409	—	—
Christopher A. Jessup	36,225	1,155,346	2,328	103,666
Eric S. Pachapa	32,970	800,060	1,628	72,495

[1]	These amounts represent the difference between the closing market price of the common stock on the date of exercise and the exercise price, multiplied by the number of shares covered by the option.
[2]	These amounts represent the closing market price of the common stock on the date of vesting, multiplied by the number of shares that vested.

Retirement plan

The Company’s Retirement Plan is a tax-qualified pension plan. Benefit accruals ceased under the Retirement Plan with respect to most participants, including the named executive officers, effective June 1, 2005. Mr. Holmes is the only named executive officer who participates in the Retirement Plan. The Company terminated the Retirement Plan as of May 31, 2022 and is in the process of making final distributions, with the termination process expected to be finalized by the end of 2023. Mr. Holmes received his plan benefit distribution in the form of a lump sum in July 2023.

The material terms and conditions of the Retirement Plan as they pertain to Mr. Holmes are as follows:

Benefit formula

Effective January 1, 2000, the Retirement Plan was converted to a cash balance type of plan. The benefit formula for participants depends on the participant’s date of hire and age. For each participant who was hired after January 1, 2000, which includes Mr. Holmes, an account is maintained for each participant which consists of (i) quarterly contributions made by the Company equal to a percentage of compensation based on the participant’s age and years of Credited Service, and (ii) quarterly interest credits made by the Company equal to 25% of the 30-year Treasury securities interest rate for the second month preceding the beginning of each quarter. “Compensation” is defined as the participant’s income reported on Form W-2, including pre-tax contributions to the Retirement Savings Plan, reduced by the income attributable to restricted stock grants and stock options, reimbursement of other expense allowances and fringe benefits.

The benefits under the Retirement Plan generally ceased accruing on June 1, 2005, although the participants’ cash balance accounts continue to be credited with interest until the benefits are distributed.

Vesting

Participants are eligible to receive benefits from the Retirement Plan after completing five years of vesting service. Mr. Holmes is fully vested in his benefits.

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Payment of retirement benefits

Participants can elect to receive their benefits upon termination of employment or they can defer receipt of benefits until normal retirement age (age 65). Any vested participant can elect benefits at any time after termination of employment, with the benefit actuarially reduced to reflect payment prior to age 65. The normal form of benefit payment for a married participant is a joint and 50% survivor annuity, and the normal form of benefit payment for an unmarried participant is a single life annuity. Participants, with spousal consent, if applicable, can waive the normal form of benefit payment and elect to have benefits paid in various annuity forms, which are the actuarial equivalent of the normal form, or in a lump sum. In connection with the termination of the plan, participants who were not in pay status (including actives) were allowed to take a lump sum payment. Those who elected the lump sum were paid in July 2023. All participants who are still owed a benefit from the plan will have an annuity contract purchased on their behalf in August 2023.

Retirement plan benefits

The following table shows the years of service currently credited and the present value of the accumulated benefit payable to Mr. Holmes under the Retirement Plan at the earliest age an unreduced benefit is payable.

Fiscal 2023 pension benefits

Named executive officer	Plan Name	Number of years credited service (#)[1]	Present value of accumulated benefit ($)[2]	Payments during Fiscal 2023 ($)
John M. Holmes	Retirement Plan	3.7	19,912	—

[1]	Number of Years of Credited Service as of May 31, 2005, the date the Retirement Plan was frozen.
[2]	Amounts shown in this column are calculated as of the last business day of Fiscal 2023, which is the measurement date for reporting purposes in the Company’s Annual Report on Form 10-K for Fiscal 2023. See Note 8 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for an explanation of the assumptions made by the Company in determining the amounts reported in this column.

Non-qualified deferred compensation (SKERP)

The Company provides non-qualified deferred compensation benefits under the Company’s SKERP. The SKERP covers certain executives and key employees designated by the Human Capital and Compensation Committee. All of the named executive officers participated in the SKERP in Fiscal 2023.

The material terms and conditions of the SKERP include the following.

Contributions

Each participant may make an advance election to contribute a portion of the participant’s base salary (up to 75%) for a calendar year and a portion of the bonus (up to 75%) paid for the Company’s fiscal year. The Company makes the following contributions: (i) the matching contribution that could not be made under the Retirement Savings Plan due to the Internal Revenue Code limit on compensation that can be taken into account in determining benefits ($330,000 in 2023), based on the formula in the Retirement Savings Plan; (ii) the portion of the non-elective retirement benefit contribution that could not be made under the Retirement Savings Plan due to the Code’s compensation limit; and (iii) annual discretionary supplemental contributions to the accounts of eligible officers. To receive a credit of this annual supplemental contribution, the participant generally must be employed on the day before the contribution is made to the SKERP (unless termination of employment is due to death or disability). The SKERP was amended in 2020 to provide that in the event of suspension of the matching contributions or non-elective retirement benefit contributions under the Retirement Savings Plan, corresponding contributions under the SKERP will be suspended.

Vesting

A participant is fully vested in amounts attributable to that participant’s own deferral contributions, and vests in all Company contributions, except supplemental contributions, at a rate equal to 33 1 / 3 % for each year of vesting service (subject to full vesting upon age 65, death or disability). A participant vests in amounts attributable to Company supplemental contributions according to the following schedule: (i) 50% upon reaching the earlier of 20 years of service or when the sum of age and years of service equals 65; (ii) 75% when the sum of age and service equals 75; and (iii) 100% upon the earlier of age 65 or when the sum of age and service equals 75. Participants fully vest in their benefits upon a change in control of the Company.

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Investments

Each participant’s plan accounts are credited with earnings and losses based on investment alternatives made available by the plan committee and selected by the participant from time to time. The investment options currently offered under the SKERP consist of 30 mutual funds. Participants may change investment elections at any time.

Distributions

For contributions made prior to August 1, 2019, the portion of a participant’s account attributable to salary and bonus deferrals is paid on a date elected by the participant, which must be at least seven months and not later than 15 years after termination and the participant can elect to have this paid in a lump sum or installments not to exceed 15 years. A participant who fails to make an election will have the account paid in a lump sum seven months after termination. This election generally must be made in advance, at the same time the participant completed the deferral election. The remainder of the participant’s SKERP account is paid in a lump sum seven months after termination. For contributions made on or after August 1, 2019, a participant can elect the time and form of payment of the entire account, as described above.

Notwithstanding the foregoing, (i) a participant can change the time and form of payment of the portion of that participant’s accounts earned and vested in accordance with procedures set forth in the plan; and (ii) a participant can elect a distribution at any time in order to satisfy an unforeseeable hardship (as defined in the plan).

Forfeiture events

A participant will forfeit the portion of the plan accounts attributable to Company supplemental contributions if that participant’s employment is terminated for cause (as defined in the SKERP), or if during employment or the one-year period thereafter the participant violates the covenant not to compete contained in the SKERP. The forfeiture provision does not apply if the participant’s termination of employment causes benefits to be paid under change in control provisions of any agreement between the participant and the Company.

SKERP benefits

The following table below shows the contributions made by each participating named executive officer and by the Company in Fiscal 2023, the earnings accrued on the named executive officer’s account balance in Fiscal 2023, and the account balance as of May 31, 2023. All named executive officers participated in the SKERP in Fiscal 2023.

Fiscal 2023 non-qualified deferred compensation

Named executive officer	Executive contributions in Fiscal 2023 ($)[1]	Company contributions in Fiscal 2023 ($)[2]	Aggregate earnings in Fiscal 2023 ($)[3]	Aggregate withdrawal/ distributions ($)	Aggregate balance at May 31, 2023 ($)[4]
John M. Holmes	321,792	613,810	24,353	—	4,927,408
Sean M. Gillen	57,808	135,123	13,647	—	432,698
Jessica A. Garascia	48,885	113,434	10,284	—	234,449
Christopher A. Jessup	57,808	152,931	9,244	—	497,800
Eric S. Pachapa	37,406	88,429	7,035	—	254,101
[1]	The amount of contributions made by each named executive officer and reported in this column in respect of salary deferrals in Fiscal 2023 is included in each named executive officer’s compensation reported in the Summary Compensation Table as Salary. The amount of contributions reported in this column also reflects deferral of cash bonuses paid in Fiscal 2023 but earned and reported on the Summary Compensation Table for Fiscal 2022.
[2]	The amount of Company contributions reported in this column for each named executive officer is reported in the “All Other Compensation” column in the Summary Compensation Table.
[3]	The investment earnings reported in this column for each named executive officer are not reported in the Summary Compensation Table.
[4]	The aggregate balance as of May 31, 2023 reported in this column for each named executive officer reflects amounts that have been previously reported as compensation in the Summary Compensation Table for Fiscal 2023 or prior years, except the following amounts of earnings included in the account balance: Mr. Holmes – $1,662,145, Mr. Gillen – $29,826, Ms. Garascia – $4,842, Mr. Jessup – $37,097, and Mr. Pachapa – $12,665.

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Retirement savings plan

The Retirement Savings Plan is a tax-qualified retirement plan (i.e., a 401(k) plan) that covers most United States employees, including the named executive officers. The material terms and conditions of the Retirement Savings Plan as it pertains to non-union employees are as follows:

Contributions

A participant can elect to defer up to 75% of the participant’s compensation, up to a maximum of $22,500 for 2023, or $30,000 if age 50 or older. Contributions can be made on a pre-tax or after-tax basis, as elected by the participant. Under the current eligibility provisions, unless a participant elects otherwise participation is automatic at a 5% deferral rate, with an automatic 1% annual increase.

The Company provides a matching contribution and a non-elective retirement benefit contribution. The current matching contribution is made, as of each payroll period, in an amount equal to 50% of the first 6% of the participant’s contributions, up to 3% of the participant’s compensation, to the Plan for such payroll period. The non-elective retirement benefit contribution is available only to those hired or rehired before January 1, 2020, and is equal to a percentage of compensation, up to 4%, based on the participant’s age and years of credited service. A participant must have earned one year of service to be eligible for the non-elective retirement benefit contribution. Compensation for purposes of determining contributions includes cash compensation shown as income on the participant’s Form W-2, reduced by the participant’s contributions to the plan and excluding the income attributable to restricted stock, stock options, reimbursements or other expense allowances and fringe benefits and subject to the Code’s compensation limit ($330,000 for 2023).

Investments

Each participant’s plan account is credited with earnings and losses based on investment alternatives made available by the plan committee and selected by the participant from time to time. The investment options currently offered under the plan consist of 14 target date funds and 17 other funds. Participants may change investment elections at any time.

Vesting

Participants are fully vested in their own contribution accounts, and vest in the Company contribution accounts at a rate equal to 33⅓% for each year of vesting service (subject to full vesting upon age 65, death or disability).

Distributions

Participants can elect distributions of the plan accounts upon termination of employment in a lump sum, an eligible rollover distribution, or, if early or normal retirement has been attained, in installments not to exceed 15 years.

Potential payments upon a termination of employment or a change-in-control of the Company

The Company provides certain benefits to eligible employees upon certain types of termination of employment, including a termination of employment involving a change-in-control of the Company. These benefits are in addition to the benefits to which the employees would be entitled upon a termination of employment generally (i.e., vested retirement benefits accrued as of the date of termination, stock options and restricted stock that are otherwise vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA). These benefits as they pertain to the named executive officers are as described and set forth in the tables beginning on page 75.

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Employment agreement with Mr. Holmes

The Company’s employment agreement with Mr. Holmes as in effect May 31, 2023 provides for the following severance benefits:

Termination of employment — prior to, or more than 18 months after, a change-in-control

If prior to, or more than 18 months after, a Change-in-Control, either the Company terminates his employment other than for Cause or Disability or Mr. Holmes terminates his employment for Good Reason, Mr. Holmes is entitled to: (i) continued payment of his base salary for 24 months, and (ii) a lump sum payment equal to two times the greater of (A) his target-level annual cash bonus amount for the fiscal year in which the termination occurs or (B) the average of the cash incentive bonuses paid to him for the preceding two fiscal years of the Company. Payments cease upon a breach of the confidentiality or non-compete provisions set forth in the agreement (the non-compete provisions remain in effect for the 18-month period following any such termination of employment).

Termination of employment — within 18 months following a change-in-control

If Mr. Holmes’s employment is terminated within 18 months following a Change-in-Control either by the Company other than for Cause or Disability or by Mr. Holmes for Good Reason, he is entitled to:

●	An immediate lump sum payment equal to the sum of (A) any unpaid salary through the date of termination and any unpaid bonus earned for the preceding fiscal year, (B) a pro rata portion of the bonus that would have been paid to him had he remained employed until the end of the fiscal year and all performance goals were met at target level, and (C) three times his base salary plus the greater of (i) his target-level annual cash bonus amount for the fiscal year in which the termination occurs or the preceding fiscal year, whichever produces the higher amount or (ii) the cash bonus paid for either the most recently completed fiscal year prior to the termination or the preceding fiscal year, whichever produces the higher amount;
●	Continued coverage for Mr. Holmes and his spouse under the Company’s welfare and fringe benefit plans for three years following termination of employment (he and his spouse can elect continued medical and dental coverage pursuant to COBRA at the end of such three-year period);
●	Reasonable legal fees incurred by Mr. Holmes in enforcing the agreement; and
●	The vesting of outstanding awards under our stock plan (with performance goals deemed satisfied at the higher of target level or actual level).

If any excise tax would be triggered, Mr. Holmes may elect to either (i) receive the full amount of severance benefits and be responsible for paying the excise tax or (ii) receive severance benefits up to the maximum amount that can be paid without triggering the excise tax.

Termination of employment — disability

Regardless of whether a Change-in-Control is involved, if Mr. Holmes’s employment terminates due to Disability, he will receive payment pursuant to the Company’s disability plans then in effect, and he will continue to receive coverage under the Company’s medical, dental, and life insurance plans for two years following such termination.

In any event, payments under the employment agreement in connection with Mr. Holmes’s termination of employment that would be considered deferred compensation under Section 409A of the Internal Revenue Code will be delayed for six months following such termination to the extent necessary to comply with Section 409A.

For purposes of Mr. Holmes’s employment agreement:

“Change-in-Control” means the earliest of (i) a person’s acquisition of more than 35% of the voting power of the Company’s outstanding stock, (ii) a merger or consolidation of the Company that results in the holders of the voting stock immediately prior thereto holding less than 60% of the voting stock of the resulting or surviving entity, (iii) a sale of substantially all of the Company’s assets other than to an entity at least 80% owned by the Company, or (iv) the election, without the consent of the incumbent Board, of a majority of the directors then in office.

“Cause” means Mr. Holmes’s (i) dishonesty, intentional breach of fiduciary duty, or intentional wrongdoing or malfeasance, (ii) disregard of a material, lawful and proper direction from the Board, (iii) material breach of the employment agreement that is not cured within 30 days of receipt of notice from the Company, (iv) final, non-appealable conviction of a felony that involves bribery, embezzlement or fraud against the Company, or (v) willful misconduct that causes material financial, reputational or other harm to the Company.

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“Disability” means a physical or mental condition that has prevented Mr. Holmes from substantially performing his duties under the employment agreement for a period of 180 days and that is expected to continue to render Mr. Holmes unable to substantially perform his duties for the remaining term of the employment agreement on a full-time basis.

“Good Reason” means (i) a material reduction in the nature or scope of Mr. Holmes’s duties or responsibilities or in his compensation (including benefits), (ii) removal of or a failure to nominate Mr. Holmes as a director, (iii) a material breach of the employment agreement by the Company that is not cured within 30 days of receipt of notice from Mr. Holmes, or (iv) a relocation of his primary place of employment by 50 or more miles.

“Retirement” means Mr. Holmes’s voluntary termination of employment that does not result in severance payments under the employment agreement.

Severance and change-in-control agreements

The Company has severance and change-in-control agreements with the remainder of the named executive officers as of May 31, 2023, each of which provides for the following benefits upon the following types of employment termination:

Termination of employment — prior to, or more than 18 months after, a change-in-control

If prior to, or more than 18 months after, a Change-in-Control of the Company, the executive’s employment is terminated by the Company other than for Cause or Disability, the executive is entitled to (i) continued salary for 12 months or, if earlier, until the executive obtains comparable employment, (ii) any earned bonus not yet paid for the preceding fiscal year, and (iii) a pro-rata portion of the bonus that would have been paid to the executive had the executive remained employed until the end of the fiscal year in which the termination occurs. Any bonus will be paid in a lump sum on the later of the time bonuses are paid to other officers and the end of the severance period (with interest at the prime rate plus 1% from the earlier of such dates). If the executive terminates employment, or if the Company terminates the executive’s employment for Cause, the Company may, but is not required to, pay the above-described severance benefits. Severance payments will cease if the executive breaches the confidentiality or non-compete provisions in the agreement, which are in effect for the one-year severance period.

Termination of employment — within 18 months following a change-in-control

If the executive’s employment is terminated within 18 months following a Change-in-Control by the Company other than for Cause or Disability or by the executive for Good Reason, the executive is entitled to (i) an immediate lump sum payment equal to the sum of (A) any unpaid salary and bonus earned for the preceding fiscal year, (B) a pro rata portion of the bonus that would have been paid to the executive had the executive remained employed until the end of the fiscal year and all performance goals were met at target level (including the value of any restricted stock granted in lieu of bonus), and (C) two times base salary and cash bonus for either the most recently completed fiscal year prior to the termination or the preceding fiscal year, whichever produces the higher amount, (ii) continued coverage for the executive and the executive’s dependents under the Company’s welfare and fringe benefit plans for two years following termination of employment (the executive and dependents can elect continued medical and dental coverage pursuant to COBRA at the end of such two-year period), (iii) Company-paid outplacement services for the earlier of 18 months or the attainment of new employment (up to a maximum Company expense of 3.5% of the amount paid to the executive pursuant to (i)(C) above) and (iv) reasonable legal fees incurred by the executive in enforcing the agreement. In addition, any outstanding awards under the stock plan will vest and performance goals will be deemed satisfied at the higher of target level or actual performance level. The agreements’ non-compete provisions do not apply in the case of a termination of employment following a Change-in-Control.

If any excise tax would be triggered, the executive may elect to either (i) receive the full amount of severance benefits and be responsible for paying the excise tax or (ii) receive severance benefits up to the maximum amount that can be paid without triggering the excise tax.

Termination of employment — disability

If the executive’s employment terminates due to Disability, the executive will receive payment pursuant to the Company’s disability plans then in effect and will continue to receive coverage under the Company’s medical, dental and life insurance plans for two years following such termination.

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For purposes of the severance and change-in-control agreements:

“Change-in-Control” means (i) a person’s acquisition of more than 20% of the voting power of the Company’s outstanding stock, (ii) a merger or consolidation of the Company that results in the holders of the voting stock immediately prior thereto holding less than 60% of the voting stock of the resulting or surviving entity, (iii) a sale of substantially all of the Company’s assets other than to an entity at least 80% owned by the Company, or (iv) the election, without the consent of the incumbent Board, of the lesser of three directors or a majority of the directors then in office.

“Cause” means the executive’s (i) dishonesty, intentional breach of fiduciary duty, or intentional wrongdoing, (ii) disregard of a material and proper direction from the Board, or (iii) material breach of the agreement that is not cured within 10 days of receipt of notice from the Company.

“Disability” means a physical or mental condition that has prevented the executive from substantially performing his or her duties under the agreement for a period of 180 days and that is expected to continue to render the executive unable to substantially perform his or her duties for the remaining term of the agreement on a full-time basis.

“Good Reason” means (i) a material reduction in the nature or scope of the executive’s duties or responsibilities, or in the executive’s compensation (including benefits), (ii) the executive’s determination that as a result of a material change in employment circumstances the executive is unable to adequately carry out his or her duties, or (iii) a relocation of the executive’s primary place of employment by more than 50 miles.

In any event, payments under the agreements in connection with termination of employment that would be considered deferred compensation under Section 409A of the Internal Revenue Code will be delayed for six months following such termination to the extent necessary to comply with Section 409A.

Stock plan

A named executive officer’s termination of employment can result in enhanced benefits under our stock plan, depending on the reason for such termination:

Stock options

If termination is due to Retirement (as defined), options continue to vest in accordance with the vesting schedule and can be exercised until the expiration date, except that if death occurs before the award expires, then unvested stock options are forfeited. If death occurs within three months after Retirement, vested options can be exercised until the earlier of one year after death or the option expiration date, and if death occurs after three months from Retirement, vested options can be exercised until the option expiration date. If termination is due to Disability (as defined), options continue to vest and are exercisable until the earlier of one year after termination of employment and the option expiration date, except that if death occurs before the award expires, then unvested options are forfeited and vested options are exercisable for the period described herein. If death occurs during employment, or within three months after termination of employment for reasons other than Cause, then unvested options are forfeited and vested options are exercisable until the earlier of one year after death or the option expiration date.

Restricted stock awards

In the case of performance-based or time-based restricted stock awards, if termination is due to Retirement, Disability or death, the awards continue to vest in accordance with their vesting schedule.

Award agreements under our stock plan do not provide for vesting upon a Change-in-Control (as defined) unless there is a termination of employment by the Company without Cause or by the participant for Good Reason within two years following the Change-in-Control.

2023 Proxy Statement	71

Proposal 2 Executive compensation

Tables of potential payments upon a termination of employment or a change-in-control of the Company

The tables below quantify the benefits described above that would be paid to each current named executive officer under the following termination of employment or change-in-control events, assuming a change-in-control or a termination of employment occurred on May 31, 2023.

Equity vesting – Qualifying termination of employment in connection with a change in control

Named executive officer	Vesting of restricted stock ($)[1]	Vesting of stock options ($)[2]
John M. Holmes	11,774,347	4,017,406
Sean M. Gillen	2,016,176	964,282
Jessica A. Garascia	946,828	596,178
Christopher A. Jessup	2,171,717	1,000,068
Eric S. Pachapa	1,117,904	606,842
[1]	Under the Company’s stock plans and severance and change-in-control agreements, all restricted stock (both performance-based and time-based) generally vests (with performance achieved at target) upon a change-in-control of the Company in connection with a qualifying termination of employment that occurs within two years following a change-in-control. See “— Stock Plans” above. The amounts shown reflect the number of shares that would have vested upon a change-in-control and termination of employment, on May 31, 2023, based on the number of shares multiplied by $50.11 (the closing price of the common stock on May 31, 2023).
[2]	Under the Company’s stock plans and severance and change-in-control agreements, all stock options generally vest upon a change-in-control of the Company or upon a qualifying termination of employment that occurs within two years following a change-in-control. See “— Stock Plans” above. The amounts shown reflect the number of option shares that would have vested upon a change-in-control and termination of employment, if applicable, multiplied by the difference (but not less than zero) between the option exercise price and $50.11 (the closing price of the common stock on May 31, 2023).

Qualifying termination of employment – prior to, or more than 18 months after, a change in control

Named executive officer	Other than cause					Disability			Death
	Salary ($)[1]	Bonus ($)[2]	Restricted stock ($)[3]	Stock options ($)[4]	Health and welfare ($)	Health and welfare ($)[5]	Restricted stock ($)[6]	Stock options ($)[7]	Restricted stock ($)[6]
John M. Holmes	2,000,000	2,924,000	—	—	—	50,738	4,498,262	3,634,322	4,498,262
Sean M. Gillen	480,000	657,600	—	—	—	50,738	1,129,966	836,353	1,129,966
Jessica A. Garascia	430,000	589,100	—	—	—	47,621	429,039	518,647	429,039
Christopher A. Jessup	480,000	657,600	—	—	—	50,738	1,136,168	902,594	1,136,168
Eric S. Pachapa	360,000	369,900	—	—	—	50,738	629,864	555,446	629,864
[1]	Reflects continued salary for 24 months for Mr. Holmes under his employment agreement and 12 months for the remainder of the named executive officers under their severance and change-in-control agreements.
[2]	Reflects (i) in the case of Mr. Holmes, two times the average of the non-equity incentive compensation paid to him for Fiscal 2023 and Fiscal 2022 and (ii) in the case of the remainder of the named executive officers, the non-equity incentive compensation paid to them for Fiscal 2023, in each case as shown in the Summary Compensation Table.
[3]	At May 31, 2023, no current named executive officer was eligible for continued vesting upon termination due to Retirement; accordingly, all named executive officers would forfeit their restricted stock upon termination of employment due to Retirement.
[4]	At May 31, 2023, no current named executive officer was eligible for continued vesting upon termination due to Retirement; accordingly, all named executive officers would forfeit their stock options upon termination of employment due to Retirement.
[5]	Available if termination is due to Disability under the employment agreement for Mr. Holmes and the severance and change-in-control agreements for other named executives.
[6]	The amounts in these columns reflect the value of the restricted stock that would vest upon termination due to Disability or death at May 31, 2023, based on the number of shares, multiplied by $50.11 (the closing price of the common stock on May 31, 2023).
[7]	The amounts in this column reflect the value of continued vesting of options pursuant to the Company’s stock plans for one year following termination if termination is due to Disability at May 31, 2023, based on the difference between the exercise price and $50.11 (the closing price of the common stock on May 31, 2023).

72

Proposal 2 Executive compensation

Qualifying termination of employment – within 18 months after a change in control1

Named executive officer	Salary[2] ($)	Bonus[3] ($)	Health and welfare continuation ($)	Outplacement services ($)
John M. Holmes	3,000,000	6,032,000	77,891	—
Sean M. Gillen	960,000	2,169,600	50,738	86,520
Jessica A. Garascia	860,000	1,973,420	47,621	78,551
Christopher A. Jessup	960,000	2,169,600	50,738	86,520
Eric S. Pachapa	720,000	1,239,300	50,738	78,729
[1]	These benefits are in addition to the vesting of stock awards shown above in the table for “Equity Vesting — Qualifying termination of employment in connection with a change in control.”
[2]	Reflects three times salary for Mr. Holmes and two times salary for the remainder of the named executive officers.
[3]	Reflects (i) in the case of Mr. Holmes, the non-equity incentive plan compensation bonus paid to him for Fiscal 2023 as shown in the Summary Compensation Table, plus three times his non-equity incentive plan compensation bonus paid to him for Fiscal 2022 and (ii) in the case of the remainder of the named executive officers, the non-equity incentive compensation plan bonus paid to them for Fiscal 2023 as shown in the Summary Compensation Table, plus two times the non-equity incentive plan compensation bonus for either the most recently completed fiscal year prior to termination or the preceding fiscal year, whichever produces the higher amount.

Other compensation matters

CEO pay ratio

A public company must disclose in its annual proxy statement its CEO pay ratio, defined as the ratio of the annual total compensation of its chief executive officer to the annual total compensation of its median employee. Our median employee is selected once every three years unless there has been a change in our employee population or employee compensation arrangements that would result in a significant change to our pay ratio disclosure. For Fiscal 2023, we used the same median employee identified in Fiscal 2021 because we believe that there have been no changes in our employee population or employee compensation arrangements in Fiscal 2023 that would result in a significant change to the pay ratio disclosure.

We used the following methodology to determine our CEO pay ratio for Fiscal 2023, Fiscal 2022 and Fiscal 2021:

STEP 1:	We determined that as of March 1, 2021 we had a total employee population of 4,762 employees.
STEP 2:	Of this group, we identified a selected employee group of 4,572 employees, representing all of our U.S. employees (3,812) plus our employees in Canada (503), the United Kingdom (166) and the Netherlands (91).
STEP 3:	As permitted by SEC rules, we excluded our employees in all other non-U.S. jurisdictions as these employees together represented less than 5% of our total employee population. The number of employees excluded in non-U.S. jurisdictions at the March 1, 2021 determination date were: Afghanistan (33), Australia (3), Belgium (15), Brazil (1), China (7), Costa Rica (14), France (6), Germany (8), Guatemala (7), Hungary (1), India (1), Ireland (1), Japan (1), Malaysia (6), Mexico (1), New Zealand (2), Panama (20), Peru (34), Singapore (24), and United Arab Emirates (5).
STEP 4:	For our selected employee group, we determined each domestic employee’s total cash compensation based on W-2 (Box 5) compensation (or its equivalent for non-U.S. employees) for the 2020 calendar year, as reflected in our payroll records and systems.
STEP 5:	We identified our median employee from our selected employee group (excluding the Chief Executive Officer).
STEP 6:	Once we identified our median employee, we calculated the annual total compensation of this median employee for Fiscal 2023, using the same methodology that we used to calculate the annual total compensation of our named executive officers, including our Chief Executive Officer, in the Summary Compensation Table.

The following table shows the ratio of the annual total compensation of our Chief Executive Officer compared to that of our median employee for Fiscal 2023:

Annual total compensation of our CEO for Fiscal 2023	$6,709,139
Annual total compensation of our median employee for Fiscal 2023	$71,129
Ratio of annual total compensation of our CEO to the annual total compensation of our median employee for Fiscal 2023	94 to 1

2023 Proxy Statement	73

Proposal 2 Executive compensation

Pay versus performance disclosure

The following table sets forth additional compensation information of our Principal Executive Officer (PEO) and our non-PEO NEOs along with total shareholder return, net income, and Adjusted Diluted Earnings per Share from Continuing Operations performance results for our fiscal years ended May 31, 2023, 2022 and 2021:

					Value of Initial Fixed $100 Investment Based On:[7]
Year[1]	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO[2,3] ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs[2,3] ($)	Company Total Shareholder Return	Peer Group Total Shareholder Return	Net Income ($)	Adjusted Diluted Earnings per Share from Continuing Operations ($)[8]
2023[4]	6,709,139	10,703,256	1,808,687	2,732,276	248.44	160.37	90,200,000	2.86
2022[5]	12,327,343	13,416,164	1,793,579	2,238,871	239.07	146.58	78,700,000	2.38
2021[6]	4,123,426	12,752,734	1,509,276	3,211,723	206.99	161.40	35,800,000	1.31
[1]	For each year presented above, the NEOs included in the compensation columns reflect John M. Holmes as our PEO and Sean M. Gillen, Jessica A. Garascia, Christopher A. Jessup, and Eric S. Pachapa as our non-PEOs.
[2]	Fair value or change in fair value, as applicable, of equity awards in the “Actually Paid” columns was determined by reference to (1) for time-based restricted stock awards, closing price on applicable year-end date(s) or, in the case of vesting dates, the actual vesting price, (2) for performance-based restricted stock awards, the estimated payout used to recognize our expense in accordance with FASB ASC Topic 718 except using the closing price on applicable year-end date(s) or, in the case of vesting dates, the actual vesting price, and (3) for stock options, a Black-Scholes fair value as of the applicable year-end or vesting date(s), determined based on the same methodology as used to determine grant date fair value but using the closing stock price on the applicable revaluation date as the current market price and with an expected life equal to the original ratio of expected life relative to the ten year contractual life multiplied times the remaining life as of the applicable revaluation date, and in all cases based on updated volatility, risk free rates, and expected dividend rates determined as of the revaluation dates.
[3]	For the portion of “Actually Paid” compensation that is based on year-end stock prices, the following prices were used: 2023 – $50.11 (3.9% increase from prior year), 2022 – $48.22 (15.5% increase from prior year), and 2021 – $41.75 (107.0% increase from prior year).
[4]	2023 compensation “Actually Paid” to PEO and the average Actually Paid to non-PEOs reflects the following adjustments from Total compensation reported in the Summary Compensation Table:

	PEO ($)	Average Non-PEO ($)
Total Reported in 2023 Summary Compensation Table (SCT)	6,709,139	1,808,687
Less, value of stock awards and option awards reported in SCT	(3,650,036)	(650,825)
Plus, year-end value of awards granted in fiscal year that are unvested and outstanding	6,255,805	1,115,398
Plus, change in fair value of prior year awards that are outstanding and unvested	1,775,875	537,650
Plus, change in fair value (from prior year-end) of prior year awards that vested this year	(387,527)	(78,634)
Total adjustments	3,994,117	923,589
Actual compensation paid for Fiscal 2023	10,703,256	2,732,276

[5]	2022 compensation “Actually Paid” to PEO and the average Actually Paid to non-PEOs reflects the following adjustments from Total compensation reported in the Summary Compensation Table:

	PEO ($)	Average Non-PEO ($)
Total Reported in 2022 Summary Compensation Table (SCT)	12,327,343	1,793,579
Less, value of stock awards and option awards reported in SCT	(8,629,080)	(661,055)
Plus, year-end value of awards granted in fiscal year that are unvested and outstanding	8,760,652	852,676
Plus, change in fair value of prior year awards that are outstanding and unvested	1,923,314	406,267
Plus, change in fair value (from prior year-end) of prior year awards that vested this year	(966,065)	(152,596)
Total adjustments	1,088,821	445,291
Actual compensation paid for Fiscal 2023	13,416,164	2,238,871

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Proposal 2 Executive compensation

[6]	2021 compensation “Actually Paid” to PEO and the average Actually Paid to non-PEOs reflects the following adjustments from Total compensation reported in the Summary Compensation Table:
	PEO ($)	Average Non-PEO ($)
Total Reported in 2021 Summary Compensation Table (SCT)	4,123,426	1,509,276
Less, value of stock awards and option awards reported in SCT	(1,842,024)	(532,058)
Plus, year-end value of awards granted in fiscal year that are unvested and outstanding	8,060,488	1,789,492
Plus, change in fair value of prior year awards that are outstanding and unvested	2,635,391	331,115
Plus, fair market value of awards granted this year and that vested this year	—	119,526
Plus, change in fair value (from prior year-end) of prior year awards that vested this year	(224,547)	(5,628)
Total adjustments	8,629,308	1,702,447
Actual compensation paid for Fiscal 2023	12,752,734	3,211,723
[7]	Each year reflects what the cumulative value of $100 would be, including reinvestment of dividends, if such amount were invested on June 1, 2020. Peer group TSR reflects the Company’s “2023 peer group” as reflected in our 2023 Annual Report on Form 10-K pursuant to Item 201(e) of Regulation S-K and “Fiscal 2023 peer group” in this proxy statement.
[8]	Adjusted diluted earnings per share from continuing operations, a non-GAAP financial measure, is our GAAP diluted earnings per share from continuing operations adjusted to exclude items of an unusual nature including but not limited to business divestitures, workforce actions, subsidies and costs, impairment and exit charges, facility consolidation and repositioning costs, investigation and remediation compliance costs, purchase accounting and legal settlements, strategic project costs, equity investments gains and losses, and significant customer events such as early terminations, contract restructurings, forward loss provisions and bankruptcies. We use this non-GAAP financial measure in our compensation structure as it illustrates our core operating performance unaffected by the impact of certain items that management does not believe are indicative of our ongoing and core operating activities.

Required supplemental graphs showing relationship between:

Compensation actually paid (CAP) and Company total shareholder return (TSR)

The graph below illustrates the relationship between the CAP to our CEO and the other NEOs and the Company’s TSR during the period covered under the “Pay versus performance disclosure” above. The CAP figures shown below are calculated as required by SEC requirements, which include unvested and unpaid amounts. Each year of Company TSR reflects what the cumulative value of $100 would be, including reinvestment of dividends, if such amount were invested on June 1, 2020. As shown in the “Pay versus performance disclosure“ above and below on page 77 in the Company TSR vs. Peer Group TSR graph, the value of $100 invested in the Peer Group on June 1, 2020 would be $161.40 at the end of Fiscal 2021, $146.58 at the end of Fiscal 2022 and $160.37 at the end of Fiscal 2023.

Compensation Actually Paid vs. Company TSR

2023 Proxy Statement	75

Proposal 2 Executive compensation

Compensation actually paid (CAP) and net income

The graph below illustrates the relationship between the CAP to our CEO and the other NEOs and the Company’s net income during the period covered under the “Pay versus performance disclosure” above. The CAP figures shown below are calculated as required by SEC requirements, which include unvested and unpaid amounts.

Compensation Actually Paid vs. Net Income

Compensation actually paid (CAP) and adjusted diluted earnings per share from continuing operations

The graph below illustrates the relationship between the CAP to our CEO and the other NEOs and the Company’s adjusted diluted earnings per share from continuing operations during the period covered under the “Pay versus performance disclosure” above. The CAP figures shown below are calculated as required by SEC requirements, which include unvested and unpaid amounts.

Compensation Actually Paid vs. Adjusted Diluted
Earnings per Share from Continuing Operations

76

Proposal 2 Executive compensation

Company TSR and peer group TSR

The graph below illustrates the relationship between the Company’s TSR and peer group TSR during the period covered under the “Pay versus performance disclosure” above. The peer group used is the Company’s “2023 peer group” as reflected in our 2023 Annual Report on Form 10-K pursuant to Item 201(e) of Regulation S-K and “Fiscal 2023 peer group” in this proxy statement. Each year reflects what the cumulative value of $100 would be, including reinvestment of dividends, if such amount were invested on June 1, 2020.

Company TSR vs. Peer Group TSR

Tabular list

The following performance measures reflect the Company’s most important performance measures used to link compensation actually paid to our NEOs for 2023 to Company performance, as further described and defined in the CD&A:

Adjusted diluted earnings per share from continuing operations
Net working capital turns
Return on invested capital

2023 Proxy Statement	77

Proposal 3 Advisory proposal to approve the frequency for future advisory proposals to approve our executive compensation

Proposal 3	Advisory proposal to approve the frequency for future advisory proposals to approve our executive compensation

Board recommendation
Our Board unanimously recommends that you vote for “1 year” as the frequency of future advisory proposals to approve our executive compensation.

Proposal summary

We are asking you to cast an advisory vote on the frequency of the advisory vote on our executive compensation (the subject of Proposal 3 above). This proposal is commonly known as a “say-on-frequency” proposal. The say-on-frequency vote is required to be held once every six years. You may vote your shares to have the advisory vote on our executive compensation held each year, every two years or every three years, or you may abstain from voting under applicable SEC rules. For the reasons stated below, we recommend that you vote “1 year” on the frequency of future advisory proposals to approve our executive compensation.

The Company has held a say-on-pay vote each year beginning in 2011 (the date the SEC rules went into effect). We believe that continuing to hold an annual say-on-pay vote is the appropriate policy for the Company and its stockholders. We make decisions each year on executive compensation, compensation policies and compensation practices based on factors deemed relevant by our Human Capital and Compensation Committee, with the advice of our independent compensation consultant. These factors include, in particular, information about the Company’s performance, peer group information and information about the performance of our executives.

An annual say-on-pay vote will permit our stockholders the opportunity to provide direct and timely feedback on our compensation-related decisions, rather than waiting two or three years to share their views. In our last say-on-pay frequency vote at the 2017 annual meeting, the holders of over 88% of the shares voted at the meeting supported holding a say-on-pay vote every year. In communications with us since that time, our stockholders have consistently expressed a strong preference for an annual say-on-pay vote.

Stockholders are not voting to approve or disapprove the Board’s recommendation. Instead, you may cast your vote on your preferred voting frequency by choosing any of the following four options with respect to this proposal: “1 year,” “2 years,” “3 years,” or “abstain.”

The say-on-frequency vote is advisory; therefore, the result will not be binding on the Company or the Board. The Board will, however, take into account the outcome of the vote when considering the frequency of future advisory proposals to approve our executive compensation and expects to be guided by the voting option that receives the greatest number of votes, even if that alternative does not receive a majority vote.

The Board unanimously recommends a vote for “1 year” as the frequency with which stockholders are provided an advisory vote to approve our executive compensation, and your proxy will be so voted unless you specify otherwise.

78

Proposal 4 Approval of an amendment to our stock plan

Proposal 4	Approval of an amendment to our stock plan

Board recommendation
Our Board unanimously recommends that you vote FOR this proposal to approve an amendment to our stock plan.

Overview of Plan

We maintain the AAR CORP. 2013 Stock Plan, as amended and restated effective July 13, 2020 (referred to as “our stock plan” or the “Plan”). The Plan is our only active stock-based compensation plan, and it provides for discretionary grants of stock options, stock awards, stock unit awards and stock appreciation rights (SARs) to key employees and non-employee directors.

The purpose of the Plan is to encourage key employees and non-employee directors to increase their investment in the Company, to provide additional opportunities to share in the success of the Company and to align their interests with the interests of our stockholders. These opportunities are intended to foster in key employees and non-employee directors a strong incentive to put forth maximum effort for the continued success and growth of the Company, to aid in retaining individuals who put forth such efforts and to assist in attracting the best available individuals in the future.

Request for approval of share increase

The Board has approved the Plan as amended in Exhibit C, including an increase in the number of shares available under the Plan by 1,850,000, from 7,450,000 shares to 9,300,000 shares (and a corresponding increase in the number of incentive stock options that may be granted thereunder). This share increase requires the approval of our stockholders, which we are seeking at this stockholders’ meeting. The amendment also makes other non-material and conforming changes to the Plan.

Annual equity awards to non-employee directors and key employees for the fiscal year ending May 31, 2024 (“Fiscal 2024”) were granted in June 2023 and July 2023, respectively. It is expected that there will not be sufficient shares of our common stock under the Plan to cover future annual grants.

The purpose of the Plan is to ensure that we have the continued ability to make stock-based awards under the Plan. We believe that our future success depends in large part on our ability to attract, retain and motivate high-quality employees and non-employee directors, and that our ability to provide equity-based and performance-based awards is critical to achieving this success. We believe that we would be at a severe competitive disadvantage if we could not use these types of awards to recruit and compensate our employees and non-employee directors.

We view our use of stock-based awards as an essential part of our compensation program and as an important element in achieving the program’s goals. These awards help align pay with performance and allow us to better link the financial interests of employees and non-employee directors with stockholders. We also believe that equity compensation motivates employees and non-employee directors to create stockholder value because the value they realize from equity compensation is based on the performance of our common stock.

Plan Restrictions. The Plan contains certain restrictions that further the Plan’s objectives and reflect sound corporate governance principles that protect the interests of stockholders:

●	Shares that are used to pay the stock option exercise price or required tax withholding on any award may not be used for future grants under the Plan.
●	Shares repurchased by the Company with proceeds received from a stock option exercise may not be used for future grants under the Plan.

2023 Proxy Statement	79

Proposal 4 Approval of an amendment to our stock plan

●	Stock awards under the Plan must have a vesting period of at least one year; provided, however, that up to 5% of the shares available under the Plan may be granted without regard to such minimum vesting requirement.
●	Dividends on all stock awards and dividend equivalents on all stock unit awards are paid only to the extent the awards’ vesting conditions are met.
●	Stock options and SARs may not be granted with an exercise price less than the fair market value of the underlying common stock on the date of grant, and the term is limited to ten years from the date of grant.
●	Repricing of stock options or SARs without stockholder approval is prohibited.
●	Awards do not automatically vest upon a change in control of the Company unless the Human Capital and Compensation Committee (the “Committee”) so provides in the award agreements (the award agreements under the Plan currently require a “double trigger” for vesting upon a change in control: the change in control and termination of employment).
●	The award agreements under the Plan provide that we have the ability to “claw back” stock compensation in the event of a restatement of our financial statements in accordance with our recoupment policy. (This policy is being updated to reflect the final rule issued by the SEC and the recently issued NYSE listing standards implementing the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act.)

Burn Rate, Expected Duration and Dilution. The Plan’s three-year average “burn rate” was 2.0% for Fiscal 2021-2023. The burn rate is calculated as the total number of shares subject to awards granted to participants in a single fiscal year expressed as a percent of the basic weighted average shares of common stock outstanding for that fiscal year. We expect future share usage under the Plan to be generally consistent with share usage under the Plan to date, and based on the shares reserved for issuance under the Plan and the average burn rate, expect that the requested shares will cover Plan awards for approximately two to three years.

The Board recognizes the impact of dilution on stockholders, and through the Committee, believes that it has prudently managed awards under the Plan, giving proper consideration to the dilutive impact of stock awards on stockholder equity. The total fully-diluted overhang as of July 27, 2023, assuming that the entire proposed share reserve is granted in stock options or SARs, would be 11.7%, and the total fully-diluted overhang, assuming the proposed share reserve is granted in full-value awards only, would be 10.0%. Our historical practice has been to grant a combination of stock options and full-value awards, resulting in potential overhang between these two levels. In this context, fully-diluted overhang is calculated as the sum of shares subject to outstanding awards and shares available for future awards (numerator) divided by the sum of the numerator and common shares outstanding, with all data effective as of July 27, 2023. The Board believes that the proposed share reserve represents a reasonable amount of potential equity dilution.

Historical Stock Option and Stock Award Information. Set forth below is certain historical information as of July 27, 2023 about stock options and stock awards granted under the Plan:

●	The number of granted but unexercised stock options: 1,643,888
●	The weighted average exercise price of the granted but unexercised stock options: $35.69
●	The weighted average remaining term of the granted but unexercised stock options: 6.5 years
●	The number of granted but unvested full-value share awards (stock awards and stock units payable in stock): 732,747
●	The number of shares available for future grants under the Plan: 412,319 shares.

Description of the plan

The following is a summary of the Plan. It is qualified by reference to the full text of the Plan, which is attached as Appendix C to this proxy statement. Stockholders are encouraged to review the Plan carefully.

Administration. The Plan is administered by the Committee, which is comprised of directors who satisfy the “non-employee director” definition under Rule 16b-3 of the Securities Exchange Act of 1934. The Committee has full authority to select the individuals who will receive awards under the Plan, determine the form and amount of each of the awards to be granted and establish the terms and conditions of awards.

As permitted by the Plan, the Committee has delegated to the Chief Executive Officer (acting in his capacity as a director of the Company) authority to grant awards to key employees, other than himself and other officers subject to Section 16 of the Securities Exchange Act. Such awards will be consistent with the terms and conditions set forth in the forms of award agreement approved by the Committee.

80

Proposal 4 Approval of an amendment to our stock plan

Number of Shares of Common Stock. The number of shares of the Company’s common stock that may be issued under the Plan is 7,450,000 shares (9,300,000 shares if the share increase is approved). Stock options and SARs reduce the number of available shares by one share for each share subject to the option or SAR, and stock awards and stock units settled in shares reduce the number of available shares by 1.65 shares for every one share delivered. Awards that can only be settled in cash do not reduce the number of shares available for issuance.

Shares issuable under the Plan may be authorized but unissued shares or treasury shares. If there is a lapse, forfeiture, expiration, termination or cancellation of any award for any reason, the shares subject to the award shall again be available for issuance under the Plan and added back in the same multiple as when they were awarded. By contrast, any shares subject to an award that are delivered to the Company by a participant, or withheld by the Company on behalf of a participant, as payment for an award or payment of withholding taxes due in connection with an award, or repurchased by the Company with proceeds received from a stock option exercise shall not again be available for issuance, and all such shares shall count toward the number of shares issued under the Plan. The number of shares of common stock issuable under the Plan is subject to adjustment in the event of any reorganization, recapitalization, stock split, stock dividend or other distribution, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the Company or any similar corporate transaction. In each case, the Committee has the discretion to make adjustments it deems necessary to preserve the intended benefits under the Plan.

Eligibility. All employees of the Company designated by the Committee as key employees for purposes of the Plan and all non-employee directors of the Company are eligible to receive awards under the Plan. As of July 27, 2023, the Company had approximately 62 key employees and nine non-employee directors who were eligible to participate in the Plan.

Awards to Participants. The Plan provides for discretionary grants of stock options, stock awards, stock unit awards and SARs to participants. Each award made under the Plan will be evidenced by a written award agreement specifying the terms and conditions of the award as determined by the Committee in its sole discretion, consistent with the terms of the Plan.

Stock Options. The Committee may grant non-qualified stock options or incentive stock options to key employees and non-qualified stock options to non-employee directors. Each stock option represents the participant’s right to purchase a share of common stock of the Company by paying the exercise price of the option. The Committee has the discretion to set the terms and conditions applicable to the options, including the number of shares subject to the option and the vesting schedule; provided that (i) the exercise price of each stock option will not be less than the closing sales price of the Company’s common stock on the date on which the option is granted (“fair market value”), (ii) each option will expire ten years from the date of grant, and (iii) no option can be amended such that it would be considered a “repricing” without stockholder approval.

In addition, an incentive stock option is subject to the following rules: (i) the aggregate fair market value (determined at the time the option is granted) of the shares of common stock with respect to which an incentive stock option is exercisable for the first time by a key employee during any calendar year (under all incentive stock option plans of the Company and its subsidiaries) cannot exceed $100,000, and if this limitation is exceeded, so much of the incentive stock option that does not exceed the $100,000 limit will be an incentive stock option and the remainder will be a non-qualified stock option; (ii) if an incentive stock option is granted to a key employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price of the incentive stock option will be 110% of the closing price of the common stock on the date of grant and the incentive stock option will expire no later than five years from the date of grant; and (iii) no incentive stock option may be granted after 10 years from the date the Plan is adopted.

Stock Awards. The Committee may grant stock awards to participants. Stock awards consist of shares of common stock granted without any consideration from the participant. The number of shares awarded to each participant, and the restrictions, terms and conditions of the award, will be at the discretion of the Committee. Subject to the restrictions, a participant will be a stockholder with respect to the shares awarded to him or her and will have the rights of a stockholder with respect to the shares, including the right to vote the shares and receive dividends on the shares; provided that dividends otherwise payable on any stock award will be held by the Company and will be paid only when and to the extent the restrictions on such stock award lapse.

Stock Units. The Committee may grant stock unit awards to participants. Each stock unit entitles the participant to receive, on a specified date or event set forth in the award agreement, one share of common stock of the Company or cash equal to the fair market value of one share on such date or event, as provided in the award agreement. The number of stock units awarded to each participant, and the terms and conditions of the award, will be at the discretion of the Committee. A participant will not be a stockholder with respect to the stock units awarded to him prior to the date they are settled in shares of common stock. The Committee may provide that the participant will be paid an amount equal to the dividends that would have been paid had the stock units been actual shares; provided that dividend equivalents payable on any stock units will be held by the Company and paid only when and to the extent the restrictions lapse.

2023 Proxy Statement	81

Proposal 4 Approval of an amendment to our stock plan

Stock Appreciation Rights. SARs may be awarded to key employees under the Plan. Each SAR entitles the key employee to receive the difference between the fair market value of the common stock on the date of exercise of the right and the exercise price thereof, multiplied by the number of shares with respect to which the right is being exercised. Upon exercise, the SAR will be paid in cash or in shares of common stock (based upon the fair market value on the date of exercise) or a combination thereof, as set forth in the award agreement. The Committee has the discretion to set the terms and conditions applicable to SARs, provided that (i) the exercise price of each SAR will not be less than the fair market value of the shares on the date the SAR is granted, (ii) each SAR will expire ten years from the date of grant, and (iii) no SAR can be amended such that it would be considered a “repricing” without stockholder approval.

Performance-Based Awards. The Committee can provide that any award granted under the Plan shall be subject to the attainment of performance goals. Performance goals may be based on one or more business criteria, including, but not limited to: earnings, earnings per share or earnings per share growth; earnings before interest and taxes, or earnings before interest, taxes, depreciation and/or amortization; share price; total stockholder return, return on assets; net asset turnover; inventory turnover; return on capital or return on invested capital; return on equity; cash flow; net or pre-tax income; profit margin; working capital turns; market share; expense management; revenue; revenue growth; stockholder equity; leverage ratio; investment rating; and debt coverage. Performance goals may be absolute in their terms or measured against or in relationship to the performance of other companies or indices selected by the Committee, and may be particular to one or more lines of business or subsidiaries or may be based on the performance of the Company and its subsidiaries as a whole. In addition, the Committee may adjust performance goals for any events that occur during a performance period, including significant acquisitions or dispositions of businesses or assets by the Company; litigation, judgments or settlements; changes in tax laws, accounting principles, or other laws or provisions affecting reported results; any reorganization and restructuring programs; unusual and/or non-recurring items; and fluctuations in foreign exchange rates.

Limitation on Awards Granted, and Total Compensation Payable, to Non-Employee Directors. The Plan provides that the fair market value of shares subject to awards granted to any non-employee director in any calendar year, together with cash compensation paid to such non-employee director in such calendar year, shall not exceed $500,000.

Provisions Relating to a Change in Control of the Company. The Plan gives the Committee the discretion to determine how Plan awards are treated upon a change in control. The current award agreements under the Plan, as approved by the Committee, contain a “double trigger” provision, which provides that upon a change in control and a subsequent termination of employment, outstanding awards become immediately vested and exercisable, all restrictions on awards lapse and any performance-based goals are deemed satisfied at the target level.

Amendment of Award Agreements; Amendment and Termination of the Plan; Term of the Plan. The Committee may amend any award agreement at any time, provided that no amendment may adversely affect the right of any participant under any agreement in a material way without the written consent of the participant, unless such amendment is required by applicable law, regulation or stock exchange rule.

The Board may terminate, suspend or amend the Plan, in whole or in part, from time to time, without the approval of the stockholders, unless such approval is required by applicable law, regulation or stock exchange rule, and provided that no amendment may adversely affect the right of any participant under any outstanding award in a material way without the written consent of the participant, unless such amendment is required by applicable law, regulation or stock exchange rule.

Notwithstanding the foregoing, neither the Plan nor any outstanding award agreement can be amended in a way that results in the repricing of a stock option or SAR without prior stockholder approval. Repricing is broadly defined to include reducing the exercise price of a stock option or SAR or cancelling a stock option or SAR in exchange for cash, other stock options or SARs with a lower exercise price or other stock awards. An equitable adjustment to the awards to reflect changes in the capital structure of the Company or similar events does not constitute repricing for purposes of this prohibition.

No awards may be granted under the Plan on or after October 9, 2028.

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Proposal 4 Approval of an amendment to our stock plan

Awards granted under the plan

Awards under the Plan are made at the discretion of the Committee. Accordingly, it is not possible at this time to determine all of the specific awards that will be made in future years under the Plan.

As of July 27, 2023, a total of 3,797,542 stock options with exercise prices ranging from $18.94 to $58.27 have been granted under the Plan since it was first adopted. These grants were made to the named executive officers and other persons and groups as follows: John M. Holmes (President and Chief Executive Officer): 864,661; Sean M. Gillen (Senior Vice President and Chief Financial Officer): 153,485, Jessica A. Garascia (Senior Vice President, General Counsel, Chief Administrative Officer and Secretary): 66,115; Christopher A. Jessup (Senior Vice President, Chief Commercial Officer): 191,671; Eric S. Pachapa (Vice President, Controller and Chief Accounting Officer): 100,051; all current executive officers as a group: 462,800; all non-employee directors as a group: 0; each nominee for election as a director: 0; each associate of any executive officer, non-employee director or nominee: 0; each other person with 5% of such awarded shares: 0; and all current non-executive officer employees as a group: 682,642. On July 27, 2023, the last reported sales price for the common stock on the New York Stock Exchange was $58.21 per share.

Summary of federal income tax consequences

The following is a summary of the federal income tax consequences of the Plan. It is based on the federal tax laws and regulations currently in effect and existing administrative rulings of the Internal Revenue Service. Participants may also be subject to state and local taxes in connection with the grant of awards under the Plan. Participants should consult with their individual tax advisers to determine the tax consequences associated with awards granted under the Plan. This information may not be applicable to employees of foreign subsidiaries or to employees who are not residents of the United States.

Non-Qualified Stock Options. A participant will not recognize any income at the time the participant is granted a non-qualified stock option. On the date the participant exercises the non-qualified stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the option is exercised. The Company generally will receive a tax deduction for the same amount of ordinary income recognized by the participant. When the participant sells these shares, any gain or loss recognized by the participant is treated as either short-term or long-term capital gain or loss depending on whether the participant has held the shares more than one year.

Incentive Stock Options. A participant will not recognize any income at the time the participant is granted an incentive stock option. If the participant is issued shares pursuant to the exercise of an incentive stock option, and if the participant does not make a disqualifying disposition of the shares within one year after the date of exercise or within two years after the date of grant, the participant will not recognize any income, for federal income tax purposes, at the time of the exercise. When the participant sells the shares issued pursuant to the incentive stock option, the participant will be taxed, for federal income tax purposes, as a long-term capital gain on any amount recognized by the participant in excess of the exercise price, and any loss sustained by the participant will be a long-term capital loss. No deduction will be allowed to the Company for federal income tax purposes. If, however, the participant sells the shares before the expiration of the holding periods, the participant will recognize ordinary income on the difference between the exercise price and the fair market value at exercise, and the Company generally will receive a tax deduction in the same amount. Upon exercise of an incentive stock option, the excess of the fair market value over the exercise price is an item of tax preference to the participant for purposes of determining the alternative minimum tax.

In order to qualify as an incentive stock option, the option must be exercised within three months after the participant’s termination of employment for any reason other than death or disability and within one year after termination of the participant’s employment due to disability. If the option is not exercised within this time period, it will be treated as a non-qualified stock option and taxed accordingly.

2023 Proxy Statement	83

Proposal 4 Approval of an amendment to our stock plan

Stock Awards and Stock Unit Awards. If the participant receives a stock award, the participant generally will recognize ordinary income upon becoming entitled to transfer the shares at the end of any restriction period without forfeiture. A participant generally will recognize ordinary income when he receives shares or cash pursuant to the settlement of stock units, provided that if the shares are subject to any further restrictions on transfer, the participant will recognize ordinary income upon becoming entitled to transfer the shares at the end of the restriction period without forfeiture. The amount of income the participant recognizes will be equal to the fair market value of the shares on the day the restrictions lapse, or the amount of cash received. This amount will also be the participant’s tax basis for the shares. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. In addition, the holding period begins on the day the restrictions lapse, or the date the shares are received if not subject to any restrictions, for purposes of determining whether the participant has long-term or short-term capital gain or loss on a subsequent sale of the shares. The Company generally will be entitled to a deduction with respect to the ordinary income recognized by the participant.

If a participant who receives a stock award subject to restrictions makes an election under Section 83(b) of the Internal Revenue Code within 30 days after the date of the grant, the participant will have ordinary income equal to the fair market value on the date of grant, and the participant will recognize no additional income until the participant subsequently sells the shares. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. When the participant sells the shares, the tax basis will be equal to the fair market value on the date of grant, and the holding period for capital gains purposes begins on the date of the grant. If the participant forfeits the shares subject to the Section 83(b) election, the participant will not be entitled to any deduction, refund, or loss for tax purposes (other than a capital loss with respect to the amount of ordinary income previously recognized by the participant), and the Company will have to include the amount that it previously deducted from its gross income in the taxable year of the forfeiture.

Stock Appreciation Rights. A participant will not recognize any income at the time of the grant of an SAR. Upon exercise of the SAR, the participant will recognize ordinary income equal to the amount received upon exercise. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. The Company generally will be entitled to a deduction with respect to the ordinary income recognized by the participant.

Vote required for approval

Approval of the amendment to the Plan requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting.

84

Proposal 5 Ratification of our independent registered public accounting firm

Proposal 5	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for Fiscal 2024
Board recommendation
Our Board unanimously recommends that you vote FOR this proposal ratifying the appointment of KPMG.

Proposal summary

We are asking you to ratify the selection of KPMG LLP (“KPMG”), an independent registered public accounting firm, to serve as our independent registered public accounting firm for Fiscal 2024.

The Company’s independent registered public accounting firm reports to, and is engaged at the direction of, the Audit Committee of the Company’s Board. The Company’s independent registered public accounting firm is responsible for auditing the Company’s financial statements and the effectiveness of internal controls over financial reporting and for expressing opinions on these matters.

The Audit Committee appointed KPMG as the Company’s independent registered public accounting firm for Fiscal 2024. The Audit Committee believes that the appointment of KPMG is in the best interests of the Company and its stockholders for the following principal reasons:

●	KPMG’s independence from the Company;
●	KPMG’s historical and recent performance as the Company’s independent registered public accounting firm;
●	KPMG’s understanding of the Company’s business, operations, accounting policies and practices and internal control over financial reporting;
●	KPMG’s reputation in the industry and its experience in accounting matters for aerospace and defense companies;
●	The reasonableness of the fees paid by the Company to KPMG for its services, both on an absolute basis and as compared to its peer firms; and
●	Publicly available information about KPMG, including Public Company Accounting Oversight Board (“PCAOB”) inspection reports on KPMG, recent litigation against former KPMG partners, and an enforcement action against KPMG by the Securities and Exchange Commission. The Audit Committee reviewed this information as part of its overall evaluation of the performance, expertise and experience of the KPMG team that audits the Company.

The Board asks that you ratify the appointment of KPMG as our independent registered public accounting firm for Fiscal 2024. Representatives of KPMG are expected to be present virtually at the annual meeting, with the opportunity to make a statement if they so desire and to respond to appropriate questions from stockholders.

2023 Proxy Statement	85

Proposal 5 Ratification of our independent registered public accounting firm

Independent registered public accounting firm fees and services

The following table sets forth the aggregate fees billed by KPMG to the Company for Fiscal 2022 and Fiscal 2023 for audit, audit-related and tax services.

Description of fees	Fiscal 2022 ($)	Fiscal 2023 ($)
Audit fees	1,998,416	1,998,132
Audit-related fees[1]	570,674	1,350,496
Tax fees[2]	153,638	150,590
All other fees	—	—
[1]	Audit-related fees were for acquisition due diligence assistance and required compliance services
[2]	Tax fees were for domestic and foreign tax compliance activities including income tax returns and VAT services.

Audit Committee pre-approval is required for any audit, audit-related, tax or other services to be provided by the independent registered public accounting firm. All permitted audit, audit-related, tax and other services were pre-approved pursuant to this policy.

Audit committee Fiscal 2023 report

Dear fellow stockholders:

The Company’s management has primary responsibility for the Company’s financial statements and the quality and integrity of the reporting process and systems of internal control. KPMG is responsible for auditing the Company’s financial statements and issuing a report on the conformity of those statements with generally accepted accounting principles (“GAAP”) and a report on the effectiveness of the Company’s internal controls over financial reporting.

In fulfilling its responsibilities, the Audit Committee reviewed and discussed with the Company’s management and KPMG the Company’s audited financial statements contained in the Company’s Annual Report on Form 10-K filed with the SEC, including the critical accounting policies applied by the Company in preparing these financial statements. The Audit Committee also reviewed with management and KPMG the preparation of the financial statements and related disclosures contained in the Company’s earnings announcements and Quarterly Reports on Form 10-Q.

The Audit Committee reviewed and discussed with management and KPMG the overall scope and plans for the audit, the quality, adequacy and assessment of the effectiveness of internal controls over financial reporting and the Internal Audit Department’s management, organization, responsibilities, budget and staffing. The Audit Committee also met with KPMG without management present and discussed the results of its audits, its evaluation of the Company’s internal controls over financial reporting, disclosure controls and the overall quality, not just the acceptability, of the Company’s accounting principles, the reasonableness of significant accounting judgments and the clarity of disclosures in the financial statements.

The Audit Committee also reviewed and discussed with KPMG the matters required to be discussed by the applicable requirements of the PCAOB and the SEC and KPMG’s independence from the Company and its management, including the matters in the written disclosures and letter furnished to the Audit Committee by KPMG and required by applicable requirements of the PCAOB.

The Audit Committee concluded that KPMG is independent from the Company and appointed KPMG as the Company’s independent registered public accounting firm for Fiscal 2024. The Audit Committee recommends that the stockholders of the Company ratify that appointment (see Proposal 5).

In reliance on its review of the audited financial statements and the discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for Fiscal 2023 for filing with the SEC.

Respectfully submitted,

The Audit Committee of the Board of AAR CORP.

Marc J. Walfish, Chair
Robert F. Leduc, Member
Duncan J. McNabb, Member
Peter Pace, Member

86

Stock ownership information

The following tables show the shares of common stock beneficially owned, the percent of shares outstanding if greater than 1% and the number of stock units held, all as of July 27, 2023, by (i) each current director and director nominee for election to the Board, (ii) each executive officer named in the Summary Compensation Table, (iii) all directors and executive officers of the Company as a group, and (iv) each beneficial owner of more than five percent of the outstanding shares of common stock. Except as noted, the nature of beneficial ownership for shares shown in the tables is sole voting and sole investment power, and none of the shares shown in the tables is pledged by any of the persons listed.

Security ownership of our board and management

Name	Shares beneficially owned[1]	Percent of shares outstanding if greater than 1%[2]	Stock units[3]
Anthony K. Anderson	12,760	—	—
Michael R. Boyce[4]	115,440	—	—
John W. Dietrich	2,963	—	—
Jessica A. Garascia	58,893	—	—
Sean M. Gillen	144,231	—	—
John M. Holmes	771,508	2.2%	—
Christopher A. Jessup	134,900	—	—
Robert F. Leduc	13,226	—	3,008
Ellen M. Lord	8,933	—	—
Duncan McNabb	8,392	—	17,878
Peter Pace	25,583	—	—
Eric S. Pachapa	56,679	—	—
Jennifer L. Vogel	25,871	—	—
Marc J. Walfish	127,640	—	13,175
All directors and executive officers as a group (15 persons)	1,513,452	4.3%	34,061
[1]	Includes (a) unvested restricted stock held by directors and executive officers and (b) the following shares of the identified person that may be acquired within 60 days of July 27, 2023 through the exercise of stock options: Mr. Holmes, 449,742; Mr. Gillen, 87,256 shares; Ms. Garascia 23,376 shares; Mr. Jessup 78,535 shares; Mr. Pachapa, 20,206 shares; and all directors and executive officers as a group, 661,880 shares.
[2]	Based on 34,988,689 shares of common stock of AAR CORP. issued and outstanding as of July 27, 2023.
[3]	Represents stock units held by directors who defer all or a portion of their director compensation under the Non-Employee Directors’ Deferred Compensation Plan. Each stock unit represents the right to receive one share of common stock upon termination of service on the Board or the happening of certain other events, as specified in the Plan.
[4]	Includes 20,000 shares beneficially owned through Maverick Investors Limited Partnership, a family partnership of which Mr. Boyce is a general partner.

2023 Proxy Statement	87

Stock ownership information

Security ownership of certain beneficial owners

Name and address of beneficial owner	Number of shares	Percent of class
BlackRock, Inc.[1] 55 East 52nd Street New York, NY 10055	6,286,501	18.2%
Vanguard Group, Inc.[2] 100 Vanguard Blvd. Malvern, PA 19355	3,724,416	10.8%
Dimensional Fund Advisors LP3 Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	2,843,229	8.3%
EARNEST Partners, LLC[4] 1180 Peachtree Street NE Suite 2300 Atlanta, GA 30309	2,542,799	7.4%
State Street Corporation[5] State Street Financial Center One Lincoln Street Boston, MA 02111	1,853,428	5.4%
[1]	Based on a Schedule 13G amendment filed on January 26, 2023, BlackRock, Inc. disclosed beneficial ownership with respect to the shares as follows:
●	Sole voting power:	6,200,168
●	Shared voting power:	0
●	Sole dispositive power:	6,286,501
●	Shared dispositive power:	0
[2]	Based on a Schedule 13G amendment filed on February 09, 2023, the Vanguard Group, Inc. disclosed beneficial ownership with respect to the shares as follows:
●	Sole voting power:	0
●	Shared voting power:	29,674
●	Sole dispositive power:	3,664,310
●	Shared dispositive power:	60,106
[3]	Based on a Schedule 13G amendment filed on February 10, 2023, Dimensional Fund Advisors LP disclosed beneficial ownership with respect to the shares as follows:
●	Sole voting power:	2,804,298
●	Shared voting power:	0
●	Sole dispositive power:	2,843,229
●	Shared dispositive power:	0
[4]	Based on a Schedule 13G amendment filed on February 13, 2023, EARNEST Partners, LLC. disclosed beneficial ownership with respect to the shares as follows:
●	Sole voting power:	1,624,426
●	Shared voting power:	0
●	Sole dispositive power:	2,542,799
●	Shared dispositive power:	0
[5]	Based on a Schedule 13G filed on February 6, 2023, State Street Corporation disclosed beneficial ownership with respect to the shares as follows:
●	Sole voting power:	0
●	Shared voting power:	1,769,901
●	Sole dispositive power:	0
●	Shared dispositive power:	1,853,428

88

Stock ownership information

Equity compensation plan information

The following table provides information as of May 31, 2023 with respect to the Company’s compensation plans under which equity securities of the Company are authorized for issuance:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)*
Equity compensation plans approved by securities holders	1,574,619	$33.24	866,307
Equity compensation plans not approved by securities holders	—	—	—
Total	1,574,619	$33.24	866,307
*	Represents shares under the AAR CORP. 2013 Stock Plan.

2023 Proxy Statement	89

Stockholder proposals for our 2024 annual meeting

Any stockholder who, in accordance with SEC Rule 14a-8, wishes to present a proposal for consideration at the annual meeting of stockholders to be held in 2024 must submit such proposal to the Company, in writing, to be received by the Secretary of the Company, AAR CORP., 1100 N. Wood Dale Road, Wood Dale, Illinois 60191, no later than April 10, 2024, in order for the proposal to be eligible for inclusion in the Company’s proxy statement and form of proxy for that meeting. The proposal must comply with applicable SEC rules and the Company’s By-Laws.

Under the Company’s By-Laws, any stockholder who wishes to submit a matter (other than a stockholder proposal brought in accordance with SEC Rule 14a-8) for consideration at the 2024 annual meeting of stockholders, including any stockholder proposal or director nomination, that would not be included in the Company’s proxy statement, must submit the matter to the Company, in writing, to be received by the Secretary of the Company no later than March 23, 2024. The notice of such matter must contain the information required by the By-Laws.

Universal Proxy Rules. In addition to satisfying the requirements under the Company’s By-Laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 (including a statement that such stockholder intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote on the election of directors in support of director nominees other than the Company’s nominees), which notice must be postmarked or transmitted electronically to the Company at its principal executive offices no later than 60 calendar days prior to the anniversary date of the annual meeting (for the 2024 annual meeting of stockholders, no later than July 22, 2024). However, if the date of the 2023 annual meeting of stockholders is changed by more than 30 calendar days from such anniversary date, then notice must be provided by the later of 60 calendar days prior to the date of the 2024 annual meeting of stockholders or the 10th calendar day following the day on which public announcement of the date of the 2024 annual meeting of stockholders is first made.

90

Other business

Management knows of no other matters that are to be brought before the annual meeting. However, if any other matter properly comes before the annual meeting, the named proxy holders will vote all proxies in their discretion and best judgment on such other matter.

By Order of the Board,

Jessica A. Garascia
Senior Vice President, General Counsel, Chief Administrative Officer and Secretary

August 8, 2023

Upon the written request of any record holder or beneficial owner of common stock of AAR CORP., the Company will provide, without charge, a copy of its Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended May 31, 2023. Requests should be made to Ms. Jessica A. Garascia, Senior Vice President, General Counsel, Chief Administrative Officer and Secretary, AAR CORP., 1100 North Wood Dale Road, Wood Dale, Illinois 60191, (630) 227-2000.

2023 Proxy Statement	91

Appendix A Questions and answers about our 2023 annual meeting

We are furnishing this proxy statement in connection with the solicitation of proxies by the Board for use in voting at our annual meeting. The annual meeting will be held at www.virtualshareholdermeeting.com/AIR2023 on September 19, 2023, at 9:00 a.m. Central Time for the purpose of considering and acting upon the matters specified in the notice accompanying this proxy statement.

How does the Board recommend that I vote?

The Board recommends that you vote:

●	FOR the election of four director nominees;
●	FOR the advisory proposal to approve our Fiscal 2023 executive compensation;
●	“1 year” on the advisory proposal to approve the frequency for future advisory proposals to approve our executive compensation;
●	FOR the approval of an amendment to our stock plan; and
●	FOR the ratification of KPMG LLP as our independent registered public accounting firm for Fiscal 2024.

The persons designated on the proxy card as the Company’s “proxy holders” will vote all shares covered by your proxy card in accordance with your instructions on the proxy card. If no instructions are given, the proxy holders will vote the shares in accordance with the Board’s recommendations.

If any other matter properly comes before the annual meeting, the proxy holders will use their judgment to vote in a manner consistent with the best interests of stockholders. If any director nominee becomes unavailable for election for any reason prior to the annual meeting vote, the Board may reduce the number of directors to be elected or substitute another person as nominee, in which case the proxy holders will vote for the substitute nominee.

How do I access the proxy materials electronically?

We began mailing a “Notice of Internet Availability of Proxy Materials” to all of our stockholders on August 8, 2023. The notice provides you with instructions on how to:

●	Access and review our proxy materials over the Internet;
●	Submit your vote over the Internet; and
●	Request printed copies of our proxy materials.

The notice, this proxy statement, the proxy card, our Annual Report to Stockholders for the fiscal year ended May 31, 2023 and our Fiscal 2023 Annual Report on Form 10-K may be viewed online at www.proxyvote.com.

Who is entitled to vote at the annual meeting?

You are entitled to vote at the annual meeting if you were an AAR CORP. stockholder at the close of business on July 27, 2023. This date is referred to as the “record date” in this proxy statement.

Stockholder of Record. You are a “stockholder of record” if your shares are registered in your name with Computershare, our transfer agent. If you were a stockholder of record at the close of business on the record date, you may vote your shares by proxy by completing, signing, dating and returning the enclosed proxy card, voting by telephone or over the Internet, or by attending the annual meeting virtually and voting online.

2023 Proxy Statement	A-1

Appendix A Questions and answers about our 2023 annual meeting

Beneficial Owner. You are a “beneficial owner” of shares if your shares are held in a brokerage account or by a bank or other nominee. If you were a beneficial owner of shares at the close of business on the record date, you may vote your shares by giving voting instructions to your broker, bank or other nominee who is the “stockholder of record” of your shares. The Company has directed brokers, banks and other nominees to obtain voting instructions from their beneficial owners. Proxies submitted by brokers, banks and other nominees on behalf of their beneficial owners will count toward a quorum and will be voted as instructed by the beneficial owners. You will receive additional instructions from your broker, bank or other nominee explaining how you may vote your shares.

You may receive more than one set of proxy materials. This means you hold your shares in more than one account. Please vote all of your shares.

A list of stockholders of record entitled to vote will be available at the Company’s corporate headquarters for 10 days prior to the meeting and will be available through the web portal during the meeting at: www.virtualshareholdermeeting.com/AIR2023.

On the July 27, 2023 record date for the 2023 annual meeting, 34,988,689 shares of common stock of the Company were outstanding. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on at the annual meeting.

How do I vote by telephone or over the Internet?

Specific instructions for using the telephone and Internet voting methods are set forth on the proxy card. These instructions are designed to authenticate your identity, allow you to give your voting instructions and confirm that those instructions have been properly recorded. You may vote by telephone or over the Internet 24 hours a day, seven days a week, until 10:59 p.m., Central Time, on September 18, 2023 (the day prior to the annual meeting). If you vote by telephone or over the Internet, please do not return your proxy card.

How do I revoke a proxy?

You may revoke your proxy (e.g., to change your vote) at any time before your proxy is exercised by:

●	Sending a written notice of revocation to the Secretary of the Company at the Company’s address listed on the first page of this proxy statement;
●	Submitting a later-dated proxy by telephone, over the Internet or by mail; or
●	Voting online at the virtual annual meeting.

What are the quorum and vote requirements?

A quorum of stockholders is necessary to hold a valid annual meeting. A quorum will exist if a majority of the outstanding shares of common stock entitled to vote at the annual meeting is present virtually or by proxy at the annual meeting. Abstentions and broker non-votes, if any, will be counted as present for purposes of determining whether there is a quorum. A “broker non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to that proposal and has not received instructions on how to vote from the beneficial owner of the shares.

Please note that brokers, banks and other nominees will have discretionary authority to vote beneficial owners’ shares on the ratification of KPMG LLP. However, they will not have discretionary authority to vote shares on the election of directors, the advisory proposal to approve our Fiscal 2023 executive compensation, the advisory proposal to approve the frequency for future advisory proposals to approve our executive compensation, and the approval of an amendment to our stock plan, and therefore cannot vote on these proposals, unless their beneficial owners provide specific voting instructions in each case. Accordingly, please provide specific voting instructions on these proposals to your broker, bank or other nominee so that your vote may be counted.

A-2

Appendix A Questions and answers about our 2023 annual meeting

The following table indicates the vote required for approval of each matter to be presented to the stockholders at the annual meeting and the effect of abstentions and broker non-votes.

	Required vote	Effect of abstentions and broker non-votes
Proposal 1 — Election of four directors	Affirmative vote of a majority of the votes cast.	Abstentions and broker non-votes will have no effect on the voting for this matter.
Proposal 2 — Advisory proposal to approve our Fiscal 2023 executive compensation	Affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote.	Abstentions will have the effect of a vote “against.” Broker non-votes will have no effect on the voting for this matter.
Proposal 3 — Advisory proposal to approve the frequency for future advisory proposals to approve our executive compensation	Affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote (the Board expects to be guided by the voting option that receives the greatest number of votes, even if that alternative does not receive a majority vote).	Abstentions will have the effect of a vote “against.” Broker non-votes will have no effect on the voting for this matter.
Proposal 4 — Approval of an amendment to our stock plan	Affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote.	Abstentions will have the effect of a vote “against.” Broker non-votes will have no effect on the voting for this matter.
Proposal 5 — Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for Fiscal 2024	Affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote.	Abstentions will have the effect of a vote “against.” There will be no broker non-votes for this matter.

How do I attend this year’s annual meeting?

This year’s annual meeting will be a virtual meeting of the stockholders. We have designed the virtual annual meeting to provide substantially the same opportunities to participate as you would have at an in-person meeting. Stockholders will be able to attend and participate online, examine the list of stockholders and submit questions during the annual meeting by visiting www.virtualshareholdermeeting.com/AIR2023. You will not be able to attend the annual meeting in person.

To attend and participate in the annual meeting, you will need the 16-digit control number that is printed in the box marked by the arrow on your Notice of Internet Availability of Proxy Materials or proxy card. The annual meeting will begin promptly at 9:00 a.m. Central Time. We encourage you to access the annual meeting prior to the start time. Online access will begin at 8:45 a.m. Central Time.

The annual meeting platform is fully supported across browsers (Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Stockholders should ensure that they have a strong internet connection if they intend to attend and/or participate in the annual meeting. Attendees should allow plenty of time to log in (at least 15 minutes before the annual meeting) and ensure that they can hear streaming audio prior to the start of the annual meeting.

Can I submit questions? If so, how?

Stockholders who wish to submit a question to the Company for the meeting may do so live during the meeting at www.virtualshareholdermeeting.com/AIR2023. If you have questions, you may type them into the “Ask a Question” field, and click “Submit” at any point during the meeting until the floor is closed to questions. If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start of the meeting.

Questions pertinent to the annual meeting that comply with the meeting Rules of Conduct will be answered during the annual meeting, subject to time constraints. Additional information regarding the ability of stockholders to ask questions during the annual meeting and related Rules of Conduct will be available at www.virtualshareholdermeeting.com/AIR2023.

2023 Proxy Statement	A-3

Appendix A Questions and answers about our 2023 annual meeting

How will the votes at the annual meeting be tabulated?

Inspectors of election appointed for the annual meeting will tabulate all votes cast virtually or by proxy at the annual meeting. In the event a quorum is not present at the annual meeting, we expect that the annual meeting will be adjourned or postponed to solicit additional proxies.

Who is the Company’s proxy solicitor?

The Company has engaged D. F. King & Co., Inc., 48 Wall Street, New York, New York 10005, to assist the Company in soliciting proxies at a total estimated cost of $13,750, plus reasonable out-of-pocket expenses. The cost of soliciting proxies will be paid by the Company. D. F. King & Co., Inc. may solicit proxies by mail, telephone, facsimile, e-mail or in person. Directors, officers and employees of the Company also may solicit proxies for no additional compensation.

Where will I find the voting results on the proposals presented at the annual meeting?

We intend to announce the preliminary voting results at the annual meeting. We will publish the final voting results in a Current Report on Form 8-K that we will file with the SEC within four business days of the annual meeting.

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Appendix B Non-GAAP financial measure

Non-GAAP financial measure

Adjusted diluted earnings per share from continuing operations is a “non-GAAP financial measure” as defined in Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We believe this non-GAAP financial measure is relevant and useful for investors as it illustrates our actual operating performance unaffected by the impact of certain items. When reviewed in conjunction with our GAAP results and the accompanying reconciliation, we believe this non-GAAP financial measure provides additional information that is useful to gain an understanding of the factors and trends affecting our business and provides a means by which to compare our operating performance against that of other companies in the industries in which we compete. This non-GAAP measure should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measure calculated in accordance with GAAP. This non-GAAP measure excludes items of an unusual nature including but not limited to business divestitures, legal settlements, workforce actions, subsidiaries and costs, impairment and exit charges, facility consolidation and repositioning costs, investigation and remediation compliance costs, purchase accounting settlements, strategic costs and significant customer events such as early terminations, contract restructurings, forward loss provisions and bankruptcies and credit charges.

Pursuant to the requirements of Regulation G of the Exchange Act, we are providing the following table that reconciles the above-mentioned non-GAAP financial measure to the most directly comparable GAAP financial measure:

Adjusted diluted EPS from continuing operations

(unaudited)	FY2021	FY2022	FY2023
Diluted EPS from continuing operations	$1.30	$2.16	2.52
Gain on settlement of purchase accounting liabilities	—	(0.03)	—
Losses related to sale and exit of business	0.57	0.05	0.02
Trax acquisition and amortization expenses	—	—	0.21
Loss on equity investments, net	—	—	0.01
Investigation and remediation compliance costs	0.13	0.10	0.13
Asset impairment and exit charges	0.20	0.10	—
Contract termination/restructuring costs and loss provisions, net	0.26	0.02	0.06
Customer bankruptcy and credit charges	0.14	0.03	0.04
Russian bankruptcy court clawback judgment	—	—	0.05
Facility consolidation and repositioning costs	0.12	0.01	—
Government COVID-related subsidies, net	(1.59)	(0.14)	(0.05)
Severance, furlough and pension settlement charges, net	0.28	0.10	—
Gain on legal settlement	(0.12)	—	—
Costs related to strategic projects	0.03	0.05	—
Tax effect on adjustments (a)	(0.01)	(0.07)	(0.13)
Adjusted Diluted EPS from Continuing Operations	1.31	2.38	2.86
(a)	Calculation uses estimated statutory tax rates on non-GAAP adjustments.

2023 Proxy Statement	B-1

Appendix C Our stock plan

AAR CORP.1
2013 STOCK PLAN
(As Amended and Restated Effective July 13, 2020)

1. Purpose

The purpose of the AAR CORP. 2013 Stock Plan (As Amended and Restated Effective July 13, 2020) is to encourage Key Employees and Non-Employee Directors of the Company to increase their investment in the Company and to provide additional opportunities to such persons to share in the success of the Company. These opportunities are intended to foster in Key Employees and Non-Employee Directors a strong incentive to put forth maximum effort for the continued success and growth of the Company, to aid in retaining individuals who put forth such efforts and to assist in attracting the best available individuals in the future.

2. Definitions

For purposes of this Plan, the following terms shall have the meanings set forth below:

2.1 “Award” means an Option, a Stock Award, a Stock Unit, or an SAR.

2.2 “Award Agreement” means, as applicable, a Stock Option Agreement, Stock Award Agreement, Stock Unit Award Agreement, or SAR Agreement evidencing an Award granted under the Plan.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Change in Control” means the earliest of:

(a) any person (as such term is used in the Exchange Act) has acquired (other than directly from the Company) beneficial ownership (as that term is defined in Rule 13d-3 under the Exchange Act) of more than 20% of the outstanding capital stock of the Company entitled to vote for the election of directors;

(b) the effective time of (i) a merger or consolidation or other business combination of the Company with one or more other corporations as a result of which the holders of the outstanding voting stock of the Company immediately prior to such business combination hold less than 60% of the voting stock of the surviving or resulting corporation, or (ii) a transfer of substantially all of the assets of the Company other than to an entity of which the Company owns at least 80% of the voting stock; or

(c) the election, over any period of time, to the Board of Directors of the Company without the recommendation or approval of the incumbent Board of Directors of the Company, of directors constituting a majority of the number of directors of the Company then in office.

2.5 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.6 “Committee” means the Board’s Human Capital and Compensation Committee, or such other committee designated by the Board comprised of not less than two directors who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act.

2.7 “Company” means AAR CORP., a Delaware corporation.

2.8 “Fair Market Value” means, as of any date, the closing price of a Share on the New York Stock Exchange on such date, or if no trading occurred on the New York Stock Exchange on such date, the trading day immediately preceding such date.

2.9 “Incentive Stock Option” or “ISO” means an Option meeting the requirements of Section 422 of the Code.

[1]	This “working copy” document reflects the Plan as amended since July 13, 2020, including the proposed amendment described in Proposal 4 of this Proxy Statement, which language is highlighted herein.

2023 Proxy Statement	C-1

Appendix C Our stock plan

2.10 “Key Employee” means an employee of the Company or a Subsidiary selected to participate in the Plan in accordance with Section 3.2. A Key Employee may also include a person who is granted an Award (other than an Incentive Stock Option) in connection with the hiring of the person prior to the date the person becomes an employee of the Company or any Subsidiary, provided that such Award shall not vest prior to the commencement of employment.

2.11 “Non-Employee Director” means a member of the Board who is not an employee of the Company or a Subsidiary.

2.12 “Non-Qualified Stock Option” or “NSO” means an Option other than an Incentive Stock Option.

2.13 “Option” means the grant of a right to purchase Shares under Section 6 of the Plan and will be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.14 “Participant” means a Key Employee or Non-Employee Director selected to receive an Award under the Plan.

2.15 “Plan” means the AAR CORP. 2013 Stock Plan as reflected in the provisions contained herein, and as it may be amended from time to time.

2.16 “Shares” means the shares of the Company’s $1.00 par value common stock.

2.17 “Stock Award” means the grant of Shares under Section 7 of the Plan.

2.18 “Stock Unit” means the grant of a right to receive Shares or cash under Section 8 of the Plan.

2.19 “Stock Appreciation Right” or “SAR” means the grant of a right to receive Shares or cash under Section 9 of the Plan.

2.20 “Subsidiary” means an entity of which the Company is the direct or indirect beneficial owner of not less than 50% of all issued and outstanding equity interest.

3. Administration

3.1 The Committee. The Plan shall be administered by the Committee.

3.2 Authority of the Committee.

(a) The Committee shall have plenary authority, subject to the provisions of the Plan, to determine the Key Employees and Non-Employee Directors to whom Awards shall be granted, the time at which Awards shall be granted, the term of each Award, the number of Shares covered by it, the effect of participation by a Participant in other plans and any other terms or conditions of each such Award. The number of Shares and other terms and conditions of a particular Award need not be the same even as to Awards made at the same time. The Committee’s actions in making Awards and fixing their size and other terms and conditions shall be conclusive on all persons.

(b) The Committee shall have the sole responsibility for construing and interpreting the Plan, for establishing and amending such rules and regulations as it deems necessary or desirable for the proper administration of the Plan and for resolving all questions arising under the Plan. Any decision or action taken by the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations shall, to the extent permitted by law, be within its absolute discretion, except as otherwise specifically provided herein, and shall be conclusive and binding upon all Participants and any other person, whether that person is claiming under or through any Participant or otherwise.

(c) The Board shall designate one of the members of the Committee as the Chairman of the Committee. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination reduced to writing and signed by all members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a Secretary, who need not be a member of the Committee, and may make such rules and regulations for the conduct of its business as it shall deem advisable.

(d) To the extent permitted by applicable law, regulation and rules of a stock exchange on which the Shares are listed or traded, the Committee may delegate to the Chief Executive Officer of the Company its authority to grant Awards to Key Employees other than himself, and to determine the terms and conditions thereof; provided that (i) such Awards shall not be granted to officers subject to Section 16 of the Exchange Act and (ii) the terms and conditions of such Awards shall not be inconsistent with the terms and conditions set forth in the forms of Award Agreement approved by the Committee pursuant to Article 5 of the Plan.

C-2

Appendix C Our stock plan

(e) No member of the Committee or the Chief Executive Officer shall be liable, in the absence of bad faith, for any act or omission with respect to his or her service on the Committee, or in the case of the Chief Executive Officer with respect to his service performed in accordance with subsection 3.2(d) above. Such service shall constitute service as a director of the Company, so that the members of the Committee and the Chief Executive Officer shall be entitled to indemnification and reimbursement as directors of the Company pursuant to its By-Laws.

3.3 Performance-Based Awards.

(a) The Committee may, in its discretion, provide that any Award granted under the Plan shall be subject to the attainment of performance goals.

(b) Performance goals may be based on one or more business criteria, including, but not limited to: earnings, earnings per share or earnings per share growth; earnings before interest and taxes, or earnings before interest, taxes, depreciation and/or amortization; Share price; total stockholder return, return on assets; net asset turnover; inventory turnover; return on capital or return on invested capital; return on equity; cash flow; net or pre-tax income; profit margin; working capital turns; market share; expense management; revenue; revenue growth; stockholder equity; leverage ratio; investment rating; and debt coverage. Performance goals may be absolute in their terms or measured against or in relationship to the performance of other companies or indices selected by the Committee, and may be particular to one or more lines of business or Subsidiaries or may be based on the performance of the Company and its Subsidiaries as a whole. In addition, the Committee may adjust performance goals for any events that occur during a performance period, including significant acquisitions or dispositions of businesses or assets by the Company; litigation, judgments or settlements; changes in tax laws, accounting principles, or other laws or provisions affecting reported results; any reorganization and restructuring programs; unusual and/or nonrecurring items; and fluctuations in foreign exchange rates.

(c) With respect to each performance period established by the Committee, the Committee shall establish such performance goals relating to one or more of the business criteria identified above, and shall establish targets for Participants for achievement of performance goals. The performance goals and performance targets established by the Committee may be identical for all Participants for a given performance period or, at the discretion of the Committee, may differ among Participants. Following the completion of each performance period, the Committee shall determine the extent to which performance goals for that performance period have been achieved, and the related performance-based restrictions shall lapse in accordance with the terms of the applicable Award Agreement.

4. Shares Subject to the Plan

4.1 Total Number of Shares.

(a) The total number of Shares that may be available for Awards under the Plan from and after October 9, 2013 shall be 9,300,000 Shares (2,500,000 Shares prior to October 11, 2016, an additional 2,850,000 Shares from and after October 11, 2016, an additional 2,100,000 Shares from and after October 7, 2020, and an additional 1,850,000 Shares from and after September 19, 2023), adjusted in accordance with the provisions of Section 4.3 hereof. The Shares so issued may be Shares held in the treasury or Shares that are authorized but unissued, as elected by the Committee.

(b) Stock Options and SAR Awards shall reduce the number of Shares available for Awards by one Share for every Share subject to the Stock Option or SAR Award; provided that SARs that may be settled only in cash shall not reduce the number of Shares available for Awards. Stock Awards and Stock Unit Awards settled in Shares shall reduce the number of Shares available for Awards by 1.65 Shares for each Share delivered.

(c) Any Shares subject to an Award but that are not issued because of a lapse, expiration, cancellation or termination of any such Award, or that have been issued in connection with a Stock Award that is subsequently cancelled or forfeited, shall once again be available for issuance pursuant to subsequent Awards, added back in the same multiple as they were awarded pursuant to Section 4.1(b). The number of Shares delivered by the Participant or withheld by the Company on the Participant’s behalf as full or partial payment of an Award, including the exercise price of an Option or of any required withholding taxes with respect to any Award, shall not again be available for issuance pursuant to subsequent Awards and shall count against the aggregate number of Shares that may be issued under the Plan. Any Shares purchased by the Company with proceeds from an Option exercise shall not again be available for issuance pursuant to subsequent Awards, shall count against the aggregate number of Shares that may be issued under the Plan and shall not increase the number of Shares available under the Plan.

2023 Proxy Statement	C-3

Appendix C Our stock plan

4.2 Shares Subject to Awards. Of the Shares authorized for issuance under the Plan:

(a) The maximum number of Shares with respect to which Options and SARs may be granted under the Plan to any Key Employee in any calendar year is 800,000.

(b) The maximum number of Shares that may be used for Stock Awards and Stock Unit Awards that are performance-based that may be granted to any Key Employee in any calendar year is 300,000, or, in the event the Award is settled in cash, an amount equal to the Fair Market Value of such number of Shares on the date on which the Award is settled.

(c) The maximum number of Shares that may be used for Stock Awards and Stock Unit Awards that are subject to time-based vesting that may be granted to any Key Employee in any calendar year is 300,000, or, in the event the Award is settled in cash, an amount equal to the Fair Market Value of such number of Shares on the date on which the Award is settled.

(d) The maximum number of Shares that may be subject to ISOs is 7,450,000 (9,300,000 as of September 19, 2023).

(e) The Fair Market Value of Shares that may be subject to Awards granted to any Non-Employee Director in any calendar year, together with the cash compensation paid to such Non-Employee Director in such calendar year, shall not exceed $500,000.

4.3 Adjustment. Any increase or decrease in the number of outstanding Shares of the Company occurring through stock splits, stock dividends, stock consolidations, spin-offs, other distributions of assets to stockholders, or assumptions or conversions of outstanding Awards due to an acquisition after the adoption of the Plan shall be reflected proportionately in an increase or decrease in the aggregate number of Shares then available for the grant of Awards under the Plan or becoming available through the lapse, expiration, cancellation or termination of Awards previously granted but unexercised, and in the number of Shares subject to Awards then outstanding; and a proportionate reduction or increase shall be made in the per Share exercise price of any outstanding Options or SARs. Any fractional Shares resulting from such adjustments shall be eliminated. If changes in capitalization other than those considered above shall occur, the Committee shall make such adjustment in the number or class of Shares as to which Awards may thereafter be granted, in the number and class of Shares remaining subject to Awards then outstanding and in the per Share exercise price as the Committee in its discretion may consider appropriate, and all such adjustments shall be conclusive upon all persons.

5. Awards and Award Agreements

Subject to the terms of the Plan, the Committee from time to time may grant Awards to selected Participants. Each Award shall be evidenced by a written Award Agreement, which shall specify the terms and conditions of the Award. An Award Agreement shall contain a vesting schedule as determined in the sole discretion of the Committee; provided that Options and SARs shall not become exercisable until at least one year following the date of grant, and the restrictions on Stock Awards and Stock Units shall not lapse for at least one year following the date of grant; and provided further that notwithstanding the foregoing, no minimum vesting schedule shall apply to Awards that result in the issuance of up to an aggregate of 5% of the Shares reserved for issuance under Section 4 (465,000 Shares as of September 19, 2023). An Award Agreement may, in the sole discretion of the Committee, contain a non-competition agreement, a confidentiality provision, provisions for forfeiture and such restrictions, conditions and other terms as the Committee shall determine in its sole discretion.

6. Grants of Options

6.1 Grants. Subject to the terms of the Plan, the Committee may grant Options, which may be NSOs or ISOs if granted to Key Employees and must be NSOs if granted to NonEmployee Directors. Unless otherwise expressly provided at the time of the grant, Options granted to Key Employees will be NSOs.

6.2 Terms and Conditions of Options.

(a) Each Option shall be evidenced by a written Option Agreement specifying the terms and conditions of the Option as the Committee may determine, including the type of Option granted, the Option exercise price, the terms for payment of the exercise price, the duration of the Option and the number of Shares to which the Option pertains; provided, however, that no Option shall be credited with any amounts equal to dividends or other distributions that a Participant would have received had the Participant held the Shares subject to an unexercised Option.

(b) The per Share exercise price of each Option shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted.

(c) Each Option shall become exercisable at the time, and for the number of Shares, fixed by the Committee in the Option Agreement, provided that the Committee, in its discretion, shall have the power at any time to accelerate the dates for exercise of any or all Options granted to a Non-Employee Director or a Key Employee under the Plan.

C-4

Appendix C Our stock plan

(d) Each Option shall expire and all rights to purchase Shares thereunder shall cease on the date fixed by the Committee in the Option Agreement, which shall not be later than the tenth anniversary of the date on which the Option was granted, except as otherwise required under subsection 6.3 of the Plan; provided however, if a Participant is unable to exercise an Option because trading in the Shares is prohibited by law or the Company’s insider-trading policy, the Option exercise date shall be extended to the date that is 30 days after the expiration of the trading prohibition.

6.3 Required Terms and Conditions of ISOs.

In addition to the foregoing, each ISO granted to a Key Employee shall be subject to the following rules:

(a) The aggregate Fair Market Value (determined with respect to each ISO at the time such ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by an individual during any calendar year (under all incentive stock option plans of the Company and its Subsidiaries) shall not exceed $100,000. If the aggregate Fair Market Value (determined at the time of grant) of the Shares subject to an ISO which first becomes exercisable in any calendar year exceeds the limitation of this subsection, so much of the ISO that does not exceed the applicable dollar limit shall be an ISO, and the remainder shall be an NSO, but in all other respects, the original Option Agreement shall remain in full force and effect.

(b) Notwithstanding anything herein to the contrary, if an ISO is granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of Section 422(b)(6) of the Code, (i) the purchase price of each Share subject to the ISO shall be not less than 110% of the Fair Market Value of a Share on the date the ISO is granted, and (ii) the ISO shall expire and all rights to purchase Shares thereunder shall cease no later than the fifth anniversary of the date the Option is granted.

(c) No ISOs shall be granted under the Plan after ten years from the earlier of the date the Plan is adopted or the date the Plan is approved by stockholders of the Company.

6.4 Exercise of Options.

(a) A person entitled to exercise an Option may do so by delivery of a written notice in accordance with procedures established by the Committee specifying the number of Shares with respect to which the Option is being exercised and any other information the Committee may prescribe.

(b) Except as otherwise provided in the Plan or in any Option Agreement, the Participant shall pay the purchase price of the Shares upon exercise of any Option (i) in cash, (ii) in cash received from a broker-dealer to whom the Participant has submitted a notice together with instructions to deliver promptly to the Company the amount of sales proceeds from the sale of Shares subject to the Option to pay the exercise price, (iii) by delivering Shares having an aggregate Fair Market Value on the date of exercise equal to the Option exercise price, (iv) by directing the Company to withhold such number of Shares otherwise issuable upon exercise of such Option having an aggregate Fair Market Value on the date of exercise equal to the Option exercise price, (v) by such other medium of payment as the Committee, in its discretion, shall authorize at the time of grant, or (vi) by any combination of the foregoing. In the case of payment pursuant to (ii), (iii) or (iv) above, the Participant’s election must be made on or prior to the date of exercise and must be irrevocable.

(c) The Company shall issue, in the name of the Participant, stock certificates representing the total number of Shares issuable pursuant to the exercise of any Option as soon as reasonably practicable after such exercise, provided that any Shares purchased by a Participant through a broker-dealer pursuant to subsection (ii) above shall be delivered to such broker-dealer in accordance with applicable law.

7. Stock Awards

7.1 Grants of Stock Awards. Subject to the terms of the Plan, the Committee may grant Stock Awards to Key Employees and Non-Employee Directors. The terms and conditions of any such Award shall be determined by the Committee at the time of grant.

7.2 Terms and Conditions of Stock Awards.

(a) Each Stock Award shall be evidenced by a written Stock Award Agreement specifying the terms and conditions of the Award as the Committee may determine, including the number of Shares issuable under the Stock Award and the restrictions on transfer. Further, the Committee, in its discretion, shall have the power at any time to accelerate the dates the restrictions lapse on any or all of the Shares subject to the Stock Award.

(b) If dividends are paid on Stock Awards, the Company shall accumulate and hold such amounts. To the extent dividends are held by the Company, the accumulated amounts shall be paid to the Participant only upon the lapse of the restrictions to which the Stock Award is subject, and any such amounts attributable to the portion of the Stock Award for which the restrictions do not lapse shall be forfeited.

2023 Proxy Statement	C-5

Appendix C Our stock plan

(c) Subject to the restrictions set forth herein and in the related Stock Award Agreement, upon grant of a Stock Award to a Participant, the Participant shall be a stockholder with respect to all the Shares subject to such Stock Award and shall have all the rights of a stockholder with respect to such Shares, including the right to vote such Shares and to receive dividends and other distributions paid with respect to such Shares. The Company shall issue the number of Shares granted under a Stock Award on an uncertificated basis, with the Participant’s ownership of such Shares evidenced by book entry in the records of the Company’s transfer agent. Following the lapse of all restrictions on the Stock Award, upon the Participant’s request, the Company shall issue, in the name of the Participant, stock certificates representing the Shares subject to the Stock Award.

8. Grants of Stock Units

8.1 Grants. Subject to the terms of the Plan, the Committee may grant Stock Units to Key Employees and Non-Employee Directors. Each Stock Unit shall entitle the Key Employee or Non-Employee Director to receive, on the date or upon the occurrence of an event (including the attainment of performance goals) as described in the Stock Unit Agreement, one Share or cash equal to the Fair Market Value of one Share on the date of such event, as provided in the Stock Unit Agreement. The terms and conditions of any such Award shall be determined by the Committee at the time of grant.

8.2 Terms and Conditions of Stock Unit Awards.

(a) Each Stock Unit Award shall be evidenced by a written Stock Unit Award Agreement specifying the terms and conditions of the Award as the Committee may determine, including the number of Shares issuable under the Stock Unit Award, the restrictions on transfer and the form of settlement. Further, the Committee, in its discretion, shall have the power at any time to accelerate the dates the restrictions lapse on any or all of the Stock Units.

(b) A Participant shall have no rights of a stockholder, including voting or dividend or other distribution rights, with respect to any Stock Units prior to the date they are settled in Shares. A Stock Unit Agreement may provide that, until the Stock Units are settled in Shares or cash, the Participant shall receive, on each dividend or distribution payment date applicable to the Shares, an amount equal to the dividends or distributions that the Participant would have received had the Stock Units held by the Participant as of the related record date been actual Shares, in which case the Company shall accumulate and hold such amounts. To the extent such amounts are held by the Company, the accumulated amounts shall be paid to the Participant only upon the lapse of the restrictions to which the Stock Unit Award is subject, and any such amounts attributable to the portion of a Stock Unit Award for which the restrictions do not lapse shall be forfeited.

(c) Upon settlement of Stock Units in Shares, the Company shall issue, in the name of the Participant, stock certificates representing a number of Shares equal to the number of Stock Units being settled.

9. Grants of SARs

9.1 Grants. Subject to the terms of the Plan, the Committee may grant SARs to Key Employees. Upon exercise, an SAR entitles the Key Employee to receive from the Company the number of Shares having an aggregate Fair Market Value equal to the excess of the Fair Market Value of one Share as of the date on which the SAR is exercised over the exercise price, multiplied by the number of Shares with respect to which the SAR is being exercised. Cash shall be delivered in lieu of any fractional Shares. The Committee, in its discretion, shall be entitled to cause the Company to elect to settle any part or all of its obligations arising out of the exercise of an SAR by the payment of cash in lieu of all or part of the Shares it would otherwise be obligated to deliver in an amount equal to the Fair Market Value of such Shares on the date of exercise. The terms and conditions of any such Award shall be determined at the time of grant.

9.2 Terms and Conditions of SARs.

(a) Each SAR shall be evidenced by a written SAR Agreement specifying the terms and conditions of the SAR as the Committee may determine, including the SAR exercise price, the duration of the SAR, the number of Shares to which the SAR pertains and the form of settlement. Further, the Committee, in its discretion, shall have the power at any time to accelerate the dates for exercise of any or all SARs.

(b) The per Share exercise price of each SAR shall not be less than 100% of the Fair Market Value of a Share on the date the SAR is granted.

(c) Each SAR shall expire and all rights thereunder shall cease on the date fixed by the Committee in the SAR Agreement, which shall not be later than the tenth anniversary of the date on which the SAR was granted; provided however, if a Participant is unable to exercise an SAR because trading in the Shares is prohibited by law or the Company’s insider-trading policy, the SAR exercise date shall be extended to the date that is 30 days after the expiration of the trading prohibition.

C-6

Appendix C Our stock plan

(d) A person entitled to exercise an SAR may do so by delivery of a written notice in accordance with procedures established by the Committee specifying the number of Shares with respect to which the SAR is being exercised and any other information the Committee may prescribe. As soon as reasonably practicable after the exercise of an SAR, the Company shall (i) issue, in the name of the Key Employee, stock certificates representing the total number of full Shares to which the Key Employee is entitled and cash in an amount equal to the Fair Market Value, as of the date of exercise, or any resulting fractional Share, and (ii) if the Committee causes the Company to elect to settle all or part of its obligations arising out of the exercise of the SAR in cash, deliver to the Key Employee an amount in cash equal to the Fair Market Value, as of the date of exercise, of the Shares it would otherwise be obligated to deliver.

10. Non-Transferability of Awards

10.1 No Award or rights under any Award shall be transferable otherwise than by will or the laws of descent and distribution, and the rights and the benefits of any such Award may be exercised and received, respectively, during the lifetime of the Participant only by him or her.

10.2 Notwithstanding the provisions of the preceding paragraph, a Participant, at any time prior to his or her death, may assign all or any portion of an Option granted to him or her (other than an ISO) to (a) his or her spouse or lineal descendant, (b) the trustee of a trust for the primary benefit of his or her spouse or lineal descendant, (c) a partnership of which his or her spouse and lineal descendants are the only partners, or (d) a tax exempt organization as described in Section 50l(c)(3) of the Code. In such event, the spouse, lineal descendant, trustee, partnership or tax exempt organization will be entitled to all of the rights of the Participant with respect to the assigned portion of such Option, and such portion of the Option will continue to be subject to all of the terms, conditions and restrictions applicable to the Option, as set forth herein, and in the related Option Agreement, immediately prior to the effective date of the assignment. Any such assignment will be permitted only if the Participant does not receive any consideration therefor, and the assignment is expressly approved by the Company. Any such assignment shall be evidenced by an appropriate written document executed by the Participant, and a copy thereof shall be delivered to the Company on or prior to the effective date of the assignment.

11. Change in Control

In addition to the Committee’s authority set forth in Section 3, upon a Change in Control of the Company, the Committee is authorized and has sole discretion as to any Award, either at the time such Award is granted hereunder or any time thereafter, to take any one or more of the following actions: (a) provide that (i) all outstanding Awards shall become fully vested and exercisable, and (ii) all restrictions applicable to all Awards shall terminate or lapse; (b) provide for the purchase of any outstanding Stock Option or SAR for an amount of cash equal to the difference between the exercise price and the then Fair Market Value of the Shares covered thereby; (c) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; and (d) cause any such Award then outstanding to be assumed by the acquiring or surviving entity after such Change in Control.

12. Book Entry Form

Notwithstanding the foregoing provisions of the Plan, the Company, in lieu of issuing stock certificates pursuant to an Award, may reflect the issuance of Shares to a Participant on a non-certificated basis, with the ownership of such Shares by the Participant evidenced solely by book entry in the records of the Company’s transfer agent; provided, however, that upon the written request of the Participant, the Company shall issue, in the name of the Participant, stock certificates representing such Shares.

13. Taxes

In connection with any Award, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy all minimum federal, state, local and foreign withholding tax requirements prior to the delivery by the Company of cash or any certificates for Shares, provided that the Company in its discretion may permit a Participant to pay up to the maximum individual statutory withholding rate. The Company in its discretion may permit the Participant to satisfy his or her tax withholding obligation by (a) cash payment, (b) directing the Company to withhold a portion of the Shares otherwise distributable to the Participant, (c) by transferring to the Company a certain number of Shares (either subject to such Award or previously owned) with an aggregate Fair Market Value equal to the amount required to be withheld, (d) in cash from a broker-dealer to whom the Participant has submitted a notice together with instructions to deliver promptly to the Company the amount of sales proceeds from the sale of Shares subject to the Award to pay the withholding taxes, or (e) by any combination thereof. In the case of payment pursuant to (b), (c) or (d) above, the Participant’s election must be made on or prior to the date of exercise and must be irrevocable.

2023 Proxy Statement	C-7

Appendix C Our stock plan

14. Postponement

The Committee may postpone any grant, exercise or settlement of an Award for such time as the Committee in its sole discretion may deem necessary in order to permit the Company (a) to effect, amend or maintain any necessary registration of the Plan or the Shares issuable pursuant to an Award under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction, (b) to permit any action to be taken in order to (i) list such Shares on a stock exchange if Shares are then listed on such exchange or (ii) comply with restrictions or regulations incident to the maintenance of a public market for the Shares, including any rules or regulations of any stock exchange on which the Shares are listed, or (c) to determine that such Shares and the Plan are exempt from such registration or that no action of the kind referred to in (b)(ii) needs to be taken; and the Company shall not be obligated by virtue of any terms and conditions of any Award or any provision of the Plan to sell or issue Shares in violation of the Securities Act of 1933 or the law of any government having jurisdiction thereof. Any such postponement shall not extend the term of an Award and neither the Company nor its directors or officers shall have any obligation or liability to a Participant, the Participant’s successor, or any other person with respect to any Shares as to which the Award shall expire because of such postponement or as to which issuance under an Award is delayed.

15. Stockholder Status

No person shall have any rights as a stockholder by virtue of the grant of an Award under the Plan except with respect to Shares actually issued to that person.

16. Termination or Amendment of Plan and Award Agreements

16.1 Termination or Amendment of Plan.

(a) The Board may at any time terminate, suspend, or modify the Plan without approval of stockholders unless such approval is required by applicable law, regulation, or rule of any stock exchange on which the Shares are listed. No termination, suspension, or modification of the Plan shall adversely affect in any material way any right of any Participant or any successor under an Award granted before the date of such termination, suspension or modification, without the written consent of the Participant or successor; provided that it shall be conclusively presumed that any adjustment for changes in capitalization as provided in Section 4.3 does not adversely affect any such right.

(b) Any member of the Board who is an officer or employee of the Company shall be without vote on any proposed amendment to the Plan, or on any other matter which might affect that member’s individual interest under the Plan.

16.2 Amendment of Award Agreements. The Committee shall have the authority to amend any Award Agreement at any time; provided however, that no such amendment shall adversely affect the right of any Participant or successor under any outstanding Award Agreement in any material way without the written consent of the Participant or successor, unless such amendment is required by applicable law, regulation or rule of any stock exchange on which the Shares are listed.

16.3 Repricing of Stock Options and SARs. Notwithstanding the foregoing, there shall be no amendment to the Plan or any Award Agreement that results in the repricing of Options or SARs without stockholder approval. For this purpose, repricing includes a reduction in the exercise price of the Option or SAR, the cancellation of an Option or SAR in exchange for cash, Options or SARs with an exercise price less than the exercise price of the cancelled Options or SARs, Stock Awards, Stock Units or any other consideration provided by the Company but does not include any adjustment described in Section 4.3.

17. Tenure

Nothing contained in the Plan shall be construed as a contract of employment between the Company or a Subsidiary and any person, nor shall the Plan be deemed to give any person the right to be retained in the employ of the Company or a Subsidiary or as a Non-Employee Director of the Board, to limit the right of the Company or a Subsidiary to employ or discharge any person with or without cause, or to discipline any Key Employee.

18. Other Actions

Nothing in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, by way of illustration and not by way of limitation, the right to grant options for proper corporate purposes otherwise than under the Plan to any employee or any other person, firm, corporation, association, or other entity, or to grant options to, or assume options of, any person in connection with the acquisition, by purchase, lease, merger, consolidation, or otherwise, of all or any part of the business and assets of any person, firm, corporation, association, or other entity.

C-8

Appendix C Our stock plan

19. Loan Agreements

Each Award shall be subject to the condition that the Company shall not be obligated to issue or transfer its Shares or to pay an amount in cash to the Participant thereof on its exercise, or otherwise, if the Committee or the Board determines that such issuance, transfer, or payment would violate any covenant in any loan agreement or other contract to which the Company or a Subsidiary is a party.

20. Governing Law

The Plan, and all Awards and agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Illinois and, in the case of ISOs, Code Section 422 and regulations issued thereunder.

21. Effective Date and Term of Plan

21.1 Effective Date.

(a) The Plan was initially approved by the stockholders of the Company at the Company’s annual meeting of stockholders held on October 9, 2013.

(b) The Plan (as amended and restated) was adopted by the Board on July 13, 2020, and was further amended effective July 13, 2020 and July 12, 2023, with the most recent share increase described in Section 4.1(a) to be effective upon the approval of the Plan by the stockholders of the Company at the Company’s annual meeting of stockholders held on September 19, 2023, and any adjournment or postponement thereof (the “Annual Meeting”). In the event such share increase described is not approved by stockholders at the Annual Meeting, the applicable revisions to Sections 4.1(a), 4.2(d) and 5 shall not become effective.

21.2 Term of Plan. Notwithstanding anything to the contrary contained herein, no Awards shall be granted on or after October 9, 2028.

2023 Proxy Statement	C-9

Americas
AAR
1100 N. Wood Dale Rd.
Wood Dale, IL 60191 USA
T: +1-630-227-2000
F: +1-630-227-2058
Europe
AAR
3rd Floor Eastside
World Business Centre 1
1206 Newall Rd.
Heathrow Airport, Middlesex
London, TW6 2RE UK
T: +44-208-990-6700

Asia Pacific & India
AAR
7 Changi Business Park Vista #03-01
Soo Kee Building
Singapore 486042
T: +65-6508-6460
Worldwide 24/7 AOG
T: +1-630-227-2470
AOG@aarcorp.com
PAARTSSM Store
shop.aarcorp.com
www.aarcorp.com

AAR CORP.
1100 NORTH WOOD DALE ROAD
WOOD DALE, IL 60191

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on September 18, 2023 for shares held directly and by 11:59 P.M. Eastern Time on September 14, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/AIR2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on September 18, 2023 for shares held directly and by 11:59 P.M. Eastern Time on September 14, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V21584-P97044	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY
AAR CORP.
The Board of Directors recommends you vote FOR the following:
1.	Election of four directors named in the proxy statement
	Nominees:		For	Against	Abstain
	1a.	John W. Dietrich	☐	☐	☐
	1b.	Robert F. Leduc	☐	☐	☐
	1c.	Duncan J. McNabb	☐	☐	☐
	1d.	Peter Pace	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 4 and 5.		For	Against	Abstain
2.	Advisory proposal to approve our Fiscal 2023 executive compensation	☐	☐	☐

The Board of Directors recommends you vote 1 year on the following proposal:		1 Year	2 Years	3 Years	Abstain
3.	Advisory proposal to approve the frequency for future advisory proposals to approve our executive compensation	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

		For	Against	Abstain
4.	Approve an amendment to our stock plan	☐	☐	☐
5.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for Fiscal 2024	☐	☐	☐

NOTE: As to any other business as may properly come before the meeting or any adjournment or postponement thereof, the Proxy will be voted in the discretion of the proxies.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement, Annual Report on Form 10-K and Annual Report to Stockholders are available at www.proxyvote.com.

V21585-P97044

AAR CORP.
This proxy is solicited by the Board of Directors
Annual Meeting of Stockholders

The undersigned hereby appoints JOHN M. HOLMES and JESSICA A. GARASCIA, or either of them, with full power of substitution, as Proxies, and hereby authorizes them to represent the undersigned at the 2023 Annual Meeting of Stockholders of AAR CORP. to be held at 9:00 A.M. Central Time on September 19, 2023, or any adjournment or postponement thereof, and to vote, as designated on the reverse side of this Proxy, all shares of AAR CORP. Common Stock that the undersigned is entitled to vote. Such meeting will be held via the Internet at www.virtualshareholdermeeting.com/AIR2023.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations on the reverse side.

Continued and to be signed on reverse side